EXHIBIT 10.2

LEGACY YARDS TENANT LP,
Landlord
TO
COACH, INC.,
Tenant

Lease

Dated as of August 1, 2016

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10215331.19

5.04	GENERAL PROVISIONS	67
5.05	ASSIGNMENT AND SUBLEASE PROFITS	69
5.06	ELIGIBLE SUBTENANT; NON-DISTURBANCE	71
5.07	TENANT AS SUBTENANT OR ASSIGNEE	72
ARTICLE 6 SUBORDINATION; DEFAULT; INDEMNITY		72
6.01	SUBORDINATION	72
6.02	ESTOPPEL CERTIFICATE	74
6.03	DEFAULT	75
6.04	RE-ENTRY BY LANDLORD	75
6.05	DAMAGES	76
6.06	OTHER REMEDIES	76
6.07	RIGHT TO INJUNCTION	77
6.08	CERTAIN WAIVERS	77
6.09	NO WAIVER	77
6.10	HOLDING OVER	77
6.11	ATTORNEYS' FEES	78
6.12	NONLIABILITY AND INDEMNIFICATION	78
ARTICLE 7 INSURANCE; CASUALTY; CONDEMNATION		79
7.01	COMPLIANCE WITH INSURANCE STANDARDS	79
7.02	TENANT'S INSURANCE	80
7.03	SUBROGATION WAIVER	81
7.04	CONDEMNATION	81
7.05	CASUALTY	82
7.06	LANDLORD'S INSURANCE	85
ARTICLE 8 MISCELLANEOUS PROVISIONS		85
8.01	NOTICE	85
8.02	RULES AND REGULATIONS	87
8.03	SEVERABILITY	88
8.04	CERTAIN DEFINITIONS	88
8.05	QUIET ENJOYMENT	89
8.06	LIMITATION OF LIABILITY	89
8.07	COUNTERCLAIMS	89
8.08	SURVIVAL	89
8.09	CERTAIN REMEDIES; ARBITRATION	90
8.10	NO OFFER; COUNTERPARTS	92
8.11	CAPTIONS; CONSTRUCTION	92
8.12	AMENDMENTS	92
8.13	BROKER	92
8.14	MERGER	92
8.15	SUCCESSORS	92
8.16	APPLICABLE LAW	93
8.17	NO DEVELOPMENT RIGHTS	93
8.18	CONDOMINIUM	93

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10215331.19

8.19	EMBARGOED PERSON	94
8.20	DINING FACILITY; WET INSTALLATIONS	94
8.21	BUILDING AMENITIES	98
8.22	PARKING	98
8.23	GOVERNMENTAL INCENTIVES	99
8.24	CONFIDENTIALITY; PUBLICITY	100
8.25	RETAIL STANDARD	100
8.26	TENANT CREDITWORTHINESS	100
8.27	EVENTS	101
8.28	MEMORANDUM OF LEASE	102
8.29	REIT/UBTI COMPLIANCE	102
ARTICLE 9 RENEWAL RIGHT		103
9.01	RENEWAL RIGHT	103
9.02	RENEWAL RENT AND OTHER TERMS	105
ARTICAL 10 EXPANSION OPTIONS		107
10.01	FIRST EXPANSION OPTION	107
10.02	SECOND EXPANSION OPTION	111
ARTICLE 11 RIGHT OF FIRST OFFER		114
11.01	OFFER SPACE OPTION	114
ARTICLE 12 ROOF RIGHTS		117
12.01	ROOF RIGHTS	117
ARTICLE 13 SIGNAGE; NAMING; LEASING TO COMPETITORS		120
13.01	SIGNAGE	120
13.02	NAMING	121
13.03	ELEVATOR LOBBY AND PREMISES DOOR SIGNAGE	121
13.04	SIGNAGE REMOVAL	122
13.05	LEASING TO COMPETITORS OF TENANT	122
13.06	BUILDING EXTERIOR LIGHTING SYSTEM	123
13.07	COACH NAME	123
ARTICLE 14 LOBBY		123
14.01	COACH LOBBY	123
ARTICLE 15 TERRACE SPACE		125
15.01	TERRACE SPACE	125

EXHIBITS
A	Legal Description

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B-1	Floor Plans
B-2	Rentable Square Footage of Premises and Building
C	Rules and Regulations
D-1	Standard Cleaning Specifications
D-2	Green Cleaning Policy
E	Tenant's Initial Work Plans
F	HVAC Specifications
G	Elevator Specifications
H	Charges for Landlord Services and Personnel
I-1	Tenant Design Standards
I-2	Construction Rules
J	Intentionally Omitted
K	Approved Contractors
L	Telecommunications Plan
M-1	Form of Superior Mortgagee SNDA
M-2	Form of Superior Lessor RNDA
M-3	Form of PILOT SNDA/RNDA
M-4	Form of Condo SNDA
N	Form of Confidentiality Agreement
O	Location for Roof Equipment
P-1	Signage
P-2	Plaza Signage Prohibition Area
Q	Hoist Impact Area
R	Building Lobby and Coach Lobby
S	Design and Aesthetics of Food Hall
T	Security Specifications
U	Specifications for Building Exterior Lighting System
V	Insurance Minimum Coverage and Limits
W	Curb Space Location
X	25th Floor Fan Space
Y	Form of Landlord's Non-Disturbance Agreement
Z	LEED Certification Requirements
AA	Terra Firma Podium
BB	Existing Superior Rights
CC-1	Office Competitor of Tenant
CC-2	Retail Competitor of Tenant
DD	Arbiters
EE	Form of Memorandum of Lease
FF	BCG Competitors
GG	Public Plaza
HH	Replacement Landlord's Right of First Offer Provisions

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INDEX OF DEFINED TERMS

Definition	Where Defined

25th Floor Fan Space	Section 3.01
25th Floor Vayner Lease	Section 2.07
A&R POA	Section 2.07
AAA	Section 2.07
Acceptance Notice	Section 14.01
Additional Charges	Section 2.03
Additional Insureds	Exhibit V
Additional POA Amount	Section 2.08
Additional Tax Amount	Section 2.04
Additional Tax Payment	Section 2.04
Affected Related Portion	Section 4.11
Affiliate	Section 5.01
Alterations	Section 4.02
Amenity Floors	Section 5.06
Ancillary Office Uses	Section 1.05
Anticipated ES Inclusion Date	Section 10.01
Applicable Percentage	Section 6.10
Arbiter	Section 8.09
Assignment Consideration	Section 5.05
Available	Section 14.01
Base Cleaning Cost	Section 3.01
Base Impositions Amount	Section 2.05
Base Operating Amount	Section 2.07
Base Operating Year	Section 2.07
Base PILOT Amount	Section 2.04
Base PILOT Year	Section 2.04
Base POA Amount	Section 2.08
Base Rate	Section 4.08
BCG Competitor	Section 5.03
Broker	Section 8.13
Building	Recitals
Building Exterior Lighting System	Section 13.06
Building Lobby	Section 17.01
Building Standby Power System	Section 3.01
Business Days	Section 3.02
Business Hours	Section 3.02
Casualty	Section 7.05
CCP PILOT	Section 2.04
Coach Lobby	Section 14.01
Coach Lobby Signage	Section 13.01
Coach Tenant	Section 4.02

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Commencement Date	Section 1.02
Condominium	Section 8.18
Condominium Declaration	Section 8.18
Construction Period	Section 2.04
Contiguous Stairs	Section 3.01
Control	Section 5.01
CPI	Section 8.04
Curb Space	Section 3.01
Curing Party	Section 4.08
Curing Party Notice	Section 4.08
Decorative Alterations	Section 4.02
Desk Space User	Section 5.01
Development Agreement	Section 1.03
Dining Facility	Section 1.05
Dispute	Section 8.09
Dispute Notice	Section 8.09
Disputing Party	Section 8.09
East Hoist	Section 2.02
Effective Period	Section 2.04
Electricity Provider	Section 2.09
Elevator Bank Signage	Section 16.01
Eligible Sublease	Section 5.06
Eligible Subtenant	Section 5.06
Embargoed Person	Section 8.19
ERY Buildings	Section 2.07
First ES Fair Market Rent	Section 10.01
First ES Delivery Period	Section 10.01
First ES Inclusion Date	Section 10.01
First ES Response Notice	Section 10.01
Excess Cleaners	Section 3.01
Excluded Items	Section 2.05
Exhaust Systems	Section 8.20
Expiration Date	Section 1.02
Exterior Signage	Section 16.01
Extra Cleaning	Section 3.01
Fair Market Rent	Section 9.02
Fair Offer Rent	Section 14.01
First Class Office Building	Section 1.05
First Expansion Notice	Section 10.01
First Expansion Option	Section 10.01
First Expansion Space	Section 10.01
First Expansion Space Work Allowance	Section 10.01
First Five Year Renewal Term	Section 9.01
First Renewal Notice	Section 9.01
First Renewal Option	Section 9.01
First Ten Year Renewal Term	Section 9.01

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Fixed Cleaning Credit	Section 3.01
Fixed Rent	Section 2.02
Fixtures	Section 4.03
Force Majeure Events	Section 1.04
Functional Occupancy Standby Power	Section 3.01
Functional Occupancy Standby Power System	Section 3.01
GAAP	Section 2.07
Garage	Section 8.21
Green Cleaning Policy	Section 3.01
Hazardous Materials	Section 4.06
Holidays	Section 3.02
Hoist Impact Area	Section 2.02
Hoist Rate	Section 2.02
Hoist Use Credit	Section 2.02
Hoist Use Period	Section 2.02
Hoist Removal Date	Section 2.02
Tenant's Work	Section 4.01
IDA	Section 2.04
IDA Information Request	Section 2.04
Impositions	Section 2.05
Impositions Payment	Section 2.05
Increased Taxes Period	Section 2.06
Initial Meeting	Section 9.02
Interest Rate	Section 4.08
Internal Stairs	Section 3.01
Landlord	Introduction
Landlord Indemnified Party	Section 6.12
Landlord Services	Section 3.01
Landlord's Determination	Section 9.02
Landlord's Non-Disturbance Agreement	Section 5.06
Landlord's Rate	Section 2.09
Landlord's Statement	Section 2.07
Laws	Section 4.06
Lease Payments	Section 8.29
Lobby Signage	Section 16.01
Low-Rise Elevators	Section 3.01
Marketing Center Lease	Section 10.01
Marketing Center Renewal Option	Section 10.01
Marketing Center Space	Section 10.01
Marketing Center Space Vacancy Date	Section 10.01
Marketing Center Tenant	Section 10.01
Messenger Center	Section 3.01
Messenger Center Services	Section 3.01
Monthly Rate	Section 8.22
Net Effective Rental	Section 5.02
New Operating Expense Item	Section 5.02

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Non-Material Alteration	Section 4.02
Non-Material Alterations Cap	Section 4.02
Notice	Section 8.01
Offer Notice	Section 14.01
Offer Period	Section 14.01
Offer Space	Section 14.01
Offer Space Inclusion Date	Section 14.01
Offer Space Option	Section 14.01
Office Competitor of Tenant	Section 13.05
Office Premises	Section 1.01
Operating Expenses	Section 2.07
Operating Payment	Section 2.07
Operating Year	Section 2.07
OpEx Arbiter	Section 2.07
Other Disputing Party	Section 8.09
Other Sublease Considerations	Section 5.05
Outside Condenser Water Election date	Section 3.01
Permitted Uses	Section 1.05
Permitted Users	Section 1.05
PILOT	Section 2.04
PILOT Agreement	Section 2.04
PILOT Cessation Date	Section 2.04
PILOT Payment	Section 2.04
POA Amendment	Section 2.07
POA Base Year	Section 2.07
POA Charges	Section 2.07
POA Documents	Section 2.07
Premises	Section 1.01
Project	Recitals
Promotional Events	Section 8.27
Qualifying Tenant	Section 14.01
Records	Section 2.07
Recurring Additional Charges	Section 2.03
REIT	Section 8.29
Renewal Option	Section 9.01
Renewal Premises	Section 9.01
Renewal Term	Section 9.01
Rent	Section 2.01
Rent Commencement Date	Section 2.02
Requesting Party	Section 8.26
Reserved Generator Capacity	Section 3.01
Reserved Parking Outside Date	Section 8.22
Reserved Tonnage	Section 3.01
Restoration Work	Section 4.03
Restricted Areas	Section 4.04(d)
Retail Competitor of Tenant	Section 13.05

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RNDA	Section 6.01
Rules and Regulations	Section 8.02
Roof Equipment	Section 15.01
S/H Notice	Section 4.09
SAP Competitor	Section 5.03
Second ES Fair Market Rent	Section 10.02
Second ES Delivery Period	Section 10.02
Second ES Inclusion Date	Section 10.02
Second ES Response Notice	Section 10.02
Second Expansion Notice	Section 10.02
Second Expansion Option	Section 10.02
Second Expansion Space	Section 10.02
Second Expansion Space Work Allowance	Section 10.02
Second Five Year Renewal Notice	Section 9.01
Second Five Year Renewal Option	Section 9.01
Second Five Year Renewal Term	Section 9.01
Second Ten Year Renewal Notice	Section 9.01
Second Ten Year Renewal Option	Section 9.01
Second Ten Year Renewal Term	Section 9.01
Second S/H Notice	Section 4.09
Service Provider	Section 8.29
Signage Conditions	Section 16.01
SNDA	Section 6.01
Specialty Installations	Section 4.03
Storage Space	Section 1.01
Subject to CPI Increases	Section 8.04
Sublease Conditions	Section 5.03
Substantial Portion	Section 3.02
Successor Landlord	Section 6.01
Superior Lease	Section 6.01
Superior Lessor	Section 6.01
Superior Mortgage	Section 6.01
Superior Mortgagee	Section 6.01
Tax Payment	Section 2.06
Tax Year	Section 2.04
Taxes	Section 2.06
Ten Year Renewal Term	Section 9.01
Tenant	Introduction
Tenant Delay	Section 2.02
Tenant Indemnified Party	Section 6.12
Tenant Requisition	Section 3.05
Tenant's Basic Cost	Section 5.05
Tenant's Concierge	Section 14.01
Tenant's Contractors	Exhibit V
Tenant's Determination	Section 9.02
Tenant's Expansion Space Work	Section 5.05

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Tenant's Offer Notice	Section 5.02
Tenant's Operating Share	Section 2.07
Tenant's Parking Spaces	Section 8.22
Tenant's Property	Section 4.03
Tenant's Specialty Cleaning Contractors	Section 3.01
Tenant's Statement	Section 2.07
Tenant's Tax Share	Section 2.04
Tenant's Work	Section 4.02
Term	Section 1.02
Terrace Space	Section 18.01
Transfer Notice	Section 5.03
Unavoidable Delay	Section 8.04
Untenantable	Section 3.02
Vayner	Section 10.02
Vayner Lease	Section 10.02
Vayner Space	Section 10.02
Vayner Vacancy Date	Section 10.02
Vayner Vacancy Date Notice	Section 10.02
Violations	Section 4.11

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LEASE, dated as of August 1, 2016 (the “Effective Date”), between LEGACY YARDS TENANT LP (“Landlord”), a Delaware limited partnership whose address is c/o Related Companies, 60 Columbus Circle, New York, New York 10023 and COACH, INC. (“Tenant”), a Delaware corporation whose address is 516 West 34th Street, New York, New York 10001.
W I T N E S S E T H:
WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the building located on the land described on Exhibit A at the corner of 10th Avenue and 30th Street, New York, New York (together with all plazas, sidewalks and curbs adjacent thereto, the “Building”) as part of the Hudson Yards Development Project (the “Project”).
NOW, THEREFORE, Landlord and Tenant agree as follows:
ARTICLE 1

Premises; Term; Use

1.01 Demise. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, (i) the entire 9th through 23rd floors of the Building and (ii) a portion of the ground floor of the Building for storage space and a messenger center (collectively, the “Storage Space”) (collectively, the “Premises”; the Premises excluding the Storage Space and the Terrace Space is the “Office Premises”), in each case, as shown on the plans annexed as Exhibit B-1. Landlord and Tenant agree that the Office Premises is conclusively deemed to contain 693,938 rentable square feet, the Storage Space is conclusively deemed to contain 749 rentable square feet, and that the rentable square footage of each floor of the Office Premises and the Storage Space shall be as set forth on Exhibit B-2 annexed hereto.

1.02 Term. The term of this Lease (the “Term”) shall commence on the date hereof (the “Commencement Date”) and shall end, unless sooner terminated as herein provided, on the last day of the calendar month in which occurs the 20th anniversary of the day preceding the Rent Commencement Date (such date, as the same may be extended pursuant to Article 9, is called the “Expiration Date”).

1.03 Possession. As of the Commencement Date, Tenant is in possession of the Premises and Landlord shall be deemed to have delivered possession of the Premises to Tenant, and Tenant agrees to accept the same, “As Is” in its condition and state of repair existing as of the date hereof, and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Premises for Tenant’s occupancy except as expressly set forth herein and in the Development Agreement. “Development Agreement” means that certain Development Agreement dated as of April 10, 2013 between ERY Developer LLC (the “Developer”) and Coach Legacy Yards LLC (the “Coach Member”), as amended to date. This Section 1.03 constitutes “an express provision to the contrary” within the meaning of said Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

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1.04 Intentionally Omitted.

1.05 Use. (a) Subject to compliance with Laws (as the same may be contested by Tenant in accordance with Section 4.06 below), the Office Premises shall be used and occupied by Tenant (and any permitted subtenants and occupants) solely for executive, administrative and general office use (collectively, the “Primary Use”) and such ancillary uses in connection therewith as shall be required by Tenant in the operation of its business and, in each case, which are customarily permitted by landlords, and engaged in by similar tenants in, and are consistent with the standards and character of a first-class office buildings located in midtown Manhattan (which for purposes of this Lease shall be deemed to refer to the area of Manhattan from 33rd Street to 62nd Street which is situated between 3rd Avenue and 11th Avenue) of comparable, quality and character to the Building (each a “First Class Office Building” and, collectively, “First Class Office Buildings”), only, and for no other purpose. Such ancillary office uses (collectively, the “Ancillary Office Uses”) shall include, without limitation, the following ancillary uses; provided, that such Ancillary Office Uses are (x) ancillary to the Primary Use, (y) for the use of Tenant (and its permitted subtenants and occupants) and their employees, invitees, and other persons expressly entitled to use the Premises pursuant to the terms of this Lease, including, without limitation, invitees for Events in accordance with Section 8.27 (collectively, “Permitted Users”) and (z) permitted in accordance with all Laws (it being acknowledged that Landlord makes no representation that any of such ancillary uses are so permitted):

(i)training facilities and classrooms in connection with Tenant’s training programs for the exclusive use of Permitted Users;

(ii)subject to the provisions of Section 8.20 hereof, kitchens, cafeterias, dining facilities including, without limitation, executive dining rooms, test kitchens and private dining facilities for the preparation and sale of food and beverages (each, a “Dining Facility”), pantries for reheating by microwave or similar cooking equipment (which do not involve an open flame or require external ventilation), which may have dishwashers, refrigerators, vending machines and other customary and typical pantry items, in each case, for the exclusive use of Permitted Users;

(iii)an exercise facility for the exclusive use of Permitted Users (provided that (A) the entire floor on which any such exercise facility is located and the entire floor immediately below the floor on which such exercise facility is located shall be leased to Tenant and (B) Tenant shall cause such exercise facility to be constructed, operated and maintained so that no noise or vibration will emanate from the Premises to other portions of the Building not leased or occupied pursuant to this Lease (except to a de minimis extent));

(iv)duplicating, reproduction and/or offset or other printing facilities (provided that Tenant shall cause such facilities to be constructed, operated and maintained so that no noise or vibration will emanate from the Premises to any other portions of the Buildings (except to a de minimis extent));

(v)board rooms, conference rooms, meeting rooms, an auditorium and conference centers for the exclusive use of Permitted Users;

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(vi)a day care center for the exclusive use of Permitted Users;

(vii)exhibition areas not open to the public;

(viii)storage and file rooms;

(ix)shipping and mail rooms;

(x)computer and data processing rooms;

(xi)a company store located in the Premises for the exclusive use of Permitted Users and, by invitation only, other invitees of Tenant, and which is not open for off-the-street retail sales to the general public (provided that (i) such company store shall have no exterior displays or exterior signage except for one identification sign on the door to such company store which shall be subject to Landlord’s approval if and to the extent such identification sign is visible from the exterior of the Premises and which approval, if required, shall not be unreasonably withheld, conditioned or delayed and (ii) all visitors to such company store must enter the Building through the Coach Lobby);

(xii)an infirmary and medical offices for the exclusive use of Permitted Users;

(xiii)a travel agency for the exclusive use of Permitted Users;

(xiv)audiovisual and closed circuit television facilities;

(xv)graphic design facilities;

(xvi)subject to the provisions of Section 4.06(c)(i), a product testing center operated by Tenant for the exclusive use of Permitted Users (provided that the entire floor immediately below the floor on which such product testing center is located shall be leased to Tenant or shall be a mechanical floor);

(xvii)facilities operated by Tenant (but not by any subtenant or occupant of Tenant unless such subtenant or occupant is an Affiliate of Tenant) for the assembly and manufacturing of sample products of Tenant or an Affiliate of Tenant, if permitted under the Zoning Resolution of the City of New York, effective December 15, 1961, as amended or restated from time to time, and all other applicable Laws, and subject to the insurance requirements set forth in Section 7.02 and Section 7.03;

(xviii)subject to Section 8.27, for Events; and

(xix)private showers and lavatory facilities for the exclusive use of Permitted Users.

For the purposes of this Lease the Primary Use and the Ancillary Office Uses are sometimes collectively referred to as the “Permitted Uses”.

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(b)Subject to compliance with Laws, the Storage Space shall be used and occupied by Tenant (and any permitted subtenants or occupants) solely for storage purposes ancillary to Tenant’s (and any permitted subtenant’s or occupant’s ) use of the Office Premises and consistent with the standards and character of a First Class Office Building only, and for no other purpose.

(c)Notwithstanding anything to the contrary contained herein, except as set forth in Section 1.05(a)(xvii), in no event shall manufacturing be performed in or about any portion of the Premises.

(d)Except to the extent expressly permitted pursuant to Section 1.05(a), in no event shall the Premises be used for any of the following: (a) pornographic purpose or as a massage parlor, (b) adult bookstore, (c) peep show or adult entertainment facility, (d) a check cashing establishment, (e) the sale of drug paraphernalia or so-called “head shop, (f) a clinic for the treatment of alcoholism or drug addiction, (g) a so-called “sex shop”, or an establishment which permits or presents obscene, nude or semi-nude performances or modeling (it being agreed that main-stream industry type fashion shows and other similar events held in the ordinary course of Coach Tenant’s business and consistent with the standards and character of a First Class Office Building shall not be deemed to violate this clause (g)), (h) a gambling or gaming establishment (such as, without limitation, a sport gambling, casino gambling or similar establishment), or otherwise for gambling or the sale of gambling-related items (except as part of Tenant’s charitable activities), (i) a so-called “flea market”, dollar store or thrift store, (j) a billiards or pool hall, (k) an office, store, reading room, headquarters, center or other facility principally devoted or opposed to the promotion, advancement, representation, purpose or benefit of: (1) any political party, political movement or political candidate or (2) any religion, religious group or religious denomination, (l) a funeral parlor, (m) an arcade, (n) a pawn shop, (o) a banking, trust company, or safe deposit business, in each case open for business to the general public as distinguished from business invitees, (p) a savings bank, a savings and loan association, or a loan company, in each case open for business to the general public as distinguished from business invitees, (q) the sale of travelers’ checks and/or foreign exchange, in each case open for business to the general public as distinguished from business invitees, (r) a stock brokerage office whose business involves off-the-street retail sales to the general public as distinguished from business invitees, (s) a restaurant, bar or for the sale of food or beverages (except to the extent expressly permitted pursuant to Sections 1.05(a)(ii) and (xviii) ), (t) photographic reproductions and/or offset printing (other than such incidental printing as Tenant may perform in connection with the conduct of Tenant’s usual business operations (and as otherwise expressly permitted pursuant to Section 1.05(a)(iv)), (u) an employment or travel agency (except for an executive search firm or except as expressly permitted pursuant to Section 1.05(a)(xiii)), (v) a school or classroom (except to the extent expressly permitted pursuant to Section 1.05(a)(i)), (w) medical or psychiatric offices (except to the extent expressly permitted pursuant to Section 1.05(a)(xii)), (x) conduct of an auction (except in connection with a Permitted User’s business or as part of a Permitted User’s charitable activities), or (y) offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them. Tenant shall not use the Premises, and shall not permit the Premises to be used, for any purpose which would lower the character of the Building as a First Class Office Building or which would constitute a public or private nuisance, or which would impair the soundness and safety of the Building or interfere (other than to a de minimis extent) with the use and operation of the common areas of the Building, the Building systems or the premises of any other tenant or Landlord in the Building.

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(e)Landlord shall or shall cause Developer to obtain a temporary certificate of occupancy for the Building pursuant to and in accordance with the terms of the Development Agreement, and shall thereafter exercise reasonable efforts to obtain and maintain a permanent base building certificate of occupancy for the Building, but shall maintain at a minimum the temporary certificate of occupancy for the Building required to be obtained by Developer in accordance with the terms of the Development Agreement throughout the Term. Subject to Tenant or the Coach Member’s completion of the Coach TCO Work (as defined in the Development Agreement), Landlord shall or shall cause Developer to obtain a temporary or permanent certificate of occupancy for the Premises pursuant to and in accordance with the terms of the Development Agreement and shall maintain the same throughout the Term.

(f)If Tenant requires an amendment to the certificate of occupancy of the Building to use the Premises for any of the uses permitted pursuant to this Section 1.05 that is not otherwise required to be obtained by Developer pursuant to the Development Agreement, Landlord shall file for and use commercially reasonable efforts to obtain such an amendment to the certificate of occupancy; provided, that neither this Lease nor any of Tenant’s obligations hereunder shall be conditioned upon Landlord obtaining the same, and, provided further that Tenant shall reimburse Landlord for Landlord’s actual out-of-pocket costs incurred in connection therewith within 30 days after receipt of an invoice therefor (accompanied by reasonable back-up documentation) as Additional Charges. If Tenant desires to obtain any special permits for use of the Premises, including a public assembly permit, Landlord shall reasonably cooperate with respect to the same to the extent such cooperation is reasonably necessary (including signing such certificates and applications as may be reasonably requested by Tenant, and performing such other reasonable ministerial and non-ministerial requirements as and to the extent required); provided, that obtaining any such permits shall be the sole responsibility of Tenant and provided further that Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred by Landlord in connection therewith within 30 days after receipt of an invoice therefor (accompanied by reasonable back-up documentation) as Additional Charges.

(g)Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, for their intended uses and subject to the applicable provisions of this Lease, (i) the public areas of the Building, including, without limitation, the common lobbies, corridors, stairways, elevators and loading docks of the Building and (ii) if the Premises includes less than the entire rentable square footage of any floor, the common toilets, corridors and elevator lobby of such floor.

ARTICLE 2

Rent

2.01 Rent. “Rent” shall consist of Fixed Rent and Additional Charges.

2.02 Fixed Rent. The fixed rent (“Fixed Rent”) shall be as follows:

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(a)for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the 5th anniversary of the Rent Commencement Date at the rate per annum of (i) $65.00 per rentable square foot of the Office Premises and (ii) $40.00 per rentable square foot of the Storage Space;

(b)for the period commencing on the 5th anniversary of the Rent Commencement Date and ending on the day immediately preceding the 10th anniversary of the Rent Commencement Date at the rate per annum of (i) $71.50 per rentable square foot of the Office Premises and (ii) $44.00 per rentable square foot of the Storage Space;

(c)for the period commencing on the 10th anniversary of the Rent Commencement Date and ending on the day immediately preceding the 15th anniversary of the Rent Commencement Date at the rate per annum of (i) $78.65 per rentable square foot of the Office Premises and (ii) $48.40 per rentable square foot of the Storage Space; and

(d)for the period commencing on the 15th anniversary of the Rent Commencement Date and ending upon the Expiration Date (or, if the Term is extended pursuant to Article 9, the date of expiration of the initial Term) at the rate per annum of (i) $86.50 per rentable square foot of the Office Premises and (ii) $53.24 per rentable square foot of the Storage Space.

For the purposes of this Lease, “Rentable Square Feet”, “Rentable Square Footage”, “rentable square feet” or “RSF” shall mean the rentable square feet of the Building (including, without limitation, the Premises) determined by using the Measurement Standard. “Measurement Standard” means calculating the “Usable Area” in accordance with the Real Estate Board of New York (“REBNY”) Recommended Method of Floor Measurement for Office Buildings, effective January 1, 1987 and as subsequently amended in 2003 and computing the rentable area utilizing a loss factor from rentable to usable for a full office floor of 27%. By way of example, if a full floor contained 10,000 usable square feet, such full floor would be deemed to contain 13,699 rentable square feet, obtained by dividing 10,000 by .73 (USF/[1-Loss Factor] = RSF). For a partial floor, the number of usable square feet contained within the common areas on such floor would be allocated on a proportional basis among the leasable areas on such floor before applying the loss factor.
(e)Fixed Rent shall be payable by Tenant in equal monthly installments in advance commencing on the Rent Commencement Date and on the first day of each calendar month thereafter (provided that if the Rent Commencement Date is not the first day of a month, then Fixed Rent for the month in which the Rent Commencement Date occurs shall be prorated (based on the number of days elapsed and the actual number of days in such month) and paid on the Rent Commencement Date). “Rent Commencement Date” means the Effective Date, as the Rent Commencement Date may be extended as expressly provided in this Lease. If, at any time after the Commencement Date but prior to the Rent Commencement Date, Tenant is expressly entitled under this Lease to an abatement of Fixed Rent and/or Additional Charges, then the amount of any such abatement (such amount to be equal to the Rent that would have been due and payable during the abatement period had the Rent Commencement Date occurred on the same date as the Commencement Date) shall be credited against the first Rents becoming due hereunder after the occurrence of the Rent Commencement Date.

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(f)(A)    Notwithstanding anything to the contrary contained herein, from and after the date hereof until the date that is 6 months following the date on which Tenant first occupies the Premises (or portion thereof) for the normal conduct of business in the ordinary course (the “Hoist Use Period”), Landlord may continue to maintain and use the construction hoist located on the 10th Avenue side of the Building (the “East Hoist”) on the following terms and conditions:
(i)    For each month during the Hoist Use Period (and for each month or partial month thereafter to and including the Hoist Removal Date), as Tenant’s sole and exclusive remedy therefor, Tenant shall receive a credit against the Rent payable in an amount (the “Hoist Use Credit”) equal to the product of (x) the applicable Hoist Rate multiplied by (y) the Hoist Impact Area, which Hoist Use Credit shall be prorated for any partial month. The foregoing rent credit shall be applied from and after the Rent Commencement Date until fully credited.
(ii)    At all times during the Hoist Use Period (and thereafter until the Hoist Removal Date, excepting any East Hoist brackets that may remain), the curtain wall enclosing the applicable portion of the Premises (or the façade surrounding the same) shall have been completed and finished in a water and weather-tight manner in compliance with all applicable Laws.
(iii)    All temporary fire-rated walls required by applicable Law to demise the Hoist Impact Area from the balance of the Premises shall be installed and removed by Landlord at Landlord’s sole cost and expense (and not as an Operating Expense).
(v)    Landlord shall use Best Efforts to cause the Hoist Removal Date to occur prior to the end of the Hoist Use Period (it being acknowledged and agreed, however, but without limiting Landlord’s liability under Section 2.02(f)(C), that Landlord’s liability for the failure of the Hoist Removal Date to occur on or prior to the expiration of the Hoist Use Period shall be limited to the Hoist Use Credit as provided herein). “Best Efforts” means the commercially reasonable efforts that a well-qualified and diligent development manager would use to fulfill its obligations, using its best professional skill and judgment and consistent with best practices in the industry.
(B) “Hoist Impact Area” means an amount of rentable square feet equal to two (2) times the rentable square feet of the Premises affected by the East Hoist as shown on Exhibit Q. “Hoist Rate” means a rate per annum equal to (x) $0 for the period commencing on the first day of the Hoist Use Period and continuing until the date that is six (6) months following the date on which Tenant first occupies the Premises (or portion thereof) for the normal conduct of business in the ordinary course, (y) $80.00 for the seventh month following the date on which Tenant first occupies the Premises (or portion thereof) for the normal conduct of business in the ordinary course, and (z) an additional $20.00 for each additional month thereafter until the occurrence of the Hoist Removal Date (i.e., $100 for the eighth month, $120 for the ninth month, and so on). “Hoist Removal Date” means the date on which Landlord removes the East Hoist and any brackets relating to the East Hoist, and patches any penetrations through the core of the Premises (or the façade surrounding the same) resulting from the East Hoist and completes and finishes the curtain wall enclosing the Premises (or the façade surrounding the same) in a water

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and weather-tight manner, it being agreed that if Landlord is delayed in completing any of the foregoing as a result of any Tenant Delay, then the Hoist Removal Date shall be deemed to have occurred on the date Landlord would have completed the foregoing if there was no such Tenant Delay.
(C)    Landlord shall indemnify, defend, reimburse, and hold harmless Tenant and each of the Tenant Indemnified Parties, from and against any and all claims arising out of or relating to the continued use of the East Hoist or presence of the East Hoist on the Building from and after the date hereof until the Hoist Removal Date, except to the extent such continued use or presence of the East Hoist results from any Tenant Delay or to the extent any such claims result from any negligence or willful misconduct of Tenant or persons claiming by, through or under Tenant.
(D)    “Tenant Delay” means any delay that Landlord may encounter in commencing or performing any of Landlord’s obligations under this Lease to the extent due to any acts or omissions of Tenant, its agents, consultants, employees, contractors or subcontractors, including, without limitation, delays due to changes in or additions to Base Building Work (as defined in the Development Agreement) requested by Tenant, delays by Tenant in submission of information or giving authorizations or approvals or delays due to the postponement of any Base Building Work at the request of Tenant. Landlord shall notify Tenant, in writing, of any Tenant Delay arising from any such act or omission within 5 Business Days after Landlord actually becomes aware that such act or omission will result or has resulted in Tenant Delay (and such notice shall specify in reasonable detail the cause of the delay), failing which such delay shall constitute a Tenant Delay only from and after the date Landlord notifies Tenant thereof.
2.03 Additional Charges. “Additional Charges” means PILOT Payments, Additional Tax Payments, Impositions Payments, Tax Payments, Operating Payments, and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be Rent. “Recurring Additional Charges” means Additional Tax Payments, Impositions Payments, Operating Payments and either PILOT Payments or Tax Payments, as applicable.

2.04 PILOT Payments. (a)  “Base PILOT Amount” means (i) the CCP PILOT payable by Landlord pursuant to the PILOT Agreement for the fourth (4th) Tax Year (the “Base PILOT Year”) following the Construction Period and (ii) the Annual Administration Fee payable by Landlord for the Building pursuant to the PILOT Agreement for the Base PILOT Year. “Construction Period” and “CCP PILOT” shall each have the meaning ascribed to such term in the PILOT Agreement.
(b)“PILOT Agreement” means that certain Amended and Restated Agency Lease Agreement effective as of the date hereof by and between the New York City Industrial Development Agency (the “IDA”) and Landlord, as the same may be modified from time to time.

(c)“PILOT” means, with respect to any Tax Year, (i) the CCP PILOT payable by Landlord for such Tax Year pursuant to the PILOT Agreement, (ii) any reasonable expenses incurred in contesting the assessed value of the Building, which expenses shall be

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allocated to the Tax Year(s) (including the Base PILOT Year) to which such expenses relate and (iii) the “Annual Administrative Fee” (as defined in the PILOT Agreement). Notwithstanding the foregoing, “PILOT” shall not include any incremental or additional amount payable by Landlord under the PILOT Agreement due to (1) an “Event of Default” (as defined in the PILOT Agreement) thereunder which is not caused by a default by Tenant under this Lease or (2) “Other Improvement Taxes” (as defined in the PILOT Agreement), nor shall “PILOT” include any amounts included in the definition of “Taxes” or “Impositions” below or for which Tenant has otherwise reimbursed Landlord hereunder.

(d)“Tax Year” means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

(e)“Tenant’s Tax Share” means 38.41%, which is calculated by dividing (i) the then total rentable square footage of the Premises by (ii) the then total rentable square footage of the Building. The initial rentable square footage of each office floor in the Building shall be as set forth on Exhibit B-2 annexed hereto and Tenant’s Tax Share shall not be increased or decreased during the Term, other than to reflect the incorporation of additional space into the Premises or the Building, or the removal of any space from the Premises or the Building, pursuant to any exercise of any of Landlord’s or Tenant’s rights expressly provided herein.

(f)(i) If PILOT for any Tax Year from and after July 1 of the Tax Year immediately following the Base PILOT Year until the “Cessation Date” (as defined in the PILOT Agreement; such date shall hereinafter be referred to in this Lease as the “PILOT Cessation Date”), shall exceed the Base PILOT Amount, Tenant shall pay to Landlord (each, a “PILOT Payment”) Tenant’s Tax Share of the amount by which PILOT for such Tax Year is greater than the Base PILOT Amount. The PILOT Payment for each Tax Year shall be due and payable by Tenant in installments in the same manner that PILOT for such Tax Year is due and payable by Landlord, whether as directed under the PILOT Agreement or to a Superior Lessor or Superior Mortgagee (provided that, notwithstanding that a Superior Lessor or Mortgagee may require installments of PILOT to be paid more frequently than would be required under the PILOT Agreement, in no event shall the aggregate PILOT Payment with respect to any Tax Year be increased, nor shall installments of PILOT Payments be payable hereunder less frequently than twice per calendar year, because Landlord is required to pay PILOT to a Superior Lessor or Superior Mortgagee). Tenant shall pay the PILOT Payment (or any installment thereof) within 30 days after the rendering of a statement therefor by Landlord to Tenant, which statement may be rendered so as to require the PILOT Payment (or installment thereof) to be paid by Tenant 5 Business Days prior to the date such PILOT Payment (or installment thereof) first becomes due and payable by Landlord. The statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Tax Share of the particular installment(s) of PILOT being billed. If there shall be any increase in the PILOT for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the PILOT for any Tax Year, the PILOT Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be (in accordance with Sections 2.04(g) and 2.08(a), to the extent applicable). In no event, however, shall PILOT be reduced below the Base PILOT Amount.

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(ii)In addition to the PILOT Payments set forth above, and the Impositions Payment and Tax Payment set forth below, Tenant shall pay, as Additional Charges on account of real property taxes, for each calendar year (or portion thereof) throughout the Term of this Lease from and after January 1 of the first Tax Year following the Construction Period, an amount equal to the product of (A) the applicable Additional Tax Amount, multiplied by (B) the number of rentable square feet contained in the Premises (the “Additional Tax Payment”); provided, that if the rentable square footage of the Premises varies during any calendar year, such variation shall be taken into account for purposes of the calculation of the Additional Tax Payment for such calendar year. The Additional Tax Payment shall be due and payable in equal installments on the dates on which PILOT Payments (or installments thereof) are due and payable by Tenant. Tenant shall pay each such installment within 30 days after the rendering of a statement therefor by Landlord to Tenant, which statement may be rendered so as to require such installments to be paid by Tenant on the same dates on which Tenant is required to pay PILOT Payments (or installments thereof). The “Additional Tax Amount” shall be (I) $0.50 for the calendar year beginning on January 1 of the first Tax Year following the Construction Period, (II) $1.00 for the calendar year beginning on January 1 of the second Tax Year following the Construction Period, (III) $1.60 for the calendar year beginning on January 1 of the third Tax Year following the Construction Period and (iv) $1.90 for each calendar year thereafter for the full remaining Term of this Lease. By way of example, if the Premises contains 700,000 rentable square feet during the calendar year beginning on January 1 of the second Tax Year following the Construction Period, the Additional Tax Payment for the calendar year beginning on such January 1 shall be $700,000.00 (i.e., $1.00 x 700,000 = $700,000.00).

(g)If Landlord shall receive a refund of PILOT allocable to any Tax Year in which PILOT exceeded the Base PILOT Amount (or a credit in lieu of such a refund), Landlord shall promptly notify Tenant of such refund and shall pay to Tenant Tenant’s Tax Share of the net refund or credit (after deducting from such refund or credit the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the PILOT for such Tax Year) within 30 days after receipt of such refund; provided, that such payment to Tenant shall in no event exceed (i) if such refund is allocable to one Tax Year, Tenant’s PILOT Payment paid for such Tax Year or (ii) if such refund is allocable to more than one Tax Year, the aggregate Tenant’s PILOT Payments for such Tax Years.

(h)If the PILOT comprising the Base PILOT Amount is reduced as a result of an appropriate proceeding or otherwise, the PILOT as so reduced shall for all purposes be deemed to be the Base PILOT Amount and Landlord shall notify Tenant of the amount by which the PILOT Payments previously made were less than the PILOT Payments required to be made under this Section 2.04, and Tenant shall pay the deficiency within 30 days after demand therefor. Additionally, if Landlord actually receives a discount for early payment or prepayment of PILOT, Tenant shall be entitled to Tenant’s Tax Share of the benefit of any such discount for any early payment or prepayment of PILOT (but only if and to the extent Tenant shall have made an early payment or prepayment for Tenant’s Tax Share of such PILOT).

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(i)Landlord shall, with respect to each Tax Year, initiate and pursue in good faith an application or proceeding seeking a reduction in the assessed valuation of the Building, except that Landlord shall not be required to initiate or pursue any such application or proceeding for any such Tax Year if Landlord (1) obtains with respect to such Tax Year a letter from a well known and reputable certiorari attorney that in such person’s opinion, considering only the Building (and not any other real estate owned by Landlord or any of its Affiliates), it would not be advisable or productive to bring such application or proceeding for the Tax Year in question and (2) provides a verbal explanation of the reason(s) for such opinion. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any PILOT or Taxes or to bring any application or proceeding seeking a reduction in PILOT, Taxes or assessed valuation or otherwise challenging the determination thereof.

(j)(i)    Promptly following Tenant’s receipt of written request (“IDA Information Request”) from Landlord, Tenant shall cooperate with Landlord in complying with the disclosure and reporting requirements relating to subtenant information required under the PILOT Agreement, including, without limitation, by furnishing such information and/or completing such questionnaires and reports as may be required to assist Landlord in satisfying the requirements of Section 8.7 (Employment Matters), Section 8.8 (Non-Discrimination), Section 8.14 (Automatically Deliverable Documents), Section 8.15 (Requested Documents) and Section 8.16 (Periodic Reporting Information for the Agency) of the PILOT Agreement, which IDA Information request shall specifically set forth the information and/or questionainnaires Landlord is requesting from Tenant and reference any specific sections of the PILOT Agreement requiring the same. Tenant shall furnish any such information and deliver any such completed questionnaires and reports to Landlord within 10 Business Days of Tenant’s receipt of the applicable IDA Information Request.

(ii)Tenant represents that Tenant’s occupancy at the Project will not result in the removal of a plant or facility of such Tenant located outside of the City of New York, but within the State of New York, to the Project or in the abandonment of one or more such plants or facilities of Tenant located outside of the City of New York but within the State of New York.

(iii)Tenant represents that neither Tenant nor any Principal of Tenant (A) is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Agency or the City, unless such default or breach has been waived in writing by the Agency or the City, as the case may be, (B) has been convicted of a misdemeanor related to truthfulness and/or business conduct in the past 5 years, (C) has been convicted of a felony in the past 10 years, (D) has received formal written notice from a federal, state or local governmental agency or body that such Person is currently under investigation for a felony criminal offense, or (E) has received written notice of default in the payment to the City of any taxes, sewer rents or water charges, which have not been paid, unless such default is currently being contested with due diligence in proceedings in court or other appropriate forum. For purposes of this paragraph (iii) only, all capitalized terms used in this paragraph (iii) (other than the term “Tenant”) shall have the meanings ascribed to them in the PILOT Agreement.

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(iv)Tenant covenants that at all times from and after the Commencement Date through the expiration or earlier termination of this Lease (the “Effective Period”), Tenant shall ensure that employees and applicants for employment with the Tenant are treated without regard to their race, color, creed, age, sex or national origin. As used in this paragraph (iv) only, the term “treated” shall mean and include the following: recruited, whether by advertising or other means; compensated, whether in the form of rates of pay or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; downgraded; demoted; transferred; laid off; and terminated.

(v)Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, liability, damage or expense (including, without limitation, reasonable attorneys’ fees, disbursements and court costs) actually incurred by Landlord (or any of its affiliates) arising from any failure of Tenant to comply in all respects with Sections 2.04(j)(i) or 2.04(j)(iv) or any misrepresentation by Tenant contained in Sections 2.04(j)(ii) or 2.04(j)(iii). If any amount payable by Landlord under the PILOT Agreement is greater than it would otherwise be, or if any additional amount is payable by Landlord under the PILOT Agreement, in either case, due to any failure of Tenant to comply in all respects with Sections 2.04(j)(i) or 2.04(j)(iv) or any misrepresentation by Tenant contained in Sections 2.04(j)(ii) or 2.04(j)(iii), Tenant shall pay to Landlord 100% of the amount by which such amount payable is so greater than it would otherwise be or 100% of the additional amount payable, as the case may be, within 10 days after Landlord’s demand therefor. If any amount payable by Landlord under the PILOT Agreement is greater than it would otherwise be, or if any additional amount is payable by Landlord under the PILOT Agreement, in either case, due to any “Event of Default” (as defined in the PILOT Agreement) under the PILOT Agreement which is not caused by any act or omission of, or breach of any representation or warranty by, Tenant, Tenant shall have no liability to pay for any of such incremental amount by which Landlord’s payment obligation is so greater or such additional amount.

2.05 Impositions.

(a)“Base Impositions Amount” means the sum of (i) one-half of the Impositions (excluding any amounts described in Section 2.05(b)(ii)) for the Tax Year during which the Construction Period ends and (ii) one-half of the Impositions (excluding any amounts described in Section 2.05(b)(ii)) for the first Tax Year that commences following the end of the Construction Period.
(b)“Impositions” means (i) subject to clause (B) of the last sentence of this Section 2.05(b), any and all real estate taxes, vault taxes, assessments and special assessments, levied, assessed or imposed upon or with respect to the Building by any federal, state, municipal or other government or governmental body or authority, including, without limitation, any taxes, assessments or charges imposed upon or against the Building or Landlord solely with respect to any business improvement district in which the Building is located or that is otherwise applicable to the Building and (ii) any market customary out-of-pocket actual expenses incurred by Landlord in contesting such taxes, assessments or charges, which expenses shall be allocated to the Tax Year (including the Base PILOT Year but without duplication of any such expenses included in the

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definition of “PILOT” or “Taxes” herein or for which Tenant has otherwise reimbursed Landlord for) to which such expenses relate. If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as a substitute for (as evidenced by either the terms of the legislation imposing such tax or assessment, the legislative history thereof or other documents or evidence which reasonably demonstrates that such tax or assessment was intended to serve as a real estate tax or fulfill substantially the same function as existing real estate taxes), the whole or any part of such taxes now imposed on real estate (other than real estate taxes levied by the City of New York) there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, business improvement district in which the Building and/or Project is located and transportation taxes, fees and assessments, then, provided that Landlord can reasonably establish a legislative or other relevant authoritative basis for such addition or substitution, all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in “Impositions” (provided that the same shall be computed as if Landlord’s sole asset were the Building). If the owner, or lessee under a Superior Lease, of all or any part of the Building is an entity exempt from the payment of taxes, assessments or charges described in clause (i), there shall be included in “Impositions” the taxes, assessments or charges described in clause (i) which would be so levied, assessed or imposed if such owner or lessee were not so exempt and such taxes, assessments or charges shall be deemed to have been paid by Landlord on the dates on which such taxes, assessments or charges otherwise would have been payable if such owner or lessee were not so exempt but only to the extent Landlord is actually obligated to and does pay such taxes, assessments or charges. “Impositions” shall not include (A) any capital stock or transfer tax, (B) any real property taxes levied by the City of New York, (C) any taxes, assessments or charges which would otherwise constitute Impositions to the extent included in Operating Expenses pursuant to Section 2.07, (D) any taxes on Landlord’s, a Superior Lessor’s or a Superior Mortgagee’s income (except to the extent expressly set forth in this Section 2.05(b) with respect to taxes on rents), (E) any corporation, unincorporated business or franchise taxes, (F) any estate, gift, succession or inheritance taxes, (G) any taxes or assessments directly imposed on any sign attached to or located on the Building or Project, (H) any occupancy taxes required to be paid by Landlord or its Affiliates by reason of Landlord’s or its Affiliates’ tenancy or occupancy in the Building, (I) any late payments, charges, interest or penalties assessed against Landlord, except to the extent with respect to a payment of Impositions, that part or all of which was the responsibility of Tenant hereunder, and which Tenant did not make in a timely manner or did not make at all and (J) any Agency Project Fee, HYIC Project Fee, Per Diem Fees, or PILOMRT Amount (as each such terms are defined in the PILOT Agreement) (the items set forth in clauses (A)-(J), collectively, the “Excluded Items”).

(c)For each Tax Year from and after January 1 of the first Tax Year following the Construction Period, if Impositions for any Tax Year shall exceed the Base Impositions Amount, Tenant shall pay to Landlord (each, an “Impositions Payment”) Tenant’s Tax Share of the amount by which Impositions for such Tax Year are greater than the Base Impositions Amount (provided that the Impositions Payment attributable to the 6-month period from January 1 of the first Tax Year following the Construction Period through June 30 of said first Tax Year following the Construction Period shall be 50% of Tenant’s Tax Share of the amount by which Impositions

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for the first Tax Year following the Construction Period exceed the Base Impositions Amount). The Impositions Payment for each Tax Year shall be due and payable in installments in the same manner that Impositions for such Tax Year are due and payable by Landlord, whether to the applicable taxing authority or to a Superior Lessor or Superior Mortgagee (provided that, notwithstanding that a Superior Lessor or Mortgagee may require installments of Impositions to be paid more frequently than would be required by the applicable taxing authority, in no event shall the aggregate Impositions Payment with respect to any Tax Year be increased because Landlord is required to pay Impositions to a Superior Lessor or Superior Mortgagee). If by Law any assessment included in Impositions may be paid in multiple installments without the imposition of any interest, fee or other charge, provided that no Superior Lessor or Superior Mortgagee requires Landlord to pay such assessment on a different schedule (but no less frequently than semi-annually), such assessment shall be payable hereunder in the maximum number of installments so permitted by Law without imposition of any interest, fee or other charge. Tenant shall pay Tenant’s Tax Share of each such installment within 30 days after the rendering of a statement therefor by Landlord to Tenant, which statement may be rendered so as to require Tenant’s Tax Share of Impositions to be paid by Tenant 5 Business Days prior to the date such Impositions first become due and payable by Landlord. The statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Tax Share of the particular installment(s) being billed (and, upon written request from Tenant, Landlord shall provide Tenant with a copy of the tax bill from the taxing authorities relevant to the computation of Tenant’s Tax Share of the particular installment(s) being billed). If there shall be any increase in the Impositions for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Impositions for any Tax Year, the Impositions Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be (in accordance with Sections 2.05(c) and 2.08(a), to the extent applicable). In no event, however, shall Impositions be reduced below the Base Impositions Amount.

(d)If Landlord shall receive a refund (or credit in lieu of refund) of Impositions allocable to any Tax Year in which Impositions exceeded the Base Impositions Amount, Landlord shall promptly notify Tenant of such refund and shall pay to Tenant Tenant’s Tax Share of the net refund (after deducting from such refund the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the Impositions for such Tax Year) within 30 days after receipt of such refund; provided, that such payment to Tenant shall in no event exceed (i) if such refund is allocable to one Tax Year, Tenant’s Impositions Payment paid for such Tax Year or (ii) if such refund is allocable to more than one Tax Year, the aggregate Tenant’s Imposition Payments for such Tax Years.

(e)If Landlord receives a discount for early payment or prepayment of Impositions, Tenant shall be entitled to Tenant’s Tax Share of the benefit of any such discount for any early payment or prepayment of Impositions (but only if and to the extent Tenant shall have made an early payment or prepayment for Tenant’s Tax Share of such Impositions).

(f)If the Base Impositions Amount is reduced as a result of an appropriate proceeding or otherwise, Landlord shall notify Tenant of the amount by which any Impositions Payments previously made were less than the Impositions Payments required to be made under this Section 2.05, and Tenant shall pay the deficiency within 30 days after demand therefor.

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(g)Tenant shall pay any and all commercial rent occupancy tax and any other occupancy tax or rent tax relating to the Premises now in effect or hereafter enacted. If any occupancy tax or rent tax (including, without limitation, any commercial rent occupancy tax) now in effect or hereafter enacted shall be payable by Landlord in the first instance or hereafter is required to be paid by Landlord, then Tenant shall reimburse Landlord as Additional Charges for all such amounts paid within 30 days after demand therefor.

2.06 Tax Payments. (a)  “Taxes” means (i) the real estate taxes levied, assessed or imposed upon or with respect to the Building by the City of New York and (ii) any market customary expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building, which expenses shall be allocated to the Tax Year (including the Base PILOT Year but without duplication of any such expenses included in the definition of “PILOT” or “Impositions” herein or for which Tenant has otherwise reimbursed Landlord) to which such expenses relate. If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as a substitute for, the whole or any part of such real estate taxes now imposed there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, business improvement district in which the Building is located or that is otherwise applicable to the Building and transportation taxes, fees and assessments, then, provided that Landlord can reasonably establish a legislative or other relevant authoritative basis for such addition or substitution, all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in “Taxes” (provided that the same shall be computed as if Landlord’s sole asset were the Building). If the owner, or lessee under a Superior Lease, of all or any part of the Building is an entity exempt from the payment of taxes described in clause (i), there shall be included in “Taxes” the taxes described in clause (i) which would be so levied, assessed or imposed if such owner or lessee were not so exempt and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable if such owner or lessee were not so exempt but only to the extent Landlord is actually obligated to and does pay such taxes, assessments or charges. “Taxes” shall not include any Excluded Items (except that the items set forth in clause (B) of “Excluded Items” shall not be an Excluded Items for purposes of “Taxes”) or taxes or assessments which would otherwise constitute Taxes to the extent included in Operating Expenses pursuant to Section 2.07.

(b)(i) From and after the PILOT Cessation Date, if Taxes for any Tax Year (including the Tax Year in which the PILOT Cessation Date occurs), shall exceed the Base PILOT Amount, Tenant shall pay to Landlord (each, a “Tax Payment”) Tenant’s Tax Share of the amount by which Taxes for such Tax Year (or portion thereof from and after the PILOT Cessation Date) are greater than the Base PILOT Amount. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord, whether to the City of New York or to a Superior Lessor or Superior Mortgagee (provided that, notwithstanding that a Superior Lessor or Mortgagee may require installments of Taxes to be paid more frequently than would be required by the City of New York, in no event shall

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the aggregate Tax Payment with respect to any Tax Year be increased because Landlord is required to pay Taxes to a Superior Lessor or Superior Mortgagee). If by Law Taxes may be paid in multiple installments without the imposition of any interest, fee or other charge, provided that no Superior Lessor or Superior Mortgagee requires Landlord to pay Taxes on a different schedule

(but no less frequently than semi-annually), Taxes shall be payable hereunder in the maximum number of installments so permitted by Law without imposition of any interest, fee or other charge. Tenant shall pay Tenant’s Tax Share of each such installment within 30 days after the rendering of a statement therefor by Landlord to Tenant, which statement may be rendered so as to require Tenant’s Tax Share of Taxes to be paid by Tenant 5 Business Days prior to the date such Taxes first become due and payable by Landlord. The statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Tax Share of the particular installment(s) being billed. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be (in accordance with Sections 2.06(d) and 2.08(a), to the extent applicable). In no event, however, shall Taxes be reduced below the Base PILOT Amount.
(ii)Notwithstanding anything to the contrary contained herein, if the PILOT Cessation Date occurs prior to the 20th year following the Construction Period (A) as a result of Tenant’s acts or omissions, then, during the period from the PILOT Cessation Date until the 20th year following the Construction Period (the “Increased Taxes Period”), Tenant shall pay the Tax Payment as hereinabove provided, (B) as a result of Landlord’s acts or omissions, then, during the Increased Taxes Period only, for purposes of calculating the amount of the Tax Payment hereunder, clause (i) of Section 2.06(a) shall be deemed deleted and replaced with “the amount that CCP PILOT would have been for the applicable Tax Year pursuant to the PILOT Agreement had the PILOT Cessation Date not occurred” or (C) for any other reason, then, during the Increased Taxes Period only, (1) for purposes of calculating the amount of the Tax Payment hereunder, clause (i) of Section 2.06(a) shall be deemed deleted and replaced with “the sum of (x) the amount that CCP PILOT would have been for the applicable Tax Year pursuant to the PILOT Agreement had the PILOT Cessation Date not occurred and (y) an amount equal to 50% of the difference between the amount of real estate taxes assessed with respect to the Building by the City of New York for the applicable Tax Year and the amount that CCP PILOT would have been for such Tax Year pursuant to the PILOT Agreement had the PILOT Cessation Date not occurred”.

(iii)Notwithstanding the occurrence of the PILOT Cessation Date, after the PILOT Cessation Date Tenant shall continue to pay Additional Tax Payments as set forth in Section 2.04(f)(ii), except that such Additional Tax Payments shall be due and payable in installments on the dates on which Tax Payments (or installments thereof) are due and payable by Tenant, and Tenant shall pay each such installment within 30 days after the rendering of a statement therefor by Landlord to Tenant, which statement may be rendered so as to require such installments to be paid by Tenant on the same dates on which Tenant is required to pay Tax Payments (or installments thereof).

(c)Landlord shall, with respect to each Tax Year, initiate and pursue in good faith an application or proceeding seeking a reduction in the assessed valuation of the Building, except that Landlord shall not be required to initiate or pursue any such application or proceeding for any such Tax Year if Landlord (1) obtains with respect to such Tax Year a letter from a well

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known and reputable certiorari attorney that in such person’s opinion, considering only the Building (and not any other real estate owned by Landlord or any of its Affiliates), it would not be advisable or productive to bring such application or proceeding for the Tax Year in question and (2) provides a verbal explanation of the reason(s) for such opinion. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or assessed valuation or otherwise challenging the determination thereof.

(d)If Landlord shall receive a refund of Taxes allocable to any Tax Year in which Taxes exceeded the Base PILOT Amount (from and after the occurrence of the PILOT Cessation Date), Landlord shall promptly notify Tenant of such refund and shall pay to Tenant Tenant’s Tax Share of the net refund (after deducting from such refund the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the Taxes for such Tax Year) within 30 days after receipt of such refund; provided, that (i) such payment to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year and (ii) if the PILOT Cessation Date occurs on a date other than July 1 of any Tax Year, any refund with respect to such Tax Year shall be prorated to correspond to the portion of such Tax Year with respect to which Tenant paid a Tax Payment.

(e)If the Base PILOT Amount is reduced as a result of an appropriate proceeding or otherwise after the PILOT Cessation Date, Landlord shall notify Tenant of the amount by which any Tax Payments previously made were less than the Tax Payments required to be made under this Section 2.06, and Tenant shall pay the deficiency within 30 days after demand therefor.

(f)If Landlord receives a discount for early payment or prepayment of Taxes, Tenant shall be entitled to Tenant’s Tax Share of the benefit of any such discount for any early payment or prepayment of Taxes (but only if and to the extent Tenant shall have made an early payment or prepayment for Tenant’s Tax Share of such Taxes).

2.07 Operating Payments. (a)  “Base Operating Amount” means Operating Expenses for the Base Operating Year; provided, that, if, due to construction warranties in effect during the Base Operating Year, materially fewer expenses on account of repairs to the Building are paid or incurred by or on behalf of Landlord during such Base Operating Year than would typically be paid or incurred during a calendar year with respect to a new First Class Office Building comparable in size to the Building with no construction warranties in effect, then the Operating Expenses for the Base Operating Year shall be increased to reflect the Operating Expenses that would have been paid or incurred if such construction warranties had not been in effect during the Base Operating Year. For purposes of the foregoing sentence only, the term “construction warranties” shall be deemed to refer solely to warranties in effect for a newly constructed First Class Office Building that would not typically be in effect at any given time for a First Class Office Building on account of alterations, improvements, repairs and replacements.
(b)“Base Operating Year” means the calendar year 2017.

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(c)“Landlord’s Statement” means an instrument setting forth the Operating Payment payable by Tenant for a specified Operating Year. “Tenant’s Operating Share” means 40.85%, which is calculated by dividing (i) the then total rentable square footage of the Premises by (ii) the then total rentable square footage of the Building (excluding retail space, below grade space and any parking space in the Building). Tenant’s Operating Share shall not be increased or decreased during the Term, other than to reflect the incorporation of additional space into the
Premises or the Building, or the removal of any space from the Premises or the removal of any space in the Building that is no longer available for leasing on account of such space being utilized for base building or other mechanical uses, pursuant to any exercise of any of Landlord’s or Tenant’s rights expressly provided herein.

(d)“Operating Expenses” means (without duplication, and other than as specifically qualified or excluded below) all expenses incurred, consistently determined, by or on behalf of Landlord (provided that expenses shall be adjusted for any expense not subsequently paid by Landlord and Tenant shall receive a credit for Tenant’s Operating Share thereof if Tenant has paid Tenant’s Operating Share thereof to Landlord pursuant to this Section 2.07 and Landlord does not thereafter pay such expense) in respect of the repair, replacement, maintenance, operation and security of the Building, including, without limitation, (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, severance payments, sick day payments and other fringe benefits of employees of Landlord, Landlord’s affiliates and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security; (ii) payroll taxes, worker’s compensation, uniforms and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities, together with any taxes and surcharges on such utilities, (iv) the cost of painting and/or decorating all areas of the Building, excluding, however, (I) any space contained therein which is demised or available for demise to tenants and (II) any such cost specifically attributable to a revenue-producing item within the Building such as a kiosk rented or licensed to a third party; (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Building; (vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement (subject to clause (x) of this Section 2.07(d)), maintenance, operation and/or security of the Building, and any sales and other taxes thereon; (vii) the fair market rental value of Landlord’s office in the Building, and all office expenses, such as telephone, utility, stationery and similar expenses incurred in connection therewith; (viii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and disposal; (ix) the cost of maintaining all interior and exterior landscaping after the initial installation of landscaping at the Building has been completed, and the cost of all temporary exhibitions located at or within the Building, provided that the percentage increase in such cost of temporary exhibitions over the cost of same included in the Base Operating Amount shall not, for any Operating Year, be greater than the percentage increase in all Operating Expenses for such Operating Year over the Base Operating Amount; (x) the cost of all alterations, repairs, replacements and/or improvements made at any time following the Base Operating Year by or on behalf of Landlord, whether structural or non structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, that if under generally accepted accounting principles consistently applied (“GAAP”), any of the costs referred to in this clause (x) are required to be capitalized, then such costs shall not be included in Operating Expenses unless they (I) are required by any Laws that first became effective (1) on or after the Commencement Date or (2) before the

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Commencement Date but with respect to which the obligation to comply first arises after the Commencement Date, (II) actually reduce expenses that would otherwise be included in Operating

Expenses (but only to the extent of such reduction in Operating Expenses) or (III) constitute a replacement to component parts of the Building systems which a reasonably prudent landlord in a First Class Office Building would consider prudent to make in lieu of repairs to the replaced item(s) and which is not solely for purpose of enhancing the value of the Building, in any of which events the cost thereof, together with interest thereon at either (A) if Landlord shall not finance such alterations, repairs, replacements and/or improvements, the Interest Rate in effect on December 31 of the Operating Year in which such costs were incurred or (B) if Landlord shall finance such alterations, repairs, replacements and/or improvements, the actual costs incurred by Landlord to finance such alterations, repairs, replacements and/or improvements described in clauses I, II and III of this clause x, shall be amortized and included in Operating Expenses over the useful life of the item in question, as reasonably determined by Landlord; (xi) management fees; provided, that if Landlord or an Affiliate of Landlord is the managing agent of the Building then the annual management fee shall be equal to 3% of the aggregate rents and additional rents (other than charges for any additional services requested by a specific tenant) payable to Landlord by tenants of the Building; (xii) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services; (xiii) condominium assessments (but only to the extent such assessments are attributable to expenses that would otherwise be includable in Operating Expenses pursuant to the terms of this Lease), common charges or similar charges; and (xiv) subject to Section 2.07(k), assessments, dues, levies or other charges paid to any business improvement district, owners’ association or similar organization or to any entity on behalf of such an organization. If, during a particular Operating Year following the Base Operating Year, Landlord first commences to provide any new type of service or incurs a new category of Operating Expense that is not required by any Laws that first became effective (x) on or after the Commencement Date or (y) before the Commencement Date but with respect to which the obligation to comply first arises after the Commencement Date (it being agreed that the full amount of the costs relating to any new type of service or new category of Operating Expenses required by any Laws pursuant to the foregoing clause (x) or (y) shall be included in Operating Expenses) and the cost of which is not included in Operating Expenses for the Base Operating Year (each, a “New Operating Expense Item”) and (1) such New Operating Expense Item would result in Tenant’s Operating Payments for such Operating Year to be more than $200,000.00 in excess of what such Operating Payments would have been for such Operating Year (annualized if such New Operating Expense Item shall not have been incurred for the entire period of such Operating Year) in the absence of such New Operating Expense Item (taking into account any reduction in Tenant’s Operating Payments as a result of such New Operating Expense Item) and (2) such new type of service or category of Operating Expenses is not then customarily (or reasonably likely to be customarily) provided or incurred by reasonably prudent landlords in First Class Office Buildings, then, the Base Operating Amount shall be deemed to include an amount equal to the cost incurred by Landlord in providing such New Operating Expense Item (less any cost savings realized by Landlord as a result of such New Operating Expense Item) for the first Operating Year as to which the same shall have been incurred (annualized if such New Operating Expense Item shall not have been incurred for the entire period of such first Operating Year). Notwithstanding the foregoing, “Operating Expenses” shall not include the following:

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(A)depreciation and amortization (except with respect to the alterations, repairs, replacements, and/or improvements described in clauses I, II and III of clause (x) of this Section 2.07(d));

(B)principal and interest payments and other costs incurred in connection with any financing or refinancing of the Building or any portion thereof (except as provided in clause (x) of this Section 2.07(d)), including, without limitation, fees for obtaining approvals from or otherwise negotiating or dealing with or providing reports and information to, lenders and legal fees and disbursements in connection therewith;

(C)the cost of tenant improvements made for tenant(s) of the Building and any other contribution by Landlord to the cost of tenant improvements (including, permit, license and inspection fees);

(D)brokerage commissions, advertising, entertaining and promotional expenses incurred with respect to the Building or in procuring tenants or potential tenants;

(E)cost of any work or service performed for any tenant of the Building (including Tenant), whether at the expense of Landlord or such tenant, to the extent that such work or service is in excess of the work or service that Landlord is required to furnish Tenant under this Lease at the expense of Landlord;

(F)the cost of any electricity consumed in the Premises or in any other space in the Building demised or available for demise to tenants;

(G)PILOT, Impositions, Excluded Items and Taxes;

(H)(1) attorneys’ fees and disbursements, accounting and other professional services costs incurred in preparing and negotiating leases, amendments and modifications thereto, consents to subleases or assignments and non-disturbance agreements, (2) costs and expenses incurred in connection with disputes with tenants or occupants in the Building, (3) costs and expenses incurred in connection with the interpretation, enforcement or termination of leases or other occupancy agreements, including this Lease, (4) costs and expenses incurred as a result of the violation by Landlord or any tenant of the terms and conditions of any lease, and (5) costs and expenses incurred in connection with disputes with adjoining landowners or any actions in defense of Landlord’s title to or leasehold interest in the Building;

(I)any cost or expense to the extent Landlord is reimbursed therefor out of insurance proceeds or otherwise (or would have been reimbursed therefor by insurance had Landlord carried the insurance coverage

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required under this Lease), other than by means of operating expense reimbursement provisions contained in the leases of other tenants;

(J)all costs and expenses of taking over or assuming the lease obligations of a tenant for such tenant’s premises in a location other than the Building and the costs and expenses of relocating such tenant to the Building, including, without limitation, any payments required to be made in connection with the termination of such lease;

(K)costs and expenses (including, without limitation, attorney’s fees and costs of settlements, judgments and arbitration awards) arising from claims or disputes in connection with tort, negligence or defamation litigation pertaining to Landlord and/or the Building, or in connection with any such claims or disputes arising from Landlord’s negligence or willful misconduct;

(L)costs incurred with respect to a sale of all or any portion of the Building or any interest therein or in any person or entity of whatever tier owning an interest therein and the cost of maintaining, organizing or reorganizing the entity that is the landlord under this Lease;

(M)costs of alterations and improvements and other expenditures which are required to be capitalized under GAAP, unless permitted to be included in Operating Expenses under clause (x) of this Section 2.07(d);

(N)any lease payments for equipment which, if purchased, would be specifically excluded as a capital improvement, unless same is permitted to be included in Operating Expenses under clause (x) of this Section 2.07(d);

(O)costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

(P)costs of performing the Base Building Work (as defined in the Development Agreement);

(Q)any rent, additional rent or other charge under any ground leases or under Superior Leases (provided, however, that Landlord shall not be required to exclude from Operating Expenses any expense that would otherwise be includable in Operating Expenses pursuant to the terms of this Lease merely because Landlord’s obligation under any such ground lease or Superior Lease to incur such expense is characterized as a rental obligation under any such ground lease or Superior Lease);

(R)any cost representing an amount paid to an Affiliate of Landlord to the extent the same is in excess of the amount which would have been paid on a commercially reasonable, competitively bid basis between two independent parties in the absence of such relationship;

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(S)all costs of remediating, removing or encapsulating asbestos, or other hazardous materials or substances in or about the Building, except to the extent the same shall be the result of any act or omission of Tenant, Tenant’s agents, employees, contractors, invitees or licensees;

(T)interest, fines, penalties or other late payment charges paid by Landlord as the result of Landlord’s failure to make payments when due, except to the extent (1) that Landlord is contesting such payments timely and in good faith, or (2) resulting from a default by Tenant hereunder;

(U)to the extent any costs includable in Operating Expenses are incurred with respect to both (1) the Building and (2) other properties that are not part of the Building, there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other portions or properties;

(V)costs of withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act, except to the extent that such costs are offset by actual savings realized by Landlord in connection therewith;

(W)costs for acquiring, leasing, restoring, removing or replacing sculptures, paintings, temporary exhibitions of art and any other objects of art located within or outside the Building, but the cost of insuring, routinely cleaning and routinely maintaining any such art or exhibitions shall be included in Operating Expenses;

(X)transfer, gains, franchise, inheritance, estate, succession, gift, corporation, unincorporated business, gross receipts, profit and income taxes imposed upon Landlord;

(Y)duplicative charges for the same item;

(Z)salaries, fringe benefits and other compensation of personnel above the grade of building manager;

(AA)costs of repairs or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain (other than (x) the amount of any commercially reasonable deductible to which Landlord is actually subject pursuant to the terms of its insurance policies, or (y) in the event Landlord self-insures, an amount not in excess of the amount which would have applied under clause (x) hereof in the event Landlord had carried the coverage in question with third-party carriers);

(BB)costs of placing the Building common areas in compliance with the Americans With Disabilities Act, except to the extent required by amendments to, or changes in governmental agency interpretations of or

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regulations governing, the Americans With Disabilities Act which first become effective after the Commencement Date;

(CC)dues to professional and lobbying associations (except for dues to the Real Estate Board of New York or any successor organization) or contributions to political or charitable organizations;

(DD)costs resulting from the negligence or willful misconduct of Landlord or Landlord's agents, contractors, employees or representatives;

(EE)the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord and all expenses incurred in connection therewith (other than a liability for amounts otherwise includable in Operating Expenses under this Lease; provided, that there shall be no duplication of costs (e.g., by Landlord incurring the same expense twice because it wrongfully terminated a service contract and was subject to a judgment, settlement or arbitration award with respect to the termination of such contract));

(FF)the cost of providing any service for which Landlord pays a fee or other charge to a property manager that is an Affiliate of Landlord (it being understood that such fee or charge shall be includable in Operating Expenses to the extent permitted pursuant to the other provisions of this Section 2.07(d));

(GG)the cost of acquiring or replacing (including, without limitation, the cost of installing) any separate electrical meter or water meter that Landlord may provide to any of the tenants in the Building;

(HH)the cost of installing, operating and maintaining any specialty facility such as any co-generation plant(s) and related equipment, an observatory and access thereto, broadcasting facilities, luncheon club, athletic or recreational club, child care facility, auditorium, restaurant, cafeteria or dining facility, conference center or similar specialty facilities (but not the cost of maintaining and operating the satellite antennae facility for use by Building tenants, the Messenger Center, or any of the aforementioned specialty facilities if such facilities are made available for use by tenants (including Tenant) of the Building generally);

(II)any compensation paid to clerks, attendants or other persons for work in commercial concessions operated by Landlord;

(JJ)expenditures for repairing and/or replacing any defect in any work performed by Landlord pursuant to the provisions of this Lease;

(KK)fines and penalties incurred because of violations of Laws that arise by reason of Landlord's failure to construct, maintain or operate the Building or any part thereof in compliance with such Laws (excluding the costs of

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permits and approvals and other costs required to comply with Laws in the ordinary course of the operation or maintenance of the Building);

(LL)expenses fairly allocable to the retail space of the Building (including, without limitation, plate glass insurance and expenses allocable to any garage in the Building);

(MM)costs of (x) the initial construction, decoration and landscaping of the Building or the remedying of any violations of Laws relating to, or any defects (including, without limitation, any latent defects) in, the Building's construction or any other work performed by Landlord in connection therewith and (y) the making of any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building;

(NN)any payments received by Landlord for recyclable materials and waste paper for the Building shall be deducted from Operating Expenses;

(OO)costs (including, without limitation, any taxes or assessments) allocable directly and solely to any revenue generating signs or other tenants' or occupants' signs and any signs designating the name of the Building (excluding any normal cleaning or maintenance of such signs other than revenue generating signs);

(PP)costs incurred in connection with any concourse and any plaza connecting the Building to any other building (excluding any concourse or plaza directly adjacent to the Building), except for any such costs which are included in any contribution or other assessment, fee or charge paid to any business improvement district, owners’ association or similar organization or to any entity on behalf of such an organization (including, without limitation, the ERY Facility Airspace Parcel Owners’ Association);

(QQ)the amount of any costs incurred by Landlord which would have been covered by the commercial general liability insurance policy required to be maintained by Landlord under this Lease but which are not so covered because Landlord self-insures such risks, and the amount of any deductible under any commercial general liability insurance policy maintained by Landlord to the extent in excess of a commercially reasonable deductible for such a policy; and

(RR)costs for furnishing or installing window film or similar treatments.

(e)“Operating Year” means each calendar year during the Term.

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(f)From and after the day immediately following the expiration of the Base Operating Year), for each Operating Year, Tenant shall pay (each, an “Operating Payment”) Tenant’s Operating Share of the amount, if any, by which Operating Expenses for such Operating Year exceed the Base Operating Amount. Notwithstanding the foregoing, Tenant shall not be obligated to pay any Operating Expenses during the Base Operating Year, and if Tenant’s obligation to pay Operating Expenses commences on a date other than January 1, Tenant’s Operating Payment for the Operating Year immediately following the Base Operating Year shall be prorated to correspond to the portion of such Operating Year during which Tenant is obligated to pay Operating Expenses pursuant to the terms of this Lease.

(g)If during any relevant period (i) less than 95% of the rentable space in the Building shall be occupied, and/or (ii) the tenant or occupant of any space in the Building Unit undertook to perform work or services therein in lieu of having Landlord perform the same and the cost thereof would have been included in Operating Expenses, with the result that tenants or occupants or less than 95% of the rentable space of the Building are having Landlord perform any such work or service, then, in either such event, the Operating Expenses for such period shall be increased to reflect the Operating Expenses that would have been incurred if 95% of the rentable square footage of the Building had been occupied or if Landlord had performed such work or services for tenants occupying 95% of the rentable square footage of the Building, as the case may be.

(h)Landlord may furnish to Tenant, prior to the commencement of each Operating Year, a statement setting forth Landlord’s reasonable estimate of the Operating Payment for such Operating Year, which estimate shall not exceed 105% of the product of the amount of the Operating Payment payable by Tenant in respect of the last month of the preceding Operating Year multiplied by 12 unless any greater increase is due to any increases in Operating Expenses which are known to Landlord (e.g., a known increase in electric rates), in which event Landlord's statement setting forth such estimate shall be accompanied by an explanation of such greater increase. Tenant shall pay to Landlord on the first day of each month during such Operating Year, an amount equal to 1/12th of Landlord’s estimate of the Operating Payment for such Operating Year. If Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (A) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.07 in respect of the last month of the preceding Operating Year; (B) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (y) if there is an overpayment, Landlord shall refund to Tenant the amount thereof, together with interest thereon at an interest rate equal to the sum of the Base Rate plus 2% from the date paid by Tenant until refunded, within 30 days after such determination; and (C) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Operating Year Tenant shall pay to Landlord an amount equal to 1/12th of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord’s estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence.

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(i)Landlord shall furnish to Tenant a Landlord’s Statement for each Operating Year (and shall do so within 180 days after the end of each Operating Year). If Landlord’s Statement shall show that the sums paid by Tenant, if any, under Section 2.07(h) exceeded the Operating Payment to be paid by Tenant for the applicable Operating Year, Landlord shall refund to Tenant the amount of such excess within 30 days after such determination; and if the Landlord’s Statement shall show that the sums so paid by Tenant were less than the Operating

Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within 30 days after demand therefor.

(j)(i)    Tenant, upon notice given within 270 days after Tenant’s receipt of a Landlord’s Statement (provided such 270 day limitation shall not apply to the Landlord’s Statement for the Base Operating Year as more particularly described below in this clause (i)), may elect to have Tenant’s designated (in such notice) representative (who may be an employee of Tenant or a third party accountant or consultant but who may not, in any case, be retained by Tenant on a contingency fee basis or any other fee basis by which such representative’s compensation is based upon the amount refunded or credited by Landlord to Tenant as a result of such audit) examine such of Landlord’s books and records (collectively, “Records”) as are directly relevant to such Landlord’s Statement and, with respect to Landlord’s Statement relating to either the first or the second Operating Year following the Base Operating Year only, the Records as are directly relevant to the Base Operating Year, and Landlord shall provide access to the Records in Manhattan upon reasonable prior notice. Notwithstanding the foregoing, at Tenant’s written request, Landlord shall include the Records for the Base Operating Year and the Records regarding disputed items during the two (2) Operating Years prior to the Operating Year being audited, it being agreed (A) that Tenant’s review of Records regarding disputed items during such two (2) previous Operating Years shall be for the sole purpose of assisting Tenant in its review of the Operating Year covered by the applicable Landlord’s Statement, and shall not be deemed to permit Tenant to challenge any items of Operating Expenses for such two (2) previous Operating Years if Tenant is not otherwise entitled to challenge such items for such Operating Years pursuant to the provisions of this Section 2.05, and (B) notwithstanding anything contained in this Lease to the contrary, Tenant shall only be permitted to audit the Base Operating Year in connection with Tenant’s audit of Landlord’s Statement relating to either the first or the second Operating Year following the Base Operating Year. As a condition to Tenant’s right to review the Records, Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement in question; provided that the payment of such sums shall be without prejudice to Tenant’s right to timely dispute such amounts or Tenant’s right to recover if Tenant timely and successfully challenges Landlord’s Statement in accordance with Section 2.07(j)(ii) below. If Tenant shall not give such notice within such 270-day period (provided such 270 day limitation shall not apply to the Landlord’s Statement for the Base Operating Year as more particularly described in this clause (i)), then such Landlord’s Statement shall be conclusive and binding upon Tenant. Tenant and Tenant’s employees, accountants and agents may make copies of the Records but shall treat all Records as confidential, and, upon request by Landlord, shall confirm such confidentiality obligation in writing by executing a confidentiality agreement substantially in the form attached hereto as Exhibit N. The foregoing confidentiality obligations shall not apply with respect to any disclosure that is required (A) by applicable Laws or (B) by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, provided, that, in each case, Tenant shall endeavor to deliver prior written notice of such disclosure to Landlord. In no event shall the provisions of this Section 2.05(j)(i) be

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deemed to limit Tenant’s rights of discovery and disclosure in any action or proceeding, or be construed so as to prohibit Tenant from complying with the directive of any court or arbitrator.

(ii)Tenant, within 180 days after the date on which the Records are made available to Tenant, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Landlord’s Statement, specifying the basis for

Tenant’s disagreement and, if Tenant is reasonably able to determine such amount, the amount of the Operating Payment Tenant claims is due. If Tenant fails timely to deliver a Tenant’s Statement, then such Landlord’s Statement shall be conclusive and binding on Tenant. Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so within 30 days after Landlord’s receipt of Tenant’s Statement and provided that the amount of the Operating Payment Tenant claims is due is substantially different from the amount of the Operating Payment Landlord claims is due, such disagreement shall be determined by an OpEx Arbiter in accordance with this Section 2.07(j). Landlord and Tenant shall promptly jointly designate a certified public accountant (the “OpEx Arbiter”) whose determination made in accordance with this Section 2.07(j)(ii) shall be binding upon the parties. If the OpEx Arbiter shall determine that Tenant was overbilled by 5% or more, then Landlord shall pay the cost of the OpEx Arbiter and reimburse Tenant for all reasonable, out-of-pocket costs and expenses Tenant actually incurred in connection with Tenant’s audit of the Records. If the OpEx Arbiter shall determine that Tenant was not overbilled, then Tenant shall pay the cost of the OpeEx Arbiter and reimburse Landlord for all reasonable, out-of-pocket costs and expenses Landlord actually incurred in connection with Tenant’s audit of the Records. In all other events, the cost of the OpEx Arbiter shall be borne equally by Landlord and Tenant. The OpEx Arbiter shall be a member of an independent certified public accounting firm having at least 15 accounting professionals and shall have at least 10 years of experience in real estate accounting matters. If Landlord and Tenant shall be unable to agree upon the designation of the OpEx Arbiter within 15 days after receipt of notice from a party requesting agreement as to the designation of the OpEx Arbiter, which notice shall contain the names and addresses of two or more certified public accountants meeting the requirements of this Section 2.07(j)(ii) and who are acceptable to the party sending such notice, then either party shall have the right to request the AAA to designate as the OpEx Arbiter a certified public accountant meeting the requirements of this Section 2.07(j)(ii) whose determination made in accordance with this Section 2.07(j)(ii) shall be conclusive and binding upon the parties, and the cost of such certified public accountant shall be borne as provided above in the case of the OpEx Arbiter designated by Landlord and Tenant. Any determination made by an OpEx Arbiter shall not exceed the amount determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount claimed to be due by Tenant in Tenant’s Statement, and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such OpEx Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Pending the resolution of any contest pursuant to this Section 2.07(j)(ii), and as a condition to Tenant’s right to prosecute such contest (but without prejudice to Tenant’s position), Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement in question. If Tenant shall prevail in such contest, an appropriate refund shall be made by Landlord to Tenant, together with interest thereon at the Interest Rate calculated from the date paid by Tenant until refunded to Tenant, within

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30 days after such determination, failing which Tenant may give to Landlord 5 Business Days notice of Tenant’s intent to offset the amount due to Tenant against the next installments of Rent due under this Lease (which notice shall contain a legend in not less than 14 point font bold upper case letters as follows: “THIS IS A NOTICE OF A CLAIMED OFFSET RIGHT GIVEN IN ACCORDANCE WITH

SECTION 2.07(j)(ii) OF THE LEASE”) and if Landlord does not, within such 5 Business Day period, pay such amount to Tenant, then Tenant may set off such amount against the next installments of Rent coming due under this Lease.

(k)(i)    “Base POA Amount” means the POA Charges incurred by Landlord for the calendar year commencing January 1st after the calendar year in which (A) the public plaza shown on Exhibit GG attached hereto serving the Project is open to the general public (the “POA Base Year”) and (B) an initial temporary certificate of occupancy has been issued with respect to at least four (4) of the five (5) ERY Buildings and at least four (4) of the five (5) ERY Buildings have commenced paying their Association Share (as defined in the A&R POA) in accordance with Article 12 of the A&R POA. “ERY Buildings” means the Building and the other buildings in the Project known as and located at 10 Hudson Yards, New York, NY; 15 Hudson Yards, New York, NY; 20 Hudson Yards, New York, NY; 30 Hudson Yards, New York, NY; and 35 Hudson Yards, New York, NY.

(ii)    “POA Charges” means any assessments, special assessments and other charges, costs, expenses or amounts payable by Landlord pursuant to the POA Documents.
(iii)    “POA Documents” means that certain (1) Amended and Restated Declaration Establishing The ERY Facility Airspace Parcel Owners’ Association and of Covenants, Conditions, Easements and Restrictions dated as of December 7, 2015 (the “A&R POA”) made by the Metropolitan Transportation Authority and (2) Amended and Restated Limited Liability Company Agreement of The ERY Facility Airspace Parcel Owners’ Association dated as of December 7, 2015 and entered into by Landlord, ERY Tenant LLC and the Board of Managers of 15 Hudson Yards Condominium, in each case, as the same may be amended, restated or otherwise modified from time to time (each a “POA Amendment”); provided, that if Landlord enters into any such POA Amendment and such POA Amendment directly causes a material non-economic adverse effect and/or economic adverse effect (other than to a de minimis extent) on Tenant’s rights or obligations under this Lease, then Landlord shall not have the right to pass through such material non-economic adverse effect and/or economic adverse effect (other than to a de minimis extent) to Tenant under this Lease.
(iv)    Notwithstanding anything to the contrary contained herein, from and after the POA Base Year, Operating Expenses shall include all POA Charges for any Operating Year after the POA Base Year that exceed the Base POA Amount. Tenant’s Operating Share of such amount by which POA Charges for such Operating Year exceeds the Base POA Amount is hereinafter referred to as the “POA Operating Expense Payments”. Notwithstanding the foregoing, (1) POA Operating Expense Payments shall not include any amounts relating to the purchase, creation and maintenance of the sculpture that Landlord currently contemplates will be located in the center of the public plaza of the Project in the location identified in Exhibit GG and (2) with respect to the purchase, creation and

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maintenance of any other sculptures or other works of art that Landlord elects to include within areas of the Project located outside of the Building during the Term, Tenant’s POA Operating Expense Payments with respect to any such other sculptures or works of art shall not exceed $75,000 in the aggregate during each consecutive five (5)
year period occurring during the Term commencing on the Rent Commencement Date. In addition to the POA Operating Expense Payments set forth above, Tenant shall pay, as Additional Charges on account of POA Charges, for each calendar year (or portion thereof) throughout the Term of this Lease from and after January 1, 2018, an amount equal to the product of (A) the applicable Additional POA Amount, multiplied by (B) the number of rentable square feet contained in the Premises (the “Additional POA Payment”); provided, that if the rentable square footage of the Premises varies during any calendar year, such variation shall be taken into account for purposes of the calculation of the Additional POA Payment for such calendar year. The Additional POA Payment shall be due and payable in equal installments on the dates on which Operating Payments (or installments thereof) are due and payable by Tenant. Tenant shall pay each such installment within 30 days after the rendering of a statement therefor by Landlord to Tenant, which statement may be part of Landlord’s Statement so as to require such installments to be paid by Tenant on the same dates on which Tenant is required to pay Operating Payments (or installments thereof). The “Additional POA Amount” shall be (i) $0.10 for the calendar year 2018, (ii) an additional $0.10 for each calendar year thereafter to and including the POA Base Year (i.e., if the POA Base Year is the calendar year 2020, $0.20 for the calendar year 2019 and $0.30 for the calendar year 2020) and (iii) the Additional POA Amount payable during the POA Base Year pursuant to clause (ii) for each calendar year thereafter for the full remaining Term of this Lease. By way of example, if the Premises contains 700,000 rentable square feet and the POA Base Year is the calendar year 2020, during the calendar year beginning on January 1, 2021, the Additional POA Payment for the calendar year beginning on such January 1 shall be $210,000.00 (i.e., $0.30 x 700,000 = $210,000.00).
2.08 PILOT, Impositions, Tax and Operating Provisions. (a)  In any case provided in Sections 2.04, 2.05, 2.06 or 2.07 in which Tenant is entitled to a refund, Landlord may, in lieu of making such refund, credit against future installments of Rent any amounts to which Tenant shall be entitled. Nothing in this Article 2 shall be construed so as to result in a decrease in the Fixed Rent. If this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default under this Lease) Landlord shall refund to Tenant the unapplied balance of such credit.

(b)Landlord’s failure to render or delay in rendering a Landlord’s Statement with respect to any Operating Year or any component of the Operating Payment shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect to any such Operating Year or any such component, provided, that such Landlord’s Statement is delivered within 2 years after the end of the Operating Year in question, nor shall the rendering of a Landlord’s Statement for any Operating Year prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for such Operating Year within such 2-year period (it being agreed that Landlord shall not render a Landlord’s Statement or a corrected Landlord’s Statement more than 2 years after the end of the Operating Year in question). Landlord’s failure to render or delay in rendering any statement with respect to any PILOT Payment, Additional Tax Payment, Impositions Payment or Tax Payment (or installment thereof) shall not prejudice Landlord’s right to thereafter render such a statement, provided, that such statement is delivered within 2 years following the

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later of (i) the end of the Tax Year in question or (ii) the final determination of the PILOT, Impositions or Taxes, as applicable, for the Tax Year in question, nor shall the rendering of a statement for any PILOT Payment, Additional Tax Payment, Impositions Payment or Tax

Payment (or installment thereof) prejudice Landlord’s right to thereafter render a corrected statement therefor within such 2-year period (it being agreed that Landlord shall not render any statement (or correction thereof) with respect to any PILOT Payment, Additional Tax Payment, Impositions Payment or Tax Payment (or installment thereof) more than 2 years following the later of the events described in clauses (i) and (ii) of this sentence).

(c)Landlord and Tenant confirm that the computations under this Article 2 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for PILOT, Impositions, Taxes and other costs and expenses incurred by Landlord with respect to the Building.

(d)Each PILOT Payment, Additional Tax Payment, Impositions Payment or Tax Payment in respect of a Tax Year, and each Operating Payment in respect of an Operating Year, which ends after the expiration or earlier termination of this Lease, and any PILOT, Impositions or Taxes refund with respect to such Tax Year, shall be prorated to correspond to that portion of such Tax Year or Operating Year occurring within the Term.

2.09 Electric Charges. (a)  Tenant’s demand for, and consumption of, electricity serving the Premises shall be determined by meters or submeters installed by Landlord covering all the floors 9-26 of the Building and Landlord shall determine Tenant’s consumption of electricity by determining the consumption of all the floors 9-26 in the Building and subtracting the consumption of electricity shown on the meters and submeters for all the floors 9-26 of the Building that are not a part of the Premises. Tenant shall pay for such electric consumption within 30 days after rendition of a bill therefor. Any meters or submeters installed in the Premises for permitted subtenants shall be installed by Tenant at Tenant’s sole cost and expense.

(b)The amount payable by Tenant per “KW” and “KWH” for electricity consumed within the Premises, whether determined by meters or submeters or as otherwise provided below, shall be 100% of the amount (as adjusted from time to time, “Landlord’s Rate”) which Landlord is charged for the purchase of each KW and KWH of electricity for the same period by the third party vendor (the “Electricity Provider”) from which Landlord is then purchasing electricity for the Building (including all surcharges, taxes, fuel adjustments, market supply and market adjustment charges, taxes passed on to consumers by the public utility, and other sums payable in respect thereof), plus all surcharges, taxes and other sums payable in respect of Landlord’s sale of electricity to Tenant and Landlord’s out-of-pocket costs for meter reading and billing. Landlord’s Rate shall be determined by applying KW and KWH (on-peak and off-peak, if applicable) as derived from the applicable meters or submeters to the same rate schedule(s) (both the utility and alternate provider, if applicable) which would be charged by the Electricity Provider during each respective service period as if the Building did not have a co-generation facility and purchased all electricity consumed in the Building from the Electricity Provider. Notwithstanding anything to the contrary herein but subject to the express provisions of this Section 2.09(b), Landlord shall not be obligated to apply Tenant’s interval data to Landlord’s Rate in order to determine the amount payable by Tenant hereunder.

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(c)Notwithstanding anything to the contrary contained in this Lease but subject to the provisions of this Section 2.09, Tenant shall pay all electricity costs in connection with the use of the base building air handler(s) exclusively serving the Premises and Tenant’s VAV system in accordance with this Section 2.09.

(d)Tenant may, from time to time (but in no event more than once every calendar year), request that Landlord check the accuracy of the electric or water meter(s) or submeter(s) used to determine the electric or water consumption in the Premises. Within 30 days after receipt of any such request from Tenant, Landlord shall engage the services of an independent testing agency/lab to the check the accuracy of such meter(s) or submeter(s). If the results shall disclose that the meters/submeters (or any of them) shall be inaccurate by more than five percent (5%), Landlord shall pay the cost of checking the accuracy of such meter(s)/submeter(s) and those meters/submeters shall be repaired or replaced by Landlord, at its cost and expense and, in all other instances Tenant shall be responsible for all out-of-pocket costs and expenses actually incurred by Landlord in connection with such inspection, including, without limitation, the costs of such independent testing agency/lab. Landlord and Tenant shall make a retroactive adjustment of any Additional Charges on account of the electrical energy or water usage, as applicable that has been made based on such inaccurate meters/submeters (regardless of whether the inaccuracy is more or less than 5%) for a period not to exceed the immediately preceding calendar year plus the number of months until Landlord has made such repair or replacement. In the event that Tenant does not request that Landlord check the accuracy of the meter/submeters (or any of them) within 365 days following the end of any calendar year during the Term, Tenant shall no longer have the right to audit and/or inspect the Additional Charges on account of electricity or water, as the case may be, for such calendar year.

2.10 Manner of Payment. Tenant shall pay all Rent as the same shall become due and payable under this Lease (i) in the case of Fixed Rent and Recurring Additional Charges, by wire transfer of immediately available federal funds as directed by Landlord, and (ii) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection) drawn on a bank that clears through The Clearing House Payments Company L.L.C., in each case at the times provided herein without notice or demand and without setoff or counterclaim except as otherwise expressly provided in this Lease. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. If Tenant fails timely to pay any Rent, Tenant shall pay interest thereon from the date when such Rent became due to the date of Landlord’s receipt thereof at the Interest Rate. If Tenant fails to timely pay any Rent on 4 occasions within any rolling 365-day period, in addition to all other rights and remedies Landlord may have under this Lease and the payment of interest as provided in the immediately preceding sentence, Tenant shall pay to Landlord, as Additional Charges, together with such 4th late payment of Rent (and any subsequent late payment of Rent within such 365-day period), a fee in the amount of 4% of the amount of the late Rent payment in order to defray Landlord’s costs in connection with Tenant’s late payment of Rent. Tenant shall pay interest on such fee at the Interest Rate from the date the applicable late payment of Rent was due until the date of Landlord’s receipt of such fee.. Any Additional Charges for which no due date is specified in this Lease shall be due and payable on the 30th day after the date of invoice. Upon Tenant’s request, Landlord will provide Tenant with reasonable backup for any bills, invoices or statements relating to Additional Charges rendered to Tenant pursuant to the terms of this Lease to the extent such backup is available to Landlord or its Affiliates (it being agreed that Landlord shall maintain records and appropriate

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backup consistent with the operation of First Class Office Buildings); provided, that the foregoing (1) shall not be construed as a condition to Tenant’s obligation to make such payment and (2) shall be subject to any limitation on Tenant’s right to audit any Additional Charges expressly set forth in this Lease.

ARTICLE 3

Landlord Covenants

3.01 Landlord Services. From and after the date that Tenant first occupies the Premises for the conduct of Tenant’s business, Landlord shall furnish Tenant with the following services (collectively, “Landlord Services”):

(a)heat, ventilation and air-conditioning to the Office Premises during Business Hours in accordance with the design specifications set forth in Exhibit F attached hereto; if Tenant shall require heat, ventilation or air conditioning services at any other times, Landlord shall furnish such service (i) in the case of a Business Day, upon receiving notice from Tenant by 1:00 p.m. of such Business Day and (ii) in the case of a day other than a Business Day, upon receiving notice from Tenant by 1:00 p.m. of the immediately preceding Business Day, and Tenant shall pay to Landlord within 30 days after demand Landlord’s then established charges therefor, which charges as presently in effect are set forth on Exhibit H attached hereto and are based on the actual costs to Landlord, without profit or mark-up, to provide such services and shall be subject to increase or decrease to the extent of Landlord’s actual increase or decrease in the cost of providing such services; provided, that (x) Tenant shall be subject to a 4 hour minimum charge for any such overtime service unless such overtime service is requested for a period of time immediately preceding or immediately following Business Hours on a Business Day, in which case Tenant shall be entitled to request a minimum of 1 full hour of such overtime service and (y) to the extent that any of Landlord’s costs of providing such overtime service are attributable to the provision of such overtime service to both Tenant and another tenant or occupant of the Building, Tenant shall only be responsible for its pro rata share (determined based on the respective rentable square footages of the spaces to which such service is being provided) of such cost(s);

(b)(i)    subject to service changes due to emergency and necessary maintenance, (1) for Tenant’s non-exclusive use and benefit, the north passenger elevators serving the Office Premises and designated as P-01 and P-06 (the “Shared Low-Rise Elevators”) and (2) for Tenant’s exclusive use and benefit, the passenger elevators serving the Office Premises and designated as P-02, P-03, P-04, P-05, P-07, P-08, P-09 and P-10 (collectively, the “Exclusive Low-Rise Elevators”), in each case, in accordance with the specifications attached hereto as Exhibit G at all times during Business Hours on Business Days, with at least 2 Shared Low-Rise Elevators or Exclusive Low-Rise Elevators subject to call at all other times;

(ii)freight elevator and loading dock service to the Premises for Tenant’s non-exclusive use and benefit; provided, that (1) so long as Tenant leases at least 10 floors of the Office Premises initially demised under this Lease, Tenant shall have exclusive use of the freight elevator designated as S-03 (the “Exclusive Freight Elevator”) and (2) with respect to such service other than during Business Hours on Business Days, (A) Tenant shall pay to Landlord within 30 days after demand Landlord’s then established

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charges therefor, which charges as presently in effect are set forth on Exhibit H attached hereto and are based on the actual costs to Landlord, without profit or mark-up, to provide such service and shall be subject to increase or decrease to the extent of Landlord’s actual increase or decrease in the cost of providing such service and (B) Tenant shall be subject to a 4 hour minimum charge unless such overtime service is requested for a period of time immediately preceding or immediately following Business Hours on a Business Day, in which case Tenant shall be entitled to request a minimum of 1 full hour of such overtime service. Notwithstanding the foregoing, any tenant or permitted occupant of the 24th floor of the Building shall be entitled to use the Exclusive Freight Elevator in connection with such tenant’s or occupant’s initial move-in to the Building upon reasonable prior notice to Tenant and Landlord at such tenant’s sole cost and expense; provided, that any such tenant or permitted occupant shall not unreasonably interfere with Tenant’s use and occupancy of the Premises in connection with such use of the Exclusive Freight Elevator;

(c)(i) reasonable quantities of hot and cold water to the floor(s) on which the Office Premises are located for pantries, drinking, core lavatory and cleaning purposes only; if Tenant requires water for any other purpose, Landlord shall furnish cold water at the Building core riser through a capped outlet located on each floor on which the Office Premises is located (within the core of the Building), and the cost of heating such water, as well as the cost of piping and supplying such water to the Office Premises, shall be paid by Tenant; Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes in which event Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters, within 30 days after demand, at Landlord’s then established charges therefor, which charges as presently in effect are set forth on Exhibit H attached hereto and are based on the actual costs to Landlord, without profit or mark-up, to provide such service and shall be subject to increase or decrease to the extent of Landlord’s actual increase or decrease in the cost of providing such water (including charges for the production of such hot water);

(ii)any hot water supplied by Landlord pursuant to this Section 3.01(c) shall be provided at a minimum temperature of 115 degrees Fahrenheit;

(d)electric energy on a submetered basis for Tenant’s reasonable use of lighting, plug loads, fan powered boxes and other electrical fixtures, appliances and equipment at a level of not less than 4.5 watts demand load per gross square foot of space (exclusive of electricity for the Building HVAC system but inclusive of Tenant’s fan powered boxes); in no event shall Tenant’s consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises, nor shall Tenant be entitled to any unallocated power available in the Building unless, in Landlord’s reasonable judgment (i) Tenant has demonstrated the need for additional electrical power by providing a load letter provided by a Tenant’s electrical engineer reasonably approved by Landlord certifying that Tenant requires such additional electrical capacity and (ii) taking into account the then existing and future needs of other then existing and future tenants, and other needs of the Building, the same is available for Tenant’s use, and if Landlord shall provide any such additional power, Tenant shall pay to Landlord, within 30 days after demand, Landlord’s costs incurred in providing such additional power to the Premises and the cost of installing additional risers, meters, switches and related equipment necessary to provide such additional power (provided that such cost of installing such equipment charged to Tenant shall be the actual cost to Landlord of such installation, without profit or mark-up). To the extent there is insufficient electrical power available in the Building to meet Tenant’s needs (as

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demonstrated in accordance with the immediately preceding sentence), Landlord, at Tenant’s expense, shall use commercially reasonable efforts to obtain additional electrical power (provided the same would not result in the diminution of electrical capacity, or any other adverse effect upon the Building or the electrical capacity and electrical cost for the balance of the Building). Any riser or risers necessary to supply Tenant’s electrical requirements in excess of 4.5 watts demand load per gross square foot of space (exclusive of electricity for the Building HVAC system but inclusive of Tenant’s fan powered boxes) shall be installed by Landlord at the sole cost and expense of Tenant and only if, in Landlord’s reasonable judgment, the same is reasonably practicable and will not cause adverse damage or injury to the Building or the operation thereof or the Premises, or cause or create a dangerous or hazardous condition. In addition to the installation of such riser or risers, Landlord shall also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions (provided that such cost of installing such equipment charged to Tenant shall be the actual cost to Landlord of such installation, without profit or mark-up). All of such costs and expense shall be paid by Tenant to Landlord within 30 days after rendition of any bill or statement to Tenant therefor. Subject to Laws and Landlord’s approval of Tenant’s plans therefor (which approval shall be given or withheld in accordance with the provisions of Section 4.02), Tenant shall have the right, at its sole cost and expense, to redistribute the electric power furnished on each floor of the Premises by Landlord throughout the Premises; provided, that (1) such redistribution does not cause Tenant’s consumption of electricity to exceed the capacity of the feeders, risers or wiring serving the Premises and (2) if Tenant shall surrender any portion of the Premises prior to surrendering the entire Premises, Tenant shall perform any work required prior to such partial surrender so that the electrical capacity stated in this Section 3.01(d) is restored to the surrendered portion of the Premises;

(e)(i)    cleaning services for the Office Premises only (other than any Restricted Areas, upon at least 30 days prior written notice to Landlord, as secured areas to which Landlord’s cleaning contractor should not be granted access) in accordance with Exhibit D-1 attached hereto, which shall be performed in compliance with the Building’s green cleaning policy incorporating criteria included in the LEED Green Building Operations and Maintenance v2009 - IEQ prerequisite 3 Green Cleaning Policy (or any later promulgated LEED green cleaning standards required to obtain a LEED credit for the Building), the most recent draft of which as of the date hereof is attached hereto as Exhibit D-2 (as the same may be amended by Landlord from time to time in order to a obtain a LEED credit for the Building, the “Green Cleaning Policy”). Tenant shall pay to Landlord within 30 days after demand the actual costs, without profit or mark-up, incurred by Landlord for (i) extra cleaning work in the Office Premises required because of (A) misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (B) interior glass partitions or interior glass surfaces in excess (other than to a de minimis extent) of customary first-class office uses and/or (C) non-standard materials or finishes installed in the Office Premises the cleaning of which is not provided for in Exhibit D-1, and (ii) removal from the Office Premises and the Building of any refuse of Tenant in excess of that ordinarily accumulated in comparably sized business office occupancy in First Class Office Buildings or at times other than Landlord’s standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Office Premises used for preparation, serving or consumption of food (other than pantries), trading floors, areas dedicated to data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and, subject to Sections 3.01(e)(ii) and 3.01(e)(vi)

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below, Tenant shall retain Landlord’s cleaning contractor at Tenant’s expense to perform such cleaning and any other cleaning services in excess of those provided for in Exhibit D-1. Landlord’s cleaning contractor shall have access to the Office Premises (other than the Restricted Areas) after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Office Premises reasonably required to clean the Office Premises; provided that, after finishing their work, the personnel of Landlord’s cleaning contractor shall turn off all lights in the Premises;
(ii)Tenant has advised Landlord that Tenant will initially elect to retain Tenant’s own cleaning contractor, which cleaning contractor shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, delayed or conditioned), for the cleaning of the Office Premises (including by contracting directly with Landlord’s cleaning contractor, in which event Landlord’s approval will not be required, nor will Landlord’s approval be required if Landlord or an Affiliate of Landlord permits the cleaning contractor retained by Tenant to clean space in any other building owned or managed by Landlord or an Affiliate of Landlord nor will Landlord’s approval be required if the cleaning contractor selected by Tenant is either Pritchard Industries, ABM Cleaning Services or Guardian Service Industries); provided, that if Tenant retains a contractor other than Landlord’s contractor, then (A) Landlord shall not provide storage lockers for the use of Tenant’s contractor but shall permit Tenant’s contractor to access the janitor closets on each full floor of the Office Premises to store cleaning materials and equipment to the extent such space would have been available for use by Landlord’s cleaning contractor if Landlord were providing cleaning to the Office Premises in accordance with the provisions of Section 3.01(e)(i), and Landlord shall have no liability to Tenant or Tenant’s contractor in connection with such access and use; (B) Tenant or Tenant’s cleaning contractor shall bag all rubbish, garbage, waste and other debris and remove such items from the Premises to the designated loading dock at such times as are reasonably designated by Landlord, which times shall be comparable to the times designated by Landlord for garbage removal by its own cleaning contractor, (C) the provisions of Section 4.02(e) relating to the avoidance of union-related conflict shall apply to the selection of Tenant’s contractor and the performance of work by Tenant’s contractor, and (D) Tenant shall be responsible for ensuring that the cleaning of the Office Premises is performed in compliance (other than to a de minimis extent) with the Green Cleaning Policy. If Tenant increases the number of cleaning personnel beyond the number of cleaners which would be assigned to clean the Office Premises if Landlord were doing such cleaning (such increased number of cleaners are called “Excess Cleaners”), then Tenant shall cause Tenant’s cleaning contractor to have such Excess Cleaners perform “special cleaning services”, and Tenant shall be solely responsible for all termination costs in connection with the termination of the Excess Cleaners at such time as Tenant no longer cleans its own Office Premises whether by reason of the expiration of this Lease or otherwise. If Tenant shall elect to contract directly with a cleaning contractor in accordance with this Section 3.01(e)(ii), then, upon request by Tenant, Landlord shall notify Tenant of the number of cleaning personnel which would be assigned to clean the Office Premises if Landlord were doing such cleaning. Tenant shall pay the contractor retained by Tenant directly for the cost of cleaning the Office Premises, and Landlord shall not be required to clean the Office Premises or any part thereof;

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(iii)If and so long as Tenant obtains cleaning under Section 3.01(e)(ii), then: (A) there shall be excluded from Operating Expenses all costs incurred for, or that would be attributable to, the cleaning of the Office Premises in accordance with Exhibit D-1 and the standard cleaning of all other tenant areas of the Building, (B) the Base Operating Amount shall be reduced by the cost (the “Base Cleaning Cost”) included in the Base Operating Amount for the cleaning of the Office Premises in accordance with Exhibit D-1 and the standard cleaning of all other tenant areas of the Building (provided that there shall be no retroactive Operating Payment resulting from such reduction in the Base Operating Amount), in each case, as of the Base Operating Year, and (C) Tenant shall be entitled to a credit against (i.e., a reduction of) each installment of Fixed Rent payable by Tenant in an amount equal to the Fixed Cleaning Credit. “Fixed Cleaning Credit” means the amount determined by multiplying (x) the amount that is (1) the cost per rentable square foot charged by Landlord’s cleaning contractor for the cleaning of office space in the Building in accordance with Exhibit D-1 at the time Tenant elects to obtain cleaning under Section 3.01(e)(ii) minus (2) any increase in the cost charged by such cleaning contractor per rentable square foot for such cleaning of office space in the Building as a result of the decrease in space covered by Landlord’s contract with such contractor due to such election by Tenant and (y) the number of rentable square feet from time to time constituting the Office Premises; provided, that any increase in cost as described in clause (2) of this sentence shall only be included in the calculation of the Fixed Cleaning Credit (I) to the extent such increase is commercially reasonable and (II) if Landlord provides evidence of such increase to Tenant. If Tenant elects to obtain cleaning under Section 3.01(e)(ii) beginning other than on the first day of a calendar month, or if Tenant discontinues such election as provided in Section 3.01(e)(iv) other than on the last day of a calendar month, the adjustments and credits to rent made pursuant to this Section 3.01(e)(iii) shall be appropriately prorated. Within 30 days after Tenant’s request therefor from time to time after the Rent Commencement Date, Landlord shall notify Tenant of the amount of the Base Cleaning Cost and the Fixed Cleaning Credit as of the date of Landlord’s notification. Any dispute with respect to the amount of the Fixed Cleaning Credit shall be resolved by arbitration in accordance with the provisions of Section 8.09;

(iv)If Tenant shall elect to contract directly with a cleaning contractor in accordance with Section 3.01(e)(ii) for the provision of cleaning services to the Office Premises, Tenant may discontinue obtaining cleaning services from such contractor and require Landlord, upon not less than 60 days prior notice, to clean the Office Premises in accordance with the provisions of Section 3.01(e)(i). If Tenant elects to have Landlord resume furnishing cleaning to the Office Premises in accordance with this Section 3.01(e)(iv), then if and so long as Tenant receives cleaning from Landlord, (A) there shall be included in Operating Expenses the cost and expenses incurred for the cleaning of the Office Premises in accordance with Exhibit D-1 and the standard cleaning of all other tenant areas of the Building, (B) the Base Operating Amount shall be increased by the Base Cleaning Cost and (C) Tenant shall no longer be entitled to the Fixed Cleaning Credit provided pursuant to clause (C) of Section 3.01(e)(iii);

(v)If Tenant shall elect to contract directly with a cleaning contractor in accordance with Section 3.01(e)(ii) for the provision of cleaning services to the Office Premises, the personnel of Tenant’s cleaning contractor shall be permitted,

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without charge, to use the passenger elevators, the freight elevators and the portion of the loading docks where the trash compactors are located in the same manner and for the same purposes as the personnel of Landlord’s cleaning contractor at times other than during Business Hours and, only if and to the extent Landlord’s cleaning contractor does the same, to use the portion of the loading docks where the trash compactors are located during Business Hours;

(vi)Subject to the terms and conditions of this Section 3.01(e)(vi), Tenant shall have the right to furnish Extra Cleaning to any portion of the Premises. “Extra Cleaning” means any cleaning or extermination services other than those provided by Landlord pursuant to Section 3.01(e)(i). All contractors performing Extra Cleaning, which may be employees of Tenant (“Tenant’s Specialty Cleaning Contractors”) shall be subject to Landlord’s reasonable approval (unless such contractors are employees of Tenant, in which case Landlord’s approval shall not be required) and no such contractor shall enter the Building or the Premises for that purpose prior to being so approved. The provisions of Section 4.02(e) relating to the avoidance of union-related conflict shall apply to the selection of Tenant’s Specialty Cleaning Contractors and the performance of the Extra Cleaning by Tenant’s Specialty Cleaning Contractors. The Extra Cleaning shall be performed in such manner as not to interfere with or delay, except to a de minimis extent, the cleaning of the Office Premises or the Building and/or the removal of rubbish therefrom and if such interference or delay shall occur, Tenant, upon notice from Landlord, shall promptly instruct Tenant’s Specialty Cleaning Contractors to modify the particular manner of performing the Extra Cleaning which is causing such interference or delay, and if any additional expense shall be actually incurred by Landlord as a result of the performance of the Extra Cleaning by Tenant’s Specialty Cleaning Contractors, Tenant shall pay Landlord’s actual reasonable out-of-pocket costs so incurred, without profit or mark-up, within 30 days after Tenant’s receipt of an invoice therefor. Tenant shall be responsible for ensuring that the Extra Cleaning is performed in compliance with the Green Cleaning Policy. Landlord shall not provide storage lockers for the use of Tenant’s Specialty Cleaning Contractors but shall permit Tenant’s Specialty Cleaning Contractors to access the janitor closets on each floor of the Office Premises to store cleaning materials and equipment to the extent space is available therefor (it being understood that Landlord’s contractor shall have priority with respect to the use of such space), and Landlord shall have no liability to Tenant or Tenant’s Specialty Cleaning Contractors in connection with such access and use. The personnel of Tenant’s Specialty Cleaning Contractors shall be permitted, without charge, to use the passenger elevators, the freight elevators and the portion of the loading docks where the trash compactors are located in the same manner as the personnel of Landlord’s cleaning contractor at times other than during Business Hours and, only if and to the extent Landlord’s cleaning contractor does the same, to use the freight elevators and the portion of the loading docks where the trash compactors are located during Business Hours;

(f)Subject to the following provisions of this Section 3.01(f), Landlord shall make available to Tenant 259 tons of condenser water for the Premises (the amount of condenser water Landlord is reserving for Tenant in accordance with the provisions of this Section 3.01(f), the “Reserved Tonnage”), at a supply temperature of 87.5 degrees Fahrenheit and a return temperature of 102.5 degrees Fahrenheit with a 78 degree Fahrenheit wet bulb temperature and a

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maximum flow rate of 2 gallons per minute per ton of refrigeration, for Tenant’s supplemental HVAC system from the common cooling tower unit serving the Building 24 hours a day, 7 days a week. On or prior to the second anniversary of the Rent Commencement Date (such date, the “Outside Condenser Water Election Date”), Tenant may elect to increase the Reserved Tonnage by written notice to Landlord specifying such additional amount of condenser water that Tenant elects to reserve and receive for the Term, in which event the Reserved Tonnage shall be deemed to be such increased amount as specified by Tenant in such notice; provided, that Tenant shall not have the right to increase the Reserved Tonnage to more than 495 tons of condenser water for the Premises in the aggregate. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right (whether in connection with Tenant’s initial Reserved Tonnage or Tenant’s increased Reserved Tonnage pursuant to the immediately preceding sentence) to more than (w) 30 tons of condenser water for each of the 9th, 11th, 14th and 16th floors of the Office Premises, (x) 45 tons of condenser water for each of the 12th and 15th floors of the Office Premises, (y) 75 tons of condenser water for the 10th floor of the Office Premises and (z) 30 tons of condenser water per floor for the 17th through 23rd floors of the Building. If Tenant fails to timely deliver to Landlord such notice to increase the Reserved Tonnage, then, subject to remaining provisions of this Section 3.01(f), the Reserved Tonnage shall continue to be the applicable tons of condenser water per full floor of the Premises described in clause (w) through (z) of the first sentence of this clause (f) throughout the Term and Tenant shall be deemed to have waived Tenant’s right to increase or reduce the Reserved Tonnage. If, at any time after the Outside Condenser Water Election Date, Tenant requests that the Reserved Tonnage be increased, Landlord shall provide the additional amount of condenser water requested by Tenant if such additional amount is available (as determined in Landlord’s reasonable judgment, taking into account the then existing and future needs of other then existing and future tenants and other needs of the Building). If additional condenser water is not available to be reserved for Tenant’s use, Landlord shall, at no cost, expense or liability to Landlord, use commercially reasonable efforts to install equipment required to provide additional condenser water to Tenant, and Tenant shall pay to Landlord, within 30 days after demand, Landlord’s costs incurred in providing such additional condenser water and installing additional cooling towers, risers, meters and related equipment necessary to provide such additional condenser water (provided that such costs of installing such equipment charged to Tenant shall be the actual out-of-pocket cost to Landlord of such installation, without profit or mark-up). Tenant shall perform all necessary work and install all required equipment to permit Tenant to tap into Landlord’s condenser water riser on each floor of the Office Premises, however (i) Landlord shall provide no less than 2.5 inch capped valved outlets at the core of each floor of the Office Premises, and (ii) Landlord shall waive any tap-in fee for Tenant’s tap into Landlord’s condenser water riser. Tenant shall pay to Landlord, within 30 days after demand, for Landlord’s reservation of the Reserved Tonnage, an amount equal Landlord’s then established charges therefor, which charges as presently in effect are set forth on Exhibit H attached hereto and shall be subject to increase or decrease to the extent of Landlord’s actual increase or decrease in the cost of providing such condenser water;

(g)security in the Building and Building Lobby in accordance with Exhibit T attached hereto; provided, that, except to the extent due to Landlord’s negligence or willful misconduct, Landlord shall have no responsibility to prevent, and Landlord shall have no liability to Tenant (or anyone claiming through or under Tenant) for loss to Tenant (or such other person) or their agents, contractors, employees, invitees, or licensees, arising out of theft, burglary

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or damage or injury to persons or property caused by persons gaining access to the Building or other causes;

(h)Landlord shall operate (or cause an outside contractor to operate) a messenger center for the Building (the “Messenger Center”), which shall be located on the 10th Avenue grade level of the Building to the north of the Building elevator core. The service to be provided by the Messenger Center from time to time, the manner in which such services are provided from time to time and hours of operation observed from time to time (the “Messenger Center Services”) shall comply with all applicable Laws and shall be reasonably formulated by Landlord with a view toward the security protocols for the Building, and the cost or expense for operating the Messenger Center Services shall be at commercially competitive market rates for similar services then being provided in other First Class Office Buildings. Landlord shall, throughout the Term, deliver Tenant’s packages and mail received by the Messenger Center to Tenant’s messenger center located in the Premises promptly upon receipt. Landlord shall have no liability to Tenant for accepting or failing to accept or for providing or not providing or for requesting or failing to request receipts or evidence of delivery for any mail or packages or for the handling of, or damage to, such mail or packages, in each case, absent the gross negligence or willful misconduct of Landlord or its Affiliates. The cost of maintaining the Messenger Center and Messenger Center Services shall be an Operating Expense under this Lease;

(i)(i)    Tenant shall have the non-exclusive right to use the core fire staircases connecting contiguous floors of the Office Premises (the “Internal Stairs”) solely as convenience stairs in accessing each floor; provided, that Tenant, at its sole cost and expense, complies with all applicable Laws in connection with such use. In using the Internal Stairs and in preparing said Internal Stairs for use by Tenant, Tenant shall be responsible for all incremental costs and expenses in connection therewith (including any increase in Landlord’s insurance costs resulting from Tenant’s use thereof and any additional costs to Landlord resulting from the need to install, maintain and provide electricity to continuous lighting fixtures serving the Internal Stairs) and shall comply with the terms of this Lease, all Rules and Regulations, all applicable Laws and insurance requirements applicable to the Building. If Tenant so utilizes the Internal Stairs as convenience stairs, Tenant shall maintain at its sole cost and expense such portions of the Internal Stairs on the floors on which the Office Premises are located (collectively, the “Contiguous Stairs”), including, without limitation, the periodic painting and cleaning thereof in a manner appropriate for a First Class Office Building. Tenant shall not use the Internal Stairs so as to interfere with the rights of other tenants or occupants in the Building. Landlord shall not give any other tenant or occupant in the Building the right to use the Internal Stairs except as required by Laws unless Landlord recaptures by termination any portion(s) of the Premises pursuant to Landlord’s rights under Section 5.02(e), in which event Landlord may grant an occupant of such recaptured space rights with respect to those portions of the Internal Stairs serving such space which are similar to the rights granted to Tenant under this Section 3.01(i); provided, that Landlord shall indemnify and hold harmless Tenant against any liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) in connection with such use of the Internal Stairs by such other occupant (except to the extent resulting from Tenant’s negligence or willful misconduct);

(ii)Tenant shall have the right to make reasonable New York City Building Code-compliant decorative alterations to the Internal Stairs and the

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Contiguous Stairs (such as painting, lighting and handrails), provided that (A) said decorative alterations do not violate any Laws and/or insurance requirements with respect to the Building, (B) said alterations do not increase Landlord’s insurance costs (unless Tenant reimburses Landlord for the incremental amount of such increased insurance costs), (C) said alterations do not reduce light output in the Internal Stairs or the Contiguous Stairs below the level required to properly charge the photoluminescent tape therein (and in no event shall such light output be reduced below 1FC) and (D) in no event shall Tenant be permitted to paint over or cover up reflective glow tape in the Internal Stairs or the Contiguous Stairs, if any.

(iii)In connection with any use of the Internal Stairs and subject to the terms of Article 4 hereof, Tenant, at Tenant’s sole cost and expense shall (A) subject to applicable re-entry rules and regulations from time to time in effect, install and regularly maintain a security and control system with card key access at the core doors between the Internal Stairs and the Office Premises that is satisfactory to Landlord in its reasonable discretion (including, without limitation, the installation of additional fire safety equipment and video and other surveillance equipment), (B) provide Landlord with at least three (3) card keys to any such security system and update such card keys, at no cost or expense to Landlord, from time to time, if such update is necessary in order to permit such card keys to be operable, and (C) tie such system into the Building’s security and Class E fire safety systems and the Building management system. Tenant acknowledges that any alterations required to tie such security system into the fire safety system of the Building shall be performed by Landlord’s designated fire safety contractor for the Building (at said fire safety contractor’s then standard charges therefor, which charges shall be at commercially competitive rates for similar services then being provided in other First Class Office Buildings), at Tenant’s sole cost and expense. If Tenant installs any manual lock(s) between the Internal Stairs and the Office Premises, such manual lock(s) shall have a base building lockset which is keyed to the Building’s stair masterkey and sub-mastered to Tenant’s key, or, at Tenant’s request, keyed alike;

(iv)In no event shall Tenant be permitted to store any equipment, furniture, storage boxes or any other personal property whatsoever in the Internal Stairs or the Contiguous Stairs; and

(v)Tenant acknowledges that Landlord has made no representation or warranty as to whether Tenant’s use of the stairwell area as contemplated hereunder is permitted under applicable Laws and/or insurance requirements. In the event that Tenant is not permitted to use the stairwell area for any reason whatsoever Landlord shall not have liability to Tenant therefor. Further, Landlord shall have no liability to Tenant relating to Tenant’s use of the stairwell area as contemplated hereunder and Tenant acknowledges and agrees that Tenant shall use the stairwell area in accordance with this Section 3.01(i) at its sole risk. Tenant shall be solely responsible for the operation of the locking system on the doors from the Internal Stairs to the Office Premises and hereby waives any and all claims against Landlord arising out of or in connection with parties gaining access to and from the Office Premises through the Internal Stairs, except to the extent any such claims result from the negligence or willful misconduct of Landlord or any other Landlord Indemnified Party. All of the provisions of this Lease in respect of

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indemnification shall apply to the Internal Stairs and the Contiguous Stairs, as if the same were part of the Premises, if and to the extent any such indemnification obligation arises from the use or misuse or maintenance of or alterations to the Internal Stairs or the Contiguous Stairs by Tenant or any Tenant Indemnified Party or anyone claiming by, through or under Tenant;

(j)Upon the completion of Landlord’s furnishing and installation of the Building’s standby power system (consisting of an emergency diesel-fired generator and a co-generation plant which utilizes microturbine technology and natural gas), which furnishing and installation shall be at Landlord’s sole cost and expense, Landlord shall reserve and make available to the Premises 500 KW of standby power demand load (the “Reserved Generator Capacity”). In connection with such standby power, Landlord shall provide and install (x) all equipment and devices required to upgrade the microturbines of Landlord’s cogeneration plant to Dual Mode functionality (the “Building Standby Power Tenant Equipment”) and (y) pipe and wire sufficient to bring the Reserved Generator Capacity to the electrical closets located on the 11th and 12th floors of the Building. The aforementioned standby power system and related equipment (including the Building Standby Power Tenant Equipment) (collectively, the “Building Standby Power System”) and the Reserved Generator Capacity shall be supplied by Landlord upon and subject to the following conditions:

(i)    Except as expressly set forth in Section 3.01(j) above, Tenant shall, at its sole cost and expense and subject to the applicable provisions of this Section 3.01(j), perform any work necessary to connect the Premises to the Reserved Generator Capacity and any other work necessary to make the Reserved Generator Capacity usable for Tenant’s purposes, all of which work shall be deemed an Alteration for all purposes under this Lease and shall only be performed upon reasonable prior notice to Landlord and under the supervision of the appropriate operations personnel of Landlord (who shall be made available to Tenant at reasonable times upon reasonable advance notice from Tenant). In connection with such supervision, Tenant shall pay to Landlord, within 30 days after demand therefor, the established charges for the time of such operations personnel, which charges as of the date hereof are set forth on Exhibit H and shall be subject to increase to the extent of Landlord’s actual increase in cost for the time of such operations personnel; provided, that Tenant shall be subject to a 4 hour minimum charge for such operations personnel unless supervision by such operations personnel occurs during, immediately preceding or immediately following Business Hours on a Business Day, in which case Tenant shall only be subject to charge in 1 hour increments for such supervision, subject to the provisions of Section 8.04(d);
(ii)    Tenant shall pay, as Additional Charges, an amount equal to $325.00 per KW of Reserved Generator Capacity per annum, which charge may increase to the extent necessary to reflect Landlord’s actual increases in Landlord’s cost of providing such service from such cost as of the date of this Lease, which amount shall be payable within 30 days after rendition of a bill therefor;
(iii)    Upon such connection of the Premises to the Reserved Generator Capacity, Tenant shall be responsible for the payment of Tenant’s pro rata share (based on the number of KW of Reserved Generator Capacity relative to the total number of KW of

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standby power available from the Building Standby Power Tenant Equipment) of any and all costs in connection with (A) the purchase of fuel in connection with the Building Standby Power System (the cost of which shall be equal to Landlord’s actual cost therefor), and Landlord shall maintain sufficient fuel to run the Building Standby Power System at full load for 24 hours and (B) the testing, repair and maintenance of the Building Standby Power System, which payment shall be made by Tenant, as Additional Charges, within 30 days after rendition of a bill therefor (so, for example, if the total number of KW of standby power available from the Building Standby Power Tenant Equipment is 1,200 KW of standby power, then Tenant shall be responsible to pay pursuant to this Section 3.01(j)(iii) an amount equal to (I) 500 KW/1,200 KW (i.e., 0.42), multiplied by (II) the aggregate costs described in clauses (A) and (B) above);

(iv)    Landlord shall be responsible for the maintenance, repair and testing of the Building Standby Power System, which shall be performed in a manner consistent with industry standards for similar systems and in compliance with manufacturer maintenance and service requirements and Landlord shall test the Building Standby Power System no less frequently than a reasonably prudent landlord of a First Class Office Building would test same but in no event less than once each calendar year. If, due to a cause beyond the reasonable control of Landlord, the Building Standby Power System fails to provide sufficient standby power for Landlord to provide the amounts of standby power reserved from the Building Standby Power System by Tenant and other occupants of the Building, then, to the extent reasonably practicable given the effects of the circumstances limiting the performance of the Building Standby Power System, Landlord will allocate such standby power as Landlord is able to provide from the Building Standby Power System to occupants of the Building on a pro rata basis to each of such occupants then reserving standby power from the Building Standby Power System (determined based on the respective rentable square footages of the space in the Building occupied by each of such occupants).
(v)    The Building Standby Power System will be available to Tenant in an “AS IS” “WHERE IS” condition without representation or warranty by Landlord; Tenant hereby acknowledges that its right to use the Building Standby Power System providing the Reserved Generator Capacity hereunder is permitted solely as an accommodation to Tenant and nothing contained herein shall obligate Landlord to replace the Building Standby Power Tenant Equipment or any component thereof, including, without limitation, any component providing the Reserved Generator Capacity, at any time during the Term; provided, that Landlord shall make any replacements necessary to the generator and/or co-generation plant which are components of the Building Standby Power System;
(vi)    Tenant hereby acknowledges that Landlord has made no, and shall not be deemed to have made any, representations or warranties regarding the Building Standby Power System or the use thereof, whether expressed or implied, by operation of law or otherwise (including, without limitation, warranties of merchantability or fitness for a particular purpose);

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(vii)    Notwithstanding any provision to the contrary contained in this Lease (including, without limitation, Section 3.01(j)(iv)), Landlord shall have no liability to Tenant for any loss, damage, claim, cost or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the fuel furnished to the Building Standby Power System or in the operation and maintenance of the Building Standby Power System or if the quantity or character of the fuel is no longer available or suitable for Tenant’s requirements, unless caused by the gross negligence or willful misconduct of Landlord; further, Landlord shall have no liability whatsoever to Tenant for any loss, damage, claim, cost or expense which Tenant may sustain or incur by reason of (A) Tenant’s use of the Building Standby Power System providing the Reserved Generator Capacity, (B) any failure of the Building Standby Power System, or any related equipment, including without limitation any fuel pumps, to operate, (C) an overload condition that causes the Building Standby Power System to shed Tenant’s load or to go into a load shedding operation or (D) any defect(s), latent or otherwise, which may exist on, prior or subsequent to the date hereof with respect to the Building Standby Power System unless caused by the gross negligence or willful misconduct of Landlord; and without limiting the generality of the foregoing, Tenant agrees that its use of and access to the Building Standby Power System shall be at Tenant’s sole risk except to the extent any such loss, damage, claim, cost or expense is caused by the gross negligence or willful misconduct of Landlord; and
(viii)    The rights granted to Tenant to use the Reserved Generator Capacity hereunder are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable, and the rights granted to Tenant under this Section 3.01(j) shall terminate upon the expiration or sooner termination of this Lease.
(k)Subject to the further provisions of this Section 3.01(k) and except in cases of emergency, Tenant shall have the non-exclusive right to use the location shown on Exhibit W attached hereto (the “Curb Space”) for the pick-up and drop-off of its officers, employees and visitors by any car service company or drivers employed or hired by Tenant. Only Tenant, other Permitted Occupants and their respective employees and business invitees may use the Curb Space, and Tenant is expressly prohibited from licensing or otherwise assigning, in whole or in part, the use thereof to any other entity, except in connection with a permitted assignment of Tenant’s interest in this Lease or a permitted sublease of all or substantially all of the Premises. Tenant’s use of the Curb Space shall be subject to all applicable Laws, the Rules and Regulations and such security procedures as may from time to time be promulgated by Landlord; provided that such Rules and Regulations and security procedures shall not diminish Tenant’s right to use the Curb Space as provided under this Section 3.01(k) other than to a de minimis extent.

(l)subject to Landlord’s security procedures, access to the Premises 24 hours per day, 7 days per week except in cases of emergency.

(m)operation, maintenance and repair of the public and common areas of the Building and of the systems and equipment serving the Building, in a manner consistent with standards maintained in First Class Office Buildings; provided, that Landlord’s obligations under this Section 3.01(m) shall be limited to areas of, and systems and equipment within, the Building which Tenant is entitled to use or which otherwise serve the Premises (which areas shall

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include, without limitation, the Building Lobby and the two plazas directly adjacent to the Building Lobby);

(n)Tenant shall have the right to occupy a portion of the 25th floor of the Building in the location shown on Exhibit X attached hereto (the “25th Floor Fan Space”) solely for the purpose of operating Tenant’s fans for the atrium space located on the 9th through 24th floors of the Office Premises (the “Atrium”), which right of use of such space shall be irrevocable until the expiration or earlier termination of the Term. The 25th Floor Fan Space shall conclusively be deemed to contain 2,525 rentable square feet; and

(o)gas through the gas lines shown in the Plans (as defined in the Development Agreement), if required by Tenant in connection with any permitted Dining Facility, in which event Tenant shall pay to Landlord the cost of such gas as well as the cost of piping and other equipment or facilities required to supply gas to and distribute gas within the Premises; Tenant shall reimburse Landlord for the actual out-of-pocket costs of its use of such gas as shown on existing meters measuring Tenant’s consumption of gas.

3.02 General Service Provisions. (a)  Landlord may temporarily stop or interrupt any Landlord Service, electricity, or other service and may temporarily stop or interrupt the use of any facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements or the performance of maintenance, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of Landlord. Landlord shall provide Tenant with such advance notice, if any, as is reasonable under the circumstances of any such stoppage, interruption or modification (except in the case of emergency involving imminent threat to life or property, in which case no prior notice shall be required). Except as otherwise expressly provided in Section 3.02(d), Landlord shall have no liability to Tenant by reason of any stoppage, interruption or modification of any Landlord Service, electricity or other service or the use of any facilities and systems for any reason. Landlord shall use reasonable diligence (which may include incurring overtime charges) to make such repairs as may be required to machinery or equipment within Landlord’s control to provide restoration of any Landlord Service and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond Landlord’s control, to cause the same to be restored by diligent application or request to the provider. To the extent reasonably possible, any routine maintenance work which would materially interfere with Tenant’s use of the Premises shall be performed during non-Business Hours. Landlord shall use commercially reasonable efforts to provide Tenant with the ability to run temporary services for critical areas of the Premises during any shutdowns or interruptions required due to such maintenance work. In addition, reasonably promptly following written notice from Tenant, Landlord shall use commercially reasonable efforts to enforce the terms of any lease of any other tenant in the Building so as to prevent another tenant from performing alterations in the Building during Business Hours that unreasonably interfere with Tenant’s use of the Premises, but only to the extent Landlord has the right to do so under such lease; provided, that Landlord shall not be required to send a default notice or otherwise institute litigation, default or eviction proceedings against any other tenant of the Building or incur any expenses (other than de minimis expenses) in connection therewith.

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(b)Without limiting any of Landlord’s other rights and remedies, if Tenant shall be in default beyond any applicable notice and grace period and Landlord has delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days, and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service; provided, that if Tenant shall tender full payment in advance, by certified or bank check or by wire transfer of immediately available funds, for any such service, then Landlord shall furnish such service to the Premises in accordance with the provisions of this Article 3. Notwithstanding the foregoing, if any notice of termination delivered by Landlord to Tenant electing to terminate this Lease in accordance with Section 6.05 shall be (i) rescinded by Landlord or (ii) determined by an arbitrator or court of competent jurisdiction to be invalid because Landlord had no right to terminate this Lease, then Landlord shall be required to furnish to the Premises all services outside of Business Hours without Tenant furnishing any advance payment.

(c)“Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays. “Business Days” means all days except (a) Saturdays, (b) Sundays and (c) Holidays. “Holidays” means New Year’s Day, Martin Luther King, Jr.’s Birthday, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving, Christmas and any other days which are either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the Building Service Union Employee Service contract.

(d)If without the neglect or willful misconduct of, or breach of this Lease by, Tenant or any person claiming through or under Tenant, any Substantial Portion of the Premises is rendered Untenantable for a period of 5 consecutive Business Days (or 7 consecutive Business Days if the cause of such Untenantability is outside the Building) after Tenant shall have notified Landlord of such Untenantability, by reason of any stoppage or interruption of any Landlord Service that Landlord is obligated to provide to Tenant pursuant to the provisions of this Lease, but excluding by reason of a casualty or Unavoidable Delay, then, as Tenant’s sole and exclusive remedy, for the period commencing on the date Tenant delivers notice to Landlord that such Substantial Portion of the Premises is so Untenantable until such Substantial Portion of the Premises is no longer Untenantable for such reason, Fixed Rent and Additional Charges shall be abated with respect only to such Substantial Portion. If without the neglect or willful misconduct of, or breach of this Lease by, Tenant or any person claiming through or under Tenant, any Substantial Portion of the Premises is rendered Untenantable for a period of 5 consecutive Business Days (or 7 consecutive Business Days if the cause of such Untenantability is outside the Building) after Tenant shall have notified Landlord of such Untenantability, by reason of any stoppage or interruption of any Landlord Service due to Unavoidable Delay, but excluding by reason of a casualty, then, as Tenant’s sole and exclusive remedy, for the period commencing on the date Tenant delivers notice to Landlord that such Substantial Portion of the Premises is so Untenantable until such Substantial Portion of the Premises is no longer Untenantable for such reason, fifty percent (50%) of Fixed Rent and Additional Charges shall be abated with respect only to such Substantial Portion. “Untenantable” means that Tenant and any applicable permitted subtenant shall be unable to use the Premises or the applicable portion thereof for general, administrative or executive office uses (including due to lack of access) for the business purpose for which such space was normally used prior to the applicable event or circumstance in question, and shall not

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be using the Premises or applicable portion thereof for any use (other than the presence of emergency or security personnel that may remain in the Premises in order to secure any sensitive information or equipment during such period when the Premises is not being used by Tenant). “Substantial Portion” shall mean any portion of the Premises consisting of 1,000 or more contiguous rentable square feet. Notwithstanding the foregoing, any portion of the Premises that Tenant is unable to use for general, administrative or executive office uses for the business purpose for which such space was normally used prior to the applicable event or circumstance in question as a result of any of Tenant’s server rooms being Untenantable and not serving such portion of the Premises shall be deemed Untenantable so long as Tenant shall not be using such portion of the Premises for any use (other than the presence of emergency or security personnel that may remain in the Premises in order to secure any sensitive information or equipment during such period when such portion of the Premises is not being used by Tenant). For purposes of this Section 3.02(d) only, if 50% or more of any floor of the Premises is Untenantable and, as a result thereof, Tenant is unable to use, and is not using (other than the presence of emergency or security personnel that may remain in the Premises in order to secure any sensitive information or equipment during such period when the Premises is not being used by Tenant), the balance of such floor (or a portion thereof) for the business function for which such space is normally used, such balance of the floor (or portion thereof) shall be deemed Untenantable. Any dispute under this Section 3.02(d) shall be resolved by arbitration in accordance with the provisions of Section 8.09.

(e)Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access, use and occupancy of the Premises and the Terrace Space in making any repairs, alterations, additions or improvements and in accessing, inspecting and exhibiting the Premises, in each instance, whether pursuant to this Section 3.02, Section 4.04(d) or any other provision of this Lease, and all of the foregoing shall be performed by Landlord in accordance with applicable Laws; provided, that Landlord shall have no obligation to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense, shall, subject to labor restrictions at the Building and applicable union contract requirements, employ contractors or labor at so called overtime or other premium pay rates if necessary to remedy any condition that either (i) results in a denial of reasonable access to the Premises or the Project, (ii) threatens the health or safety of any occupant of the Premises, or (iii) unreasonably interferes with a Permitted User’s ability to conduct its business in the affected portion of the Premises for the business typically conducted therein. In all other cases, at Tenant’s request, subject to labor restrictions at the Building and applicable union contract requirements, Landlord shall employ contractors or labor at so called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as an Additional Charge, within 30 days after demand, an amount equal to the excess of (A) the overtime or other premium pay rates, including all fringe benefits and other elements of such pay rates, over (B) the regular pay rates for such labor, including all fringe benefits and other elements of such pay rates. If more than one occupant of the Building, including Tenant, is chargeable by Landlord for the same overtime costs and expenses relating to the same work for which Tenant is chargeable, then Tenant shall only be charged for a proportionate share of such overtime costs and expenses, which apportionment shall be based on the amount of overtime work requested by such parties. Landlord shall promptly repair any damage to Tenant’s Property arising out of the performance of operations, maintenance or repairs performed by Landlord, or Landlord’s employees, agents or contractors. Landlord shall clean up all work areas and shall not store more

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than one day’s worth of materials and equipment in the Premises at any time, except to the extent that such storage does not unreasonably interfere with a Permitted User's business and use of the Premises.

(f)No equipment installed by Landlord shall generate an ambient noise level in excess of NC-42 within ten (10) feet of the air columns within the Premises and NC-40 in all other areas of the Premises (except the Terrace Space); provided that Landlord shall have no responsibility for noise resulting from Tenant’s Alterations, installations or equipment.

ARTICLE 4

Leasehold Improvements; Tenant Covenants

4.01 Tenant’s Work. Tenant shall perform Tenant’s Work pursuant to and in accordance with the terms of the Development Agreement to prepare the Premises for initial occupancy thereof. “Tenant’s Work” means the Coach Finish Work (as defined in the Development Agreement) and the Alterations set forth on the plans attached hereto as Exhibit E, which are hereby approved by Landlord.

4.02 Alterations. (a) Subject to the provisions of this Section 4.02, Tenant shall make no improvements, changes or alterations in or to the Premises (“Alterations”) without Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Landlord’s approval shall not be required for (x) Alterations which are purely decorative in nature such as wallpapering, painting, millwork and carpeting (collectively, “Decorative Alterations”) and (y) Non-Material Alterations; provided, that (A) with respect to Non-Material Alterations, Tenant shall deliver notice thereof to Landlord at least 10 Business Days prior to the commencement thereof, including detailed plans and specifications therefor (except to the extent the relevant Non-Material Alteration is of such a minor nature that it would not be customary industry practice for landlords of First Class Office Buildings to require their tenants to prepare plans and/or specifications for such work) and (B) Tenant shall adhere to the other applicable requirements of this Section 4.02. “Non-Material Alteration” means an Alteration that (i) is limited to the interior of the Premises and does not affect the exterior (including the appearance) of the Building or any portion thereof, (ii) is not structural and does not adversely affect the strength of the Building or any portion thereof, (iii) does not adversely affect the usage or the functioning of any of the Building systems (except to a de minimis extent), (iv) does not affect other tenants or occupants of the Building (except to a de minimis extent), (v) does not exceed the Non-Material Alterations Cap, and (vi) does not require a change to the Building’s certificate of occupancy. The “Non-Material Alterations Cap” means an aggregate of $1,500,000 as of the date hereof (which amount shall increase by 3% as of January 1 of each year during the Term) for all Non-Material Alterations performed by Tenant in any rolling 6-month period; provided, that the cost of any Decorative Alterations shall not be included for purposes of determining whether Tenant has exceeded such cap.

(b)Tenant, in connection with any Alteration (other than Tenant’s Work which shall be performed subject to and in accordance with the Development Agreement), shall comply with the Rules and Regulations, the Tenant Design Standards annexed hereto as Exhibit I-1 and the Constructions Rules annexed hereto as Exhibit I-2, as such Tenant Design

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Standards and/or Construction Rules may be amended by Landlord from time to time; provided, that Tenant shall not be bound by any such amendment that (i) imposes, except to a de minimis extent, any new or increased costs or financial obligations on Tenant (unless any such cost or financial obligation is the result of compliance with any Laws) or (ii) adversely affects the conduct of Tenant’s business in the Premises. Tenant shall not proceed with any Alteration (other than Decorative Alterations and Non-Material Alterations) unless and until Landlord approves Tenant’s plans and specifications therefor, which approval shall be granted or withheld in accordance with the provisions of this Section 4.02. In such instances in which Landlord’s approval shall be required with respect to the performance of any Alteration, Landlord shall, within 15 Business Days following receipt of Tenant’s plans for the performance of such Alteration (or in the event of a resubmission not involving material changes, 7 Business Days), advise Tenant of Landlord’s approval or disapproval of such plans or any part thereof. If Landlord shall fail to approve or disapprove Tenant’s plans or any part thereof within such 15 Business Day period (or such 7 Business Day period for resubmissions not involving material changes), Tenant may give to Landlord a notice of such failure, which notice shall contain a legend in not less than 14 point font bold upper case letters as follows: “FAILURE TO APPROVE OR DISAPPROVE TENANT’S PLANS WITHIN 5 BUSINESS DAYS SHALL RESULT IN LANDLORD’S DEEMED APPROVAL OF TENANT’S PLANS”, and if Landlord shall fail to approve or disapprove such Tenant’s plans within such 5 Business Day period, Landlord shall be deemed to have approved such plans. If Landlord shall disapprove such plans (or any part thereof), Landlord shall set forth its reasons for such disapproval in writing and in reasonable detail and identify those portions of the plans so disapproved. Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise. For the avoidance of doubt, Landlord’s review and approval of plans and specifications with respect to Tenant’s Work and the performance of Tenant’s Work shall be governed by the terms and conditions of the Development Agreement.

(c)Tenant shall pay to Landlord within 30 days following demand Landlord’s reasonable, actual out-of-pocket third party costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose) incurred by Landlord for reviewing plans and specifications for which Landlord’s approval is required hereunder and inspecting Alterations, in addition to any incremental cost incurred by Landlord as a result of the use of any standby personnel reasonably required as a result of any Alteration, to the extent such use is consistent with the practices of First Class Office Buildings. The cost for the time of such standby personnel as of the date hereof is set forth on Exhibit H and shall be subject to increase to the extent of Landlord’s actual increase in cost for the time of such standby personnel; provided, that Tenant shall be subject to a 4 hour minimum charge for the use of such standby personnel unless such use occurs during, immediately preceding or immediately following Business Hours on a Business Day, in which event Tenant shall only be subject to charge in 1 hour increments for such use. Landlord shall not be entitled to charge (nor shall any Affiliate of Landlord charge) a supervisory or other review fee except as expressly provided in this Lease. Notwithstanding the foregoing but without limiting any of Tenant’s obligations under the Development Agreement, Tenant shall not be required to reimburse Landlord or pay any costs or expenses of Landlord under this Section 4.02(c) in connection with Landlord’s review of the plans and specification for, or the performance of, Tenant’s Work.

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(d)Before proceeding with any Alteration that will cost more than $1,500,000 (other than Tenant’s Work and exclusive of the costs of decorating work and items constituting Tenant’s Property) (Subject to CPI Increases), as estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following (as selected by Tenant): (i) a cash deposit, (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord) or (iii) an irrevocable, unconditional, negotiable letter of credit, issued by a bank and in a form reasonably satisfactory to Landlord; each to be equal to 110% of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than 30 days prior to the expiration of the then current letter of credit, failing which Landlord may present the then current letter of credit for payment. Upon (A) the completion of the Alteration in accordance with the terms of this Section 4.02 and (B) the submission to Landlord of (x) proof evidencing the payment in full for said Alteration and (y) written unconditional lien waivers of mechanics’ liens and other liens on the Project from all contractors performing said Alteration, the security deposited with Landlord (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be returned to Tenant. Upon Tenant’s failure properly to perform, complete and fully pay for any Alteration, as determined by Landlord, Landlord may, upon notice to Tenant, draw on the security deposited under this Section 4.02(d) to the extent Landlord deems necessary in connection with said Alteration, the restoration and/or protection of the Premises or the Project and the payment of any costs, damages or expenses resulting therefrom. Notwithstanding the foregoing, the provisions of this Section 4.02(d) shall not apply with respect to any Alteration by Tenant so long as Tenant (i) is (1) the original named Tenant or any successor pursuant to Sections 5.01(b), (c) or (d) (each, a “Coach Tenant”) or (ii) has a net worth (exclusive of good will), computed in accordance with GAAP, of at least $500,000,000 (Subject to CPI Increases).

(e)(i)    Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and substantially in accordance with the plans and specifications therefor, as approved (or deemed approved) by Landlord to the extent such approval is required hereunder. At Tenant’s request, Landlord shall execute all required permit forms prior to the submission of plans by Tenant and/or Landlord’s review of such plans, but the execution of such forms by Landlord shall not constitute approval of the Alterations in question. Alterations shall be diligently performed in a good and workmanlike manner, using new materials (or used materials if appropriate) and equipment, in each case, at least equal in quality and class to the then standards for a First Class Office Building. Alterations shall be performed by architects, engineers and contractors first approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided, that any Alterations which involve a connection(s) or a tie-in to the systems of the Building shall be performed only by the contractor(s) designated by Landlord (provided, further, that the charges of such contractor(s) shall be reasonably competitive with the charges of contractor(s) providing similar services to other First Class Office Buildings). Landlord hereby agrees that the contractors, subcontractors, architects, engineers and/or expeditors listed on Exhibit K attached hereto are hereby approved by Landlord on the date hereof; provided, that Landlord may, from time to time, reasonably remove or add one or more contractors, subcontractors, architects, engineers and/or expeditors from or to

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Exhibit K in Landlord’s reasonable discretion, and, subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, shall add one or more contractors, subcontractors, architects, engineers and/or expeditors to Exhibit K at Tenant’s request from time to time. The performance of any Alteration or any other work in the Project shall not be carried out in a manner which would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord. Tenant shall immediately stop the performance of any work or service by any party if Landlord notifies Tenant that continuing such performance would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord, and Tenant shall not resume the performance of such work or service until such time as the same may be performed in a manner which shall not violate such union contracts or create such work stoppage, picketing, labor disruption, disharmony or dispute or interference.

(ii)Tenant shall have the right to file plans for any proposed Alterations (including Tenant's Work) with the Department of Buildings (the “DOB”) and any other applicable governmental authority prior to Landlord’s approval of such plans (to the extent such approval is required hereunder); provided that (A) Tenant shall simultaneously deliver to Landlord a set of such plans if the same have not been delivered to Landlord previously, (B) such filing shall not constitute Landlord’s approval of Tenant’s proposed Alterations, and (C) in no event shall Tenant be permitted to commence the work or to pull or otherwise obtain the permit or licenses to be issued by the DOB authorizing such work until Landlord has approved such Alteration (or such approval has been deemed given) to the extent such approval is required hereunder.

(f)Throughout the performance of Alterations, Tenant and Tenant’s Contractors shall carry insurance meeting the requirements set forth in Sections (B) and (C) of Exhibit V attached hereto and Section 7.02 of this Lease. Tenant shall furnish Landlord with evidence that such insurance is in effect no less than 5 Business Days prior to the commencement of any Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations. Tenant shall require that all insurance policies carried by any Tenant’s Contractors include clauses providing that each insurance underwriter shall waive all of its rights of recovery by subrogation, or otherwise, against Landlord, The Related Companies, L.P., Oxford Hudson Yards LLC and any of such entities’ officers, agents, or employees. A waiver of subrogation shall be effective as to any individual or entity even if such individual or entity (a) would otherwise have a duty of indemnification, contractual or otherwise, (b) did not pay the insurance premium directly or indirectly, and (c) whether or not such individual or entity has an insurable interest in the property damaged. In the event that Tenant or any of Tenant’s Contractors fails to maintain the coverages or limits as required herein, Landlord may obtain such insurance as an agent of such party without prior notice; provided, that Landlord shall concurrently notify Tenant that it is taking such action. Any premiums paid by Landlord to effect such coverages together with interest thereon at the Interest Rate from the date paid by Landlord until the date reimbursed by Tenant shall be payable by Tenant to Landlord.

(g)Tenant shall indemnify and hold Landlord and all Landlord Indemnified Parties harmless from and against all costs (including, without limitation, attorneys’ fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or

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relating to any Alteration, including, without limitation, any mechanics’ or other liens asserted in connection with such Alteration. Should any mechanics’ or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within 30 days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said 30 day period, or if Landlord is required to discharge any of said liens prior to the end of said 30 day period pursuant to any Superior Mortgage or Superior Lease, Landlord may cancel or discharge the same and, upon Landlord’s demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within 30 days after receipt by Tenant of a written statement from Landlord as to the amount of such costs.

(h)Tenant shall deliver to Landlord, within 90 days after the completion of an Alteration (other than Decorative Alterations), “as-built” drawings thereof using the AutoCAD Computer Assisted Drafting and Design System, Version 12 or later or such other system or medium as Landlord may accept. During the Term, Tenant shall keep records of Alterations costing in excess of $250,000 including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records; it being agreed, however, that Tenant shall be required to maintain the same only for a period of 3 years following the completion of the Alteration to which the same relates so long as Tenant delivers a copy of all such records to Landlord prior to discarding same after such 3 year period.
(i)All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.

(j)Tenant shall perform Tenant’s Work in accordance with the LEED certification requirements set forth on Exhibit Z attached hereto or otherwise in accordance with LEED “Gold” certification requirements. Tenant shall endeavor to comply with the LEED certification requirements set forth in Exhibit Z annexed hereto in connection with all other Alterations performed by Tenant hereunder. Notwithstanding the foregoing, Tenant shall not be in default under this Lease if Tenant does not achieve “Gold” level LEED or any other LEED or other certification for the Premises.

4.03 Landlord’s and Tenant’s Property. (a)  Subject to Section 4.03(d), all fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant, and all fixtures, equipment, improvements and appurtenances attached to or built into any other area of the Building by or on behalf of Tenant (collectively, “Fixtures”), shall be and remain a part of the Premises and shall not be removed by Tenant except as expressly provided to the contrary in this Lease. All Fixtures on the Rent Commencement Date shall be the property of Landlord. All Fixtures that become part of the Premises after the Rent Commencement Date shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, unless expressly provided otherwise in this Lease, shall become the property of Landlord.

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(b)All movable partitions, business and trade fixtures, machinery and equipment, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises or elsewhere in the Building (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any Tenant’s Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof.

(c)At or before the Expiration Date, or within 30 days after any earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove Tenant’s Property from the Premises (except such items thereof as Landlord shall have expressly permitted in writing to remain, which shall become the property of Landlord and shall not constitute Tenant’s Property hereunder), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property. Any items of Tenant’s Property which remain in the Premises after the Expiration Date, or more than 30 days after an earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as Landlord’s property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense.

(d)Landlord, by notice given to Tenant at any time prior to or within (but not later than) 60 days after the Expiration Date or any earlier termination of this Lease, may require Tenant, notwithstanding Section 4.03(a), to remove all or any Specialty Installations. If Landlord shall give such notice, then Landlord, at Tenant’s expense, no earlier than 30 days after the giving of such notice by Landlord, shall remove the Specialty Installations from the Premises, repair and restore the Premises to the condition existing prior to installation thereof and repair any damage to the Premises or to the Building due to such removal (such removal and repair work is collectively hereinafter referred to as the “Restoration Work”). Tenant shall, within 30 days after demand therefor, reimburse Landlord for the reasonable out-of-pocket costs actually incurred by Landlord in connection with the Restoration Work that are in excess of such costs that Landlord would have incurred if the Specialty Installations were not Specialty Installations. Any dispute with respect to the cost of the Restoration Work shall be resolved by arbitration in accordance with the provisions of Section 8.09. Notwithstanding the foregoing, Tenant, at the time Tenant submits to Landlord Tenant’s plans and specifications for any Alterations, may request in writing that Landlord specifically identify any Specialty Installations shown on Tenant’s plans and specifications which Tenant must remove at the end of the Term (and restore the Premises to its condition existing prior to the installation of such Specialty Installations). If Tenant shall make such request in writing and such request shall contain a legend in not less than 14 point font bold upper case letters as follows: “PURSUANT TO SECTION 4.03(d) OF THE LEASE, LANDLORD’S FAILURE TO SPECIFICALLY IDENTIFY ANY SPECIALTY INSTALLATIONS SHOWN ON TENANT’S PLANS AND SPECIFICATIONS WHICH TENANT MUST REMOVE AT THE END OF THE TERM SHALL BE DEEMED TO BE A WAIVER OF LANDLORD’S RIGHT TO OBLIGATE TENANT TO REMOVE SUCH SPECIALTY INSTALLATIONS AT THE END OF THE TERM.”, then any such Specialty Installations which Landlord fails to designate in Landlord’s approval of such plans and specifications as items which Tenant shall be required to remove shall not be required to be removed by Tenant (or at Tenant’s expense) at the end of the Term, and such failure shall constitute a waiver of Landlord’s right to obligate Tenant to remove such Specialty Installations at the end of the Term. The term “Specialty Installations” shall mean installations performed by or at the

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direction of Tenant consisting of vaults, safes, internal staircases, dumbwaiters, vertical transportation systems, roof equipment and other installations made by or at the direction of Tenant which penetrate the slabs of the Premises, Alterations which affect the Building’s curtain wall, including louvers, all installations and design elements in private bathrooms installed by Tenant, any Dining Facility and any other installations which are not customary installations for tenants occupying premises comparable to the Premises for general, administrative and executive office use as permitted under this Lease, but shall not include raised flooring. Notwithstanding anything contained in this Lease to the contrary, the Atrium shall not constitute a “Specialty Installation” hereunder. The provisions of this Section 4.03(d) shall survive the expiration or other termination of this Lease.

4.04 Access and Changes to Building. (a)  Landlord reserves the right, at any time, to make changes in or to the Building as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor, provided any such change does not (A) adversely affect Tenant’s access to the Premises (except to an immaterial extent), (B) adversely affect the Premises, any common areas of the Building which Tenant is entitled to use, or any systems or equipment serving the Premises (in each case, to more than a de minimis extent), or (C) affect the first-class nature of the Building. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises; provided, that the same (i) are installed within the interior of the walls of the Premises or the floors or ceilings thereof, at Landlord’s sole cost and expense or, if installed adjacent to the interior walls of the Premises or the floors or ceilings of the Premises, if appropriate, shall be located in boxed enclosures and adequately furred and (ii) shall not, except to a de minimis extent, reduce (x) the size of the Premises or (y) the ceiling height; and provided further, that Landlord shall not construct any additional columns within the Premises after the Commencement Date. Landlord shall restore, at Landlord’s cost, to substantially the same condition existing prior to such work by Landlord, any damage to the Premises, any common areas of the Building which Tenant is entitled to use, systems or equipment serving the Premises, Fixtures or Tenant’s Property caused by the performance of any such installation or maintenance work by Landlord. In exercising its rights under this Section 4.04, Landlord shall minimize, to the extent commercially reasonable, any interference with Tenant’s use of the Premises for the ordinary conduct of Tenant’s business and, subject to Section 3.02(e), may perform any such installation or maintenance work during non-Business Hours.

(b)Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces (other than the Terrace Space) or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, base building telecommunications or technical rooms, electrical closets, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises.

(c)Landlord shall not darken any of the windows of the Premises after the Commencement Date for any consecutive period in excess of 120 days except to the extent required by Law. Subject to the immediately preceding sentence, Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily darkened or obstructed

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by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or temporarily or permanently darkened or obstructed if required by Law), or if any part of the Project, other than the Premises, is temporarily or permanently closed or inoperable.

(d)Landlord and persons authorized by Landlord shall have the right, upon reasonable prior notice to Tenant (except in an emergency and which, in the case of non-emergency inspections or work to be performed by Landlord within the Premises, (i) shall be at least 24 hours in advance and (ii) with respect only to entry for the purpose of exhibiting the Premises to prospective purchasers or tenants, shall state the approximate time of such entry, which shall be on a Business Day), to enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers or, during the last 24 months of the Term, to prospective tenants, or for any other purpose as Landlord may deem necessary or desirable. Any access to the Premises by Landlord pursuant to this Section 4.04(d) shall be subject to the provisions of Section 3.02(e). Tenant shall have the right to have a representative of Tenant accompany Landlord on any entry into the Premises, but, provided that the required notice, if any, is given to Tenant, Landlord’s rights to conduct any such entry, and the timing of such entry, shall not be affected if Tenant shall fail to make such representative available. Notwithstanding anything to the contrary contained in this Section 4(d), upon notice to Landlord, Tenant shall have the right to designate safes and vault areas and other areas in Tenant’s reasonable determination within the Premises to which access by Landlord shall be absolutely prohibited (“Restricted Areas”), except in the case of an emergency involving continuing or imminent loss or threat of loss of life, serious bodily injury, or material loss of property or as may be otherwise required by Law. Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except as otherwise expressly provided in this Lease.

4.05 Repairs. (a)  Tenant shall keep the Premises (including, without limitation, all Fixtures) in good condition and, upon expiration or earlier termination of the Term, shall surrender the same to Landlord in good condition, reasonable wear and tear, damage by reason of Casualty and any other items Tenant is not expressly responsible for under this Lease excepted. Tenant’s obligation shall include, without limitation (and notwithstanding the provisions of Section 4.05(b) below), the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Building outside of the Premises, it being agreed that (i) Tenant shall be obligated to repair any such damage to equipment and other installations within the Premises if such damage adversely affects any Building systems, the Building’s structural components, and/or any area outside of the Premises and (ii) Landlord shall have no obligation to repair any such damage within the Premises unless such repair is expressly provided to be Landlord’s responsibility under Section 4.05(b). Any maintenance, repair or replacement to the windows, the Building systems, the Building’s structural components or any areas outside the Premises and which is Tenant’s obligation to perform shall be performed by Landlord at Tenant’s expense, which expense shall be reasonable and without profit or mark-up by Landlord or any Landlord Affiliate.

(b)Landlord, at Landlord’s expense (but subject to reimbursement by way of Operating Expenses to the extent includable therein), shall operate, maintain, repair and replace, if necessary (i) all structural portions of the Building, such as, by way of example only, the roof, foundation, footings, exterior walls, load-bearing columns, ceiling and floor slabs,

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windows, window sills and sashes, (ii) all common and public service areas of the Building, including, without limitation, any common elevators, escalators, access areas and driveways, landscaped areas and corridors, (iii) all Building systems serving the common and public service areas and the Premises and (iv) all fixtures located in the core restrooms (x) in the Premises or (y) which are common restrooms located on a floor of the Building only a portion which is included in the Premises, as well as the plumbing serving such core restrooms, throughout the Term, and in such a manner as is consistent with the maintenance, operation and repair standards of First Class Office Buildings; provided, that Landlord’s obligations under this Section 4.05(b) shall be limited to areas of, and installations within, the Building which Tenant is entitled to use or which otherwise serve the Premises. Notwithstanding the foregoing, if any damage repaired by Landlord under this Section 4.05(b) is caused by Tenant or any of Tenant’s agents, employees, invitees and licensees, such repair shall be performed by Landlord at Tenant’s expense, which expense shall be reasonable and without profit or mark-up by Landlord or any Landlord Affiliate.

4.06 Compliance with Laws; Hazardous Materials. (b)  Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority at any time duly in force (collectively “Laws”), the application of which is attributable to, any work, installation, occupancy, use or manner of use by Tenant of the Premises or any part thereof, except as expressly set forth in the next sentence. Nothing contained in this Section 4.06 shall require Tenant to make any (i) structural changes or (ii) changes to the core bathrooms (but not any private or executive bathrooms, with respect to which Tenant shall be responsible for compliance with Laws as set forth in the first sentence of this paragraph) in the Premises or the Terrace Space, unless, in the case of either of clauses (i) or (ii), the same are necessitated by reason of Tenant’s performance of any Alterations, Tenant’s particular manner of use of the Premises (as opposed to the mere use by Tenant of the Premises for general, executive or administrative office purposes). Tenant shall procure and maintain all licenses and permits required for its business. Notwithstanding the provisions of Section 4.06(a), Tenant, at its own cost and expense, may contest, in any manner permitted by Law, the validity or the enforcement of any Laws with which Tenant is required to comply pursuant to this Lease; provided that (A) any such contest and/or Tenant’s non-compliance with any such Laws shall not (I) subject any Landlord Indemnified Party to (x) criminal prosecution, (y) material fine or (z) any other civil liability that would adversely affect the operation of the Building or the rights of other tenants or occupants of the Building, (II) subject the Building (or any portion thereof) to lien or sale or cause, or be reasonably likely to cause, the same to be condemned or vacated or (III) be in violation of any Superior Mortgage or Superior Lease; (B) except if Tenant is a Coach Tenant or has at least a $500,000,000 net worth computed in accordance with GAAP, Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security reasonably satisfactory to Landlord, indemnifying and protecting Landlord, any Superior Mortgagee or Superior Lessor against any loss, cost, liability, damage or expenses (including, without limitation, interest and penalties and reasonable attorneys’ fees and disbursements) which could arise by reason of such non-compliance, which bond or other security (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be released by Landlord promptly upon resolution of such contest (provided that, unless otherwise required pursuant to the terms of any Superior Mortgage or Superior Lease, the foregoing provisions of this clause (B) shall not apply with respect to any contest of Law by Tenant so long as Tenant is a Coach Tenant or an assignee other than a Coach Tenant that has a net worth of at least $500,000,000 computed in accordance with GAAP at the

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time of such contest); and (C) Tenant shall promptly, diligently and continuously prosecute such contest and shall keep Landlord informed, on a regular basis, of the status of such contest.

(b)Landlord, at Landlord’s expense (but subject to reimbursement by way of Operating Expenses to the extent includable therein), shall comply or cause compliance with all Laws affecting the public and common areas of the Building, the Building systems or the Premises or the use and occupancy thereof (except (x) as expressly set forth in Section 4.06(a) above and (y) that Landlord shall have no liability to Tenant for any failure to so comply or cause compliance except to the extent such failure adversely affects Tenant’s use and enjoyment of the Premises or access to the Premises or any common areas that Tenant has the right to access and use pursuant to the provisions of this Lease) subject to Landlord’s right to contest and defer compliance with such Laws pursuant to appropriate proceedings, provided that Landlord shall not have the right to defer such compliance if (i) such non-compliance or contest shall prevent Tenant from lawfully occupying the Premises for the use permitted hereunder or (ii) noncompliance threatens the safety of persons or property.

(c)(i)    Tenant shall not cause or permit Hazardous Materials to be used, transported, stored, released, handled, produced or installed in, on or from the Premises or the Building other than in connection with customary office, cleaning and/or maintenance and/or construction supplies brought into, used in and/or kept upon the Premises or the Building if and to the extent permitted pursuant to Laws and in addition, with respect to construction supplies, if and to the extent used in accordance with good construction practices. The term “Hazardous Materials” means any substance or material defined by any Law that is now or may hereafter be applicable, as “hazardous,” “toxic” or words of similar import. In the event of a breach of the provisions of this Section 4.06(c)(i), Landlord shall, in addition to all of its rights and remedies under this Lease and pursuant to Laws, require Tenant to remove any such Hazardous Materials from the Premises or the Building in the manner prescribed for such removal by applicable Laws, and the indemnity provisions set forth in Section 6.12(b) shall apply in connection therewith. Landlord acknowledges that Tenant will be assembling and manufacturing sample products in the Premises and testing products in the Premises and that in connection therewith, certain glues and other products typically used in connection with the assemblage and manufacture of Tenant’s sample products and testing of Tenant’s products may contain Hazardous Materials, and Landlord consents to the storage and use of such products in the Premises, provided that the same are stored and used in accordance with and to the extent permitted by Laws and are otherwise subject to the provisions of this Lease, including, without limitation, the last sentence of Section 1.05(d).

(ii)Landlord shall not cause or permit Hazardous Materials to be used, transported, stored, released, handled, produced or installed in, on or from the Premises or the Building other than customary office, cleaning and/or maintenance and/or construction supplies brought into, used in and/or kept upon the Premises or the Building if and to the extent permitted pursuant to Laws and in addition, with respect to construction supplies, if and to the extent used in accordance with good construction practices; provided, however, that nothing contained herein shall be deemed to prohibit Landlord from storing, handling and using Hazardous Materials to the extent permitted by, and in accordance with, Laws in connection with its operation of Building systems. In the event of a breach of the provisions of this Section 4.06(c)(ii), Landlord shall remove any such Hazardous Materials from the Premises or the Building in the manner prescribed for such removal by applicable

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Laws, and the indemnity provisions set forth in Section 6.12(c) shall apply in connection therewith. If and to the extent (x) Landlord is obligated to perform any removal work in the Premises in accordance with the immediately preceding sentence, and (y) such removal shall cause Tenant to be actually delayed in completing Tenant’s Work and occupying the Premises for the conduct of Tenant’s business, Tenant’s sole and exclusive remedy therefor shall be that the Rent Commencement Date shall be extended on a day-for-day basis for each such day that Tenant is actually delayed in completing Tenant’s Work and so occupying the Premises until such removal work is substantially completed in accordance with applicable Laws or would have been substantially completed in accordance with applicable Laws but for any Tenant Delay; provided, that no such delay shall constitute an actual delay before Tenant notifies Landlord in writing of such actual delay.

4.07 Tenant Advertising. Tenant and its Affiliates shall be permitted to use the likeness of the Building or the Project in any advertising (by whatever medium) without Landlord’s consent; provided, that Tenant shall use commercially reasonable efforts to give Landlord reasonable prior written notice of any such use and Tenant shall reasonably cooperate with Landlord in connection therewith.

4.08 Right to Perform Tenant Covenants. If Tenant fails to perform any of its obligations under this Lease when due hereunder, Landlord, any Superior Lessor or any Superior Mortgagee (each, a “Curing Party”) may perform the same (without duplication) at the expense of Tenant (a) immediately and without notice in the case of emergency that will result in imminent harm to persons or property and (b) in any other case if such failure continues beyond any applicable notice and grace period. Notwithstanding the foregoing, prior to such performance under clause (b) of the preceding sentence only, the Curing Party shall give Tenant a written notice (the “Curing Party Notice”) identifying such failure in detail and notifying Tenant of the Curing Party’s intention to exercise its rights under this Section 4.08 with respect thereto (and including an estimate of the cost such Curing Party will incur in performing such Tenant obligation if the Curing Party is reasonably able to ascertain such an estimate); provided, that the Curing Party Notice shall contain a legend in not less than 14 point font bold upper case letters as follows: “THIS IS A TIME SENSITIVE NOTICE AND IF TENANT SHALL FAIL TO CURE SUCH ITEM SPECIFIED IN THIS NOTICE WITHIN 10 BUSINESS DAYS FOLLOWING TENANT’S RECEIPT OF THIS NOTICE THEN [THE CURING PARTY] SHALL HAVE THE RIGHT TO PERFORM SAME PURSUANT TO SECTION 4.08 OF THE LEASE.” If such failure by Tenant shall continue for 10 Business Days after Tenant’s receipt of the Curing Party Notice (or, if such failure is not reasonably susceptible of cure within such period, such longer period as may be reasonably necessary to complete the same with due diligence provided that Tenant commences the cure within said 10-Business Day period and prosecutes the same with reasonable diligence), then the Curing Party shall have the right (but shall not be obligated), for the account of Tenant, to perform the obligation which Tenant so failed to perform. If a Curing Party performs any of Tenant’s obligations under this Lease, Tenant shall pay to Landlord (as Additional Charges) the actual out-of-pocket costs thereof (including all actual out-of-pocket fees and costs, including reasonable legal fees and disbursements, incurred by such Curing Party in connection therewith), together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within 30 days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing

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Party’s bond and shall reimburse the Curing Party for the cost of the Curing Party’s bond. “Interest Rate” means the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist or shall cease to announce such rate, such other bank in New York, New York, as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York (the “Base Rate”) plus 3% and (ii) the maximum rate permitted by law. Any dispute between Landlord and Tenant under this Section 4.08 shall be submitted to expedited arbitration in accordance with the provisions of Section 8.09 hereof.

4.09 Right to Perform Landlord Covenants. If Landlord fails to perform any of its obligations under this Lease when due hereunder and such failure (a) interferes with Tenant’s use of the Premises beyond a de minimis extent and (b) is capable of being cured by Tenant (i) taking action wholly within the Premises and (ii) without altering any of the structural components of the Building or affecting the Building’s systems or any area outside of the Premises, then Tenant may give Landlord a written notice (the “S/H Notice”) identifying such failure in detail and notifying Landlord of Tenant’s intention to exercise its rights under this Section 4.09 with respect thereto; provided, that Tenant’s S/H Notice contain a legend in not less than 14 point font bold upper case letters as follows: “THIS IS A TIME SENSITIVE NOTICE AND IF LANDLORD SHALL FAIL TO CURE SUCH ITEM SPECIFIED IN THIS S/H NOTICE WITHIN 10 BUSINESS DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS NOTICE THEN TENANT SHALL HAVE THE RIGHT TO PERFORM SAME PURSUANT TO SECTION 4.09 OF THE LEASE.” If such failure by Landlord shall continue for 10 Business Days after Landlord’s receipt of the S/H Notice (or, if such failure is not reasonably susceptible of cure within such period, such longer period as may be reasonably necessary to complete the same with due diligence provided that Landlord commences the cure within said 10-Business Day period and prosecutes the same with reasonable diligence), then Tenant shall have the right (but shall not be obligated), for the account of Landlord, to perform the obligation which Landlord so failed to perform. If Tenant performs any of Landlord’s obligations under this Lease in accordance with this Section 4.09, Landlord shall pay to Tenant the actual, reasonable, out-of-pocket cost of such performance (including all fees and costs, including reasonable legal fees and disbursements, incurred by Tenant in connection therewith), together with interest thereon at the Interest Rate from the date incurred after the expiration of such 10th Business Day until paid, within 30 days after receipt by Landlord of a statement as to the amounts of such costs. If Landlord fails to make such payment to Tenant within such 30 day period, and provided that (x) such failure continues for 5 Business Days after Tenant notifies Landlord of such failure (which notice shall contain a legend in not less than 14 point font bold upper case letters as follows: “THIS IS A NOTICE OF A CLAIMED OFFSET RIGHT GIVEN IN ACCORDANCE WITH SECTION 4.09 OF THE LEASE”), and (y) Landlord does not, within such 5 Business Day period, dispute Tenant’s entitlement to the amount claimed by Tenant, then Tenant may set off such amount (together with interest thereon at the Interest Rate from the date incurred after the expiration of the 10 Business Day period described above in this Section 4.09 until credited) against the next installments of Rent coming due under this Lease. Any dispute between Landlord and Tenant under this Section 4.09 shall be submitted to expedited arbitration in accordance with the provisions of Section 8.09 hereof. If any such dispute is resolved in favor of Tenant, then the amount in dispute shall be paid to Tenant within 10 days after the determination of the arbitrator, failing which Tenant may give to Landlord 5 Business Days notice of Tenant’s intent to offset the amount due to Tenant against the next installments of Rent due under this Lease (which notice shall contain a legend in not less than 14 point font bold upper case letters as follows: “THIS IS A NOTICE OF A CLAIMED

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OFFSET RIGHT GIVEN IN ACCORDANCE WITH SECTION 4.09 OF THE LEASE”) and if Landlord does not, within such 5 Business Day period, pay such amount to Tenant, then Tenant may set off such amount (together with interest thereon at the Interest Rate from the date incurred after the expiration of the 10 Business Day period described above in this Section 4.09 until credited) against the next installments of Rent coming due under this Lease. Any dispute between Landlord and Tenant under this Section 4.09 shall be submitted to expedited arbitration in accordance with the provisions of Section 8.09 hereof.

4.10 Telecommunications; Shaft Space. (a)    Tenant shall be responsible, at its sole cost and expense, for bringing telecommunication service, data wiring service and cable television service to the Premises. Landlord shall provide the shaft space shown and described on Exhibit L for Tenant’s telecommunications requirements. Landlord shall provide two separate points of entry for Tenant’s non-exclusive use for Tenant’s telecommunications requirements. Any installation made by Tenant in such shaft space, including core drilling and the installation of any conduit or wiring, shall be performed at Tenant’s sole cost and expense, in accordance with all Laws and the Rules and Regulations, and shall constitute an Alteration under this Lease. Tenant shall indemnify and save harmless Landlord from and against all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys’ fees and expenses) by reason of accidents, damage, injury or loss to any and all persons and property, or either, whosoever or whatsoever to the extent resulting from or arising in connection with Tenant’s installation, use, maintenance and removal of the equipment that Tenant installs in the shaft space and Tenant’s insurance in respect of the Premises shall include coverage for any losses incurred in connection with such installation, use, operation, maintenance and removal. Upon the expiration of the Term, all of such fixtures and equipment installed in the shaft space by Tenant shall be removed by Tenant at its sole cost and expense; provided, that if and to the extent any wiring installed by Tenant in such shaft space is properly tagged, Tenant shall not be obligated to remove same.

(b)For the sole purpose of installing, servicing or repairing telecommunications lines, wiring, cabling, conduit, risers and associated equipment as permitted hereunder, Tenant and Tenant’s Contractors shall have access to such portions of the Building as may be reasonably necessary therefor at reasonable times upon reasonable notice to Landlord upon and subject to the applicable terms of this Lease, any other reasonable requirements imposed by Landlord in connection therewith and the rights of any tenants pursuant to the terms of their respective leases; provided that Landlord shall not be required to send a default notice or otherwise institute litigation, default or eviction proceedings against any other tenant of the Building or incur any expenses (other than de minimis expenses) in connection therewith, it being agreed that with respect to any such access to another tenant’s premises in the Building, Landlord’s only obligation shall be to make a one-time request for such access if and to the extent Landlord is entitled to same pursuant to the terms of the applicable lease and any such access shall otherwise be subject to the terms of such lease. For the avoidance of doubt, Tenant’s indemnification obligations under Section 6.12(b) shall apply to any such access granted to Tenant under this clause (b).

(c)Tenant shall have the right, at Tenant’s sole cost and expense, to contract for telecommunications service from any reputable carrier which serves the area, subject to Landlord’s reasonable consent (which consent may include, without limitation, the condition that such service provider enter into a license agreement with Landlord which is reasonably

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satisfactory to Landlord but without any requirement that the service provider or Tenant pay any fee thereunder other than customary fees paid by service provider to landlords of First Class Office Buildings and except to the extent required to reimburse Landlord for Landlord’s out-of-pocket costs in connection therewith), and Landlord shall reasonably cooperate with Tenant in connection therewith, without cost, expense or liability to Landlord. Verizon, Time Warner Cable, AT&T, Sidera, Lightpath, Level 3 and Zayo shall be deemed approved by Landlord as telecommunications providers.

(d)Landlord shall not be responsible for any delays occasioned by failure of the telecommunications company to furnish any such services.

4.11 Violations. In the event that Tenant is unable to obtain any building permits or other permits, approvals, certificates or sign-offs from any governmental authority required for the performance of Tenant’s Work, any Alteration or the legal occupancy by Tenant of the Premises or any portion thereof for Permitted Uses and to the extent such failure results from the existence of any violations of Law affecting the Building or any portion thereof (“Violations”) which were not caused by or resulting from the action(s) or failure(s) to act of Tenant, Tenant’s contractors, subtenants or any Tenant Indemnified Party or any other unit owner or tenant of the Building, then following written notice thereof from Tenant, Landlord shall proceed reasonably diligently and in good faith to cure such Violation and/or cause each such Violation to be discharged of record. If there is any Violation caused by the acts or omissions of other unit owners or tenants or occupants of the Building, Landlord will use commercially reasonable efforts to cause such tenant or occupant to comply with the provisions of its lease but Landlord shall not be required to institute litigation, arbitration or any other proceeding against such tenant or occupant of the Building, send a default notice, seek to terminate any lease or incur any expenses (other than de minimis expenses) in connection therewith. In the event a Violation that is not caused by or resulting from the action(s) or failure(s) to act of Tenant, Tenant’s contractors, subtenants or any Tenant Indemnified Party or any other unit owner or tenant of the Building shall actually delay Tenant in occupying the Premises for the conduct of Tenant’s business (including as a result of a delay in the performance of Tenant’s Work or any Alteration caused by such Violation), and Landlord does not dispute such determination by Tenant (or, if Landlord does dispute such determination, and Tenant’s position in such dispute ultimately prevails) and such delay continues after written notice to Landlord specifying in reasonable detail the cause of the delay and the expiration of 5 Business Days from Landlord’s receipt of such notice, then for the period commencing on the 6th Business Day until the earlier of (x) the date the Violations in question are cured by Landlord (or Developer) and (y) the date Tenant is able to occupy the Premises or portion thereof for the ordinary conduct of business (or perform Tenant’s Work or the Alteration in question), Fixed Rent and Additional Charges in respect of the portion of the Premises (the “Affected Portion”) that Tenant is prevented from, or delayed in, occupying shall be abated. If a portion of the Premises is an Affected Portion and Tenant is not using another portion of the Premises (the “Affected Related Portion”) that is dependent upon the Affected Portion and that Tenant is unable to use because the Affected Portion is integral to the activities that are to be conducted in the Affected Related Portion, then for so long as Tenant is unable to use and is not occupying the Affected Related Portion for the ordinary conduct of business (but not beyond the date that Tenant is no longer prevented or delayed from occupying the Affected Portion), the Affected Related Portion shall be deemed a part of the Affected Portion.

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ARTICLE 5

Assignment and Subletting

5.01 Assignment; Etc. (a)  Subject to the further provisions of this Article 5, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. The dissolution or direct or indirect transfer of control of Tenant (however accomplished including, by way of example, the addition of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Tenant’s obligations under this Lease shall be deemed an assignment of this Lease. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Article 5 shall be null and void.

(b)Notwithstanding Section 5.01(a), without the consent of Landlord or application of Section 5.05, this Lease may be assigned to (i) an entity created by merger, reorganization or recapitalization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant’s membership interests, stock or assets; provided, in the case of both clause (i) and clause (ii), that (A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes by written instrument reasonably satisfactory to Landlord all of Tenant’s obligations under this Lease, (C) such assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (D) the assignee is a reputable entity and shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP) at least equal to 95% of the aggregate net worth (as so computed) of Tenant immediately prior to such assignment.

(c)Notwithstanding Section 5.01(a), without the consent of Landlord or application of Section 5.05, Tenant may assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant; provided, that (i) Landlord shall have received a notice of such assignment or sublease from Tenant; and (ii) in the case of any such assignment, (A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (B) the assignee assumes by written instrument reasonably satisfactory to Landlord all of Tenant’s obligations under this Lease. “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. “Control” (and with correlative meaning, “controlled by” and “under common

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control with”) means either (1) (x) the power and authority to direct the business and affairs of the entity in question, whether through the ownership of voting securities, by statute or according to the provisions of a contract or other agreement and (y) ownership or voting control, directly or indirectly, of 20% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question or (2) the ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.

(d)Notwithstanding Section 5.01(a), the direct or indirect transfer of shares or other equity interests in Tenant shall not constitute an assignment of this Lease and shall not require Landlord’s consent if accomplished through a recognized stock exchange or through the public “over-the-counter” securities market.

(e)Tenant may from time to time, subject to all of the provisions of this Lease but without the consent of Landlord, permit portions of the Office Premises to be used or occupied under so-called “desk sharing” arrangements by Desk Space Users; provided, that (i) any such use or occupancy of desk or office space shall be without the installation of any separate entrance or any signage identifying such Desk Space User or any other indicia of a separate demise to any Desk Space User (it being agreed that the foregoing shall not prevent Tenant from installing partitions to create separate rooms within the Office Premises for use by Desk Space Users), (ii) at any time during the Term, the aggregate of the rentable square footage then used by Desk Space Users pursuant to this Section 5.01(e) shall not exceed 10% of the rentable square feet of the Office Premises (it being agreed, however, that such limitation shall not be applicable to any Desk Space User that is an Affiliate of Tenant), (iii) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted pursuant to this Lease, (iv) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Lease, (v) any such “desk sharing” arrangement shall terminate automatically upon the termination of this Lease, (vi) Tenant shall receive no rent or other payment or consideration for the use or occupancy of any space in the Premises by any Desk Space User in excess of an allocable share of the Rent reserved hereunder, (vii) each Desk Space User shall be engaged in a business or activity which is in keeping with standards of the Building and (viii) any such desk sharing arrangement is for a valid business purpose and not to circumvent the provisions of this Article 5.  Upon request of Landlord (which shall not be made by Landlord more frequently than once every 6 months), Tenant shall advise Landlord of any Desk Space Users in the Premises, and shall provide (A) a description of the nature and character of the business being conducted in the Premises by such Desk Space User and (B) the rentable square feet of the Premises occupied by such Desk Space User, together with a certificate from an officer of Tenant certifying the accuracy of the foregoing and Tenant’s compliance with the provisions of this Section 5.01(e). “Desk Space User” means a bona fide client, service provider, or other person or entity with which Tenant has an ongoing business relationship.

5.02 Landlord’s Right of First Offer. (d)  If Tenant desires to either (x) assign this Lease or (y) sublet all or substantially all of the Premises or sublet a portion of the Premises which, when aggregated with other subleases then in effect that are for substantially all of the then-remaining Term, covers all or substantially all of the Premises, in either case, for all or substantially all of the remaining Term (i.e., for a term expiring during the last six (6) months of the Term)

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(other than in accordance with Sections 5.01(b), (c), (d) and (e), Tenant shall give to Landlord notice (“Tenant’s Offer Notice”) thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet (including the specific area to be demised for sublet on any floor of the Premises) and the term of the subletting of such space, (ii) (A) in the case of a proposed assignment, the consideration Tenant desires to receive or pay for such assignment (including any concessions Tenant desires to offer to the proposed assignee) or (B) in the case of a proposed subletting, the rent which Tenant desires to receive for such proposed subletting (including fixed rent, additional rent including proportionate shares, base years and/or base amounts for any escalation rent to be paid on account of PILOT, taxes and operating expenses, electricity charges and other pass-through expenses and the amount of any work allowance, rent abatement or other tenant inducement, and any other proposed terms required by Landlord to calculate the Net Effective Rental Tenant desires to receive for such proposed subletting), (iii) the proposed assignment or sublease commencement date and (iv) in the case of a proposed subletting, any renewal options which Tenant proposes to offer and/or restoration obligations which Tenant proposes to impose (it being understood that Tenant shall have no obligation to offer any renewal options or to impose any restoration obligations in connection with a proposed subletting, and the only effect of Tenant failing to include such terms in a Tenant’s Offer Notice shall be as set forth in Section 5.02(f)). “Net Effective Rental” means, with respect to any desired or actual sublease, the net present value, determined as of the desired or actual commencement date of the desired or actual sublease, using a discount rate of the Base Rate in effect as of the date of Tenant’s Offer Notice plus 2%, of the aggregate of all rent and additional rent (other than any escalation rent calculated by determining increases over a base year or base amount) payable to Tenant under the desired or actual sublease, discounted from the date that any such payment would have been made under the desired or actual sublease to the commencement date of such desired or actual sublease, after deducting therefrom the amount of all tenant inducements (such as, by way of example only, direct payments, work allowances, work letters and rent abatements) that are (or will be) granted to the subtenant thereunder, discounted, using a discount rate of the Base Rate in effect as of the date of Tenant’s Offer Notice plus 2%, from the date that such tenant inducements were to have been given under the desired or actual sublease to the commencement date of such desired or actual sublease.

(b)Tenant’s Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may terminate this Lease. Said option may be exercised by Landlord by notice to Tenant within 30 days after a Tenant’s Offer Notice, together with all information required pursuant to Section 5.02(a), has been given by Tenant to Landlord. If Landlord shall not exercise its termination rights under this Section 5.02(b) within such thirty (30) day period, then, subject to Section 5.02(d), Landlord shall be deemed to have waived such rights and Landlord shall no longer have the right to terminate this Lease in connection with the applicable Tenant’s Offer Notice. If Landlord exercises its right to terminate the entire Lease in connection with a sublease of a portion of the Premises which, when aggregated with other subleases then in effect that are for substantially all of the then-remaining Term, covers all or substantially all of the Premises, then Landlord shall recognize and keep in full force and effect any subleases of the Premises in effect as of the date of such termination that Landlord affirmatively consented to in accordance with the terms of this Article 5; provided, that the provisions of Section 2, Section 3, Section 5 and Section 6 of the form of Landlord’s Non-Disturbance Agreement attached hereto as Exhibit Y shall apply mutatis mutandis to any such

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subleases, and Landlord may condition its consent to any sublease upon such sublease expressly so providing.

(c)If Landlord exercises its option under Section 5.02 to terminate this Lease, then this Lease shall terminate on the later of (i) the date that is 60 days after Landlord’s receipt of the applicable Tenant’s Offer Notice and (ii) the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice, and all Rent shall be paid and apportioned to such termination date.

(d)If Landlord does not timely exercise any of Landlord’s options under this Section 5.02, and if Tenant has not within 300 days after the giving of the applicable Tenant’s Offer Notice entered into a binding agreement to sublease or assign (which sublease or assignment shall be conditioned upon Landlord’s consent thereto), then Tenant shall not sublet any space to a third party or assign this Lease to a third party (other than pursuant to Sections 5.01(b), (c), (d) and (e)) without complying once again with all of the provisions of this Section 5.02 and re-offering such space to Landlord, if required pursuant to the express terms of this Section 5.02.

(e)Notwithstanding anything to the contrary contained herein, if at any time during the Term, Tenant is not occupying at least 7 full floors in the Building, then the provisions of this Section 5.02 shall be null and void and shall be replaced with the provisions of Section 5.02 set forth on Exhibit HH attached hereto.

5.03 Assignment and Subletting Procedures. (a)  If (x) Tenant delivers to Landlord a Tenant’s Offer Notice with respect to any proposed assignment of this Lease or subletting of all or substantially all of the Premises or subletting of a portion of the Premises which, when aggregated with other subleases then in effect that are for substantially all of the then-remaining Term, covers all or substantially all of the Premises, in either case for all or substantially all of the remaining Term and Landlord does not timely exercise its option under Section 5.02 or (y) Tenant desires to sublet any space as to which Landlord shall not have the option under Section 5.02, then Tenant shall notify Landlord (a “Transfer Notice”) of such desire, which notice shall be accompanied by (i) a copy of the proposed assignment or sublease and all related agreements, or an agreed term sheet which does not have to be signed by Tenant and the proposed subtenant or assignee, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises and (iii) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial statements, and, subject to Section 5.03(d), Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided that:

(i)In Landlord’s reasonable judgment, the proposed assignee or subtenant will use the Premises in a manner that (A) is in keeping with the then standards of the Building and (B) is limited to the uses expressly permitted under this Lease.

(ii)The proposed assignee or subtenant is, in Landlord’s reasonable judgment, a reputable person or entity, and, with respect to a proposed assignee only, has sufficient financial worth considering the responsibility involved.

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(iii)Neither the proposed assignee or sublessee, nor any affiliate of such assignee or sublessee, is then a tenant of any part of the Building; provided, that the foregoing condition in this Section 5.03(a)(iii) shall only apply if Landlord has, or within the next 9 months reasonably anticipates having, comparable space available for lease in the Building for a comparable term, and upon request by Tenant (which request shall include the location and rentable square footage of space and the term for which Tenant is considering an assignment or sublease), Landlord shall promptly notify Tenant, as of the date of such notification, whether Landlord has or within the next 9 months reasonably anticipates having comparable space available for lease in the Building for a comparable term.

(iv)The proposed assignee or sublessee is not a person with whom Landlord is then negotiating or has within the prior 3 months negotiated to lease space in the Building.

(v)There shall not be more than (A) 4 subtenants (including Tenant) on each full floor of the Premises, or more than 2 subtenants (including Tenant) on any partial floor included in the Premises and (B) 20 subtenants (including Tenant) in the entire Premises.

(vi)Tenant shall reimburse Landlord within 30 days after demand for any actual out-of-pocket reasonable costs incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and all actual out-of-pocket legal costs incurred in connection with the granting of any requested consent.

(vii)The proposed assignee or sublessee is not an SAP Competitor or a BCG Competitor. “SAP Competitor” means Oracle or Salesforce.com, or the surviving entity in a merger or consolidation of an entity with Oracle or Salesforce.com. “BCG Competitor” means any of the entities listed on Exhibit FF attached hereto. For the avoidance of doubt, the restrictions in this clause (vii) shall only apply to the extent that the current restrictions on Landlord leasing to an SAP Competitor or BCG Competitor remain in effect under the applicable lease at the Building with SAP America, Inc. (“SAP”) and The Boston Consulting Group, Inc., as applicable. Landlord represents and warrants that the restrictions described in this clause (vii) represent such SAP Competitor and BCG Competitor leasing restrictions that are currently in effect under the applicable leases relating to such tenants. The foregoing clauses (i)(B) and (vii) above are hereinafter collectively referred to as the “Sublease Conditions”.

(b)Landlord shall, within 30 days following receipt of a Transfer Notice from Tenant, advise Tenant of Landlord’s approval or disapproval of such proposed assignment or sublease. If Landlord shall fail to approve or disapprove such proposed assignment or sublease within such 30 day period, Tenant may give to Landlord a notice of such failure which shall contain a legend in not less than 14 point font bold upper case letters as follows: “FAILURE TO APPROVE OR DISAPPROVE THE PROPOSED [ASSIGNMENT/SUBLEASE] WITHIN 5 BUSINESS DAYS SHALL RESULT IN LANDLORD’S DEEMED APPROVAL OF SUCH [ASSIGNMENT/SUBLEASE]”, and, if Landlord shall fail to approve or disapprove

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such proposed assignment or sublease within such 5 Business Day period, Landlord shall be deemed to have consented to the assignment or sublease in question. If Landlord consents (or is deemed to have consented) to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 150 days after the giving of such consent, then Tenant shall again comply with this Article 5 before assigning this Lease or subletting all or part of the Premises.

(c)Notwithstanding the foregoing provisions of this Section 5.03, Tenant may deliver a Transfer Notice concurrently with the giving of Tenant’s Offer Notice (in which case the Transfer Notice and Tenant’s Offer Notice may be combined in one notice and the time periods set forth in Sections 5.02 and 5.03 shall run concurrently, except that the 30 day period for Landlord’s approval or disapproval in Section 5.03(b) shall be deemed modified to 35 days).

(d)Notwithstanding anything to the contrary contained in this Lease, so long as the tenant under this Lease is a Coach Tenant and Tenant is entitled to exclusive use of the Coach Lobby in accordance with the terms of Article 14, Tenant shall have the right to sublease up to three (3) full floors of the Premises in the aggregate at any time without Landlord’s consent; provided, that (1) such sublease (or subleases) shall satisfy the Sublease Conditions, (2) there shall be no more than 2 subtenants on any such floor of the Premises, (3) Tenant shall deliver to Landlord (i) a copy of the proposed sublease and all related agreements and (ii) a statement setting forth in reasonable detail the identity of the proposed subtenant, the nature of its business and its proposed use of the Premises in connection with all such subleases, (4) the provisions of this Section 5.03(d) shall not apply with respect to any sublease or subleases for which Tenant requests a Landlord’s Non-Disturbance Agreement pursuant to and in accordance with Section 5.06 and (5) all such subleases shall be subject to the provisions of Section 5.04(a), (d), (e) and (f).

5.04 General Provisions. (a)  If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord shall apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 5.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

(b)No assignment or transfer shall be effective until the assignee delivers to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes Tenant’s obligations under this Lease (which assumption, other than in the case of an assignment under Sections 5.01(b) or (c), shall be only with respect to Tenant’s obligations accruing from and after the effective date of such assignment). Prior to the effective date of such assignment, the assignee shall deliver to Landlord evidence that the assignee, as Tenant hereunder, has complied with the requirements of Sections 7.02 and 7.03.

(c)Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an

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assignee, transferee, or any other party, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant’s other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease; provided, that in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant (other than pursuant to Sections 5.01(b) or (c)), if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, other than to a de minimis extent, then the initially named Tenant and each respective assignor or transferor shall not be liable under or bound by such increase, enlargement or reduction (but shall remain liable under this Lease as if such increase, enlargement or reduction had never been effected). Landlord shall give the initially named Tenant a copy of each notice of default given by Landlord to the then current tenant under this Lease. Landlord shall not have any right to terminate this Lease, or otherwise to exercise any of Landlord’s rights and remedies under this Lease after a default by such current tenant, unless and until (A) the initially named Tenant receives a copy of the default notice in question, and (B) the initially named Tenant has an opportunity to remedy such default within the time periods set forth in this Lease. Landlord shall accept timely performance by the initially named Tenant of any term, covenant, provision or agreement contained herein on the then current tenant’s part to be observed and performed with the same force and effect as if performed by the then current tenant. If the initially named Tenant shall cure all outstanding defaults by such current tenant under this Lease, excluding any personal default of such current tenant that is not curable (such as bankruptcy) and Landlord or the current tenant seeks to terminate this Lease, then the initially named Tenant shall have the right to resume actual possession of the Premises for the unexpired balance of the Term upon all of the then executory terms of this Lease. The initially named Tenant’s right to cure defaults of a successor tenant and the right to resume possession of the Premises described above in this clause (c) are personal to the Coach Tenant and no Tenant other than a Coach Tenant shall be entitled to such rights granted under this clause (c).

(d)Each subletting by Tenant shall be subject to the following:

(i)No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

(ii)No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that (x) Landlord is an additional insured under the insurance policies required to be maintained by occupants of the Premises pursuant to Section 7.02, and (y) there is in full force and effect, the insurance otherwise required by Sections 7.02 and 7.03.

(iii)Subject to Section 5.06, each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant

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shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item or matter of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a).

(e)Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent and without complying with all of the terms and conditions of this Article 5, including, without limitation, Section 5.04, which for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be. Notwithstanding the foregoing, any direct subtenant of Tenant (but not an indirect subtenant of Tenant (i.e., a subtenant of a subtenant)) subleasing at least 15,000 rentable square feet of the Premises shall be permitted to further sublease the portion of the Premises sublet by such subtenant, in whole or in part, or to assign its sublease, under the same terms and conditions at Tenant would be subject to under this Lease, except that the rights granted to Tenant under Section 5.07 shall not be available to any subtenant.

(f)Tenant shall not publicly advertise the rental rate for the subleasing of the Premises or any portion thereof. Tenant may list the Premises or any portion thereof with reputable licensed brokers and Tenant or such brokers may advertise with respect to the availability of the Premises or any portion thereof; provided that in no event shall Tenant nor such brokers advertise the rental rate with respect thereto.

5.05 Assignment and Sublease Profits. (a) If the aggregate of the amounts payable as fixed rent and as additional rent on account of PILOT, Additional Tax Payments, Impositions, Taxes, Operating Expenses and electricity by a subtenant under a sublease of any part of the Premises (excluding a sublease made pursuant to Section 5.01(d) and Desk Space Users (provided that Tenant complies with the provisions of Section 5.01(d)(vi)) and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise, shall be in excess of Tenant’s Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Charges, (x) for the first $20.00 of such excess per rentable square foot per annum of the space attributable to such sublet space, 0% and (y) for all amounts in excess of $20.00 per rentable square foot per annum of the space attributable to such sublet space, 50% of such excess. Tenant shall deliver to Landlord within 90 days after the end of each calendar year and within 90 days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. “Tenant’s Basic Cost” for sublet space at any time means the sum of (i) the portion of the Fixed Rent and Recurring Additional Charges which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant and any work allowance granted by Tenant to the subtenant, plus (iv) the amount of any customary brokerage commissions, marketing costs and reasonable legal fees paid by Tenant in connection

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with the sublease, plus (v) the then net unamortized or undepreciated cost of Tenant’s Work located in and reasonably allocable to the sublet space (and, if applicable, any Tenant’s Expansion Space Work located in and reasonably allocable to the sublet space), amortized or depreciated in accordance with GAAP (provided, that, if applicable, the amount of any Expansion Space Work Allowance shall be deducted from said unamortized or undepreciated cost relating to any Tenant’s Expansion Space Work). “Other Sublease Considerations” means all sums paid by the subtenant to Tenant for the furnishing of services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property (excluding any of the same which were part of Tenant’s Work or Tenant’s Expansion Space Work) less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof, amortized or depreciated in accordance with GAAP. “Tenant’s Expansion Space Work” means Tenant’s initial Alterations to prepare the First Expansion Space and the Second Expansion Space, as applicable, for Tenant’s initial occupancy thereof.

(b)Upon any assignment of this Lease (other than an assignment made pursuant to Sections 5.01(b) or (c)), Tenant shall pay to Landlord (x) for the first $20.00 per rentable square foot per annum of the Premises, 0% of the Assignment Consideration and (y) for all amounts in excess of $20.00 per rentable square foot per annum of the Premises, 50% of the Assignment Consideration, in each case, received by Tenant for such assignment, after deducting therefrom (i) customary and reasonable closing expenses (including reasonable legal fees) paid by Tenant in connection with the assignment, (ii) the amount of any customary brokerage commissions and marketing costs paid by Tenant in connection with the assignment and (iii) the then net unamortized or undepreciated cost of Tenant’s Work (and, if applicable, Tenant’s Expansion Space Work), amortized or depreciated in accordance with GAAP (provided, that, if applicable, the amount of any Expansion Space Work Allowance shall be deducted from said unamortized or undepreciated cost relating to any Tenant’s Expansion Space Work). “Assignment Consideration” means an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property (excluding any of the same which were part of Tenant’s Work or Tenant’s Expansion Space Work), less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof, amortized or depreciated in accordance with GAAP).

(c)At Landlord’s option, exercisable by written notice to Tenant at any time, the provisions of Section 5.05(a) and Section 5.05(b) shall be automatically null and void.

5.06 Eligible Subtenant; Non-Disturbance. (c) Landlord shall, within 30 days after Tenant’s written request (which request shall be accompanied by a fully executed counterpart of the Eligible Sublease and such other information and certifications as Landlord may reasonably request in order to determine that the conditions of this Section 5.06 have been satisfied), deliver to Tenant and the subtenant under the Eligible Sublease (the “Eligible Subtenant”) a non-disturbance agreement substantially in the form attached hereto as Exhibit Y (a “Landlord’s Non-Disturbance Agreement”). Following the subtenant’s execution and delivery of the Landlord’s Non-Disturbance Agreement, Landlord shall promptly execute and deliver a counterpart to the subtenant. Landlord’s reasonable actual out-of-pocket costs and expenses in connection with the

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foregoing (including, without limitation, reasonable attorney’s fees) shall be paid by Tenant within 30 days after receipt of an invoice therefor.

(b)As used herein, the following terms shall have the following meanings:

(i)“Eligible Sublease” shall mean a direct sublease which (A) is between Tenant and a subtenant which is not an Affiliate of Tenant, and, as of the execution of the Eligible Sublease, has a net worth, computed in accordance with GAAP, equal to or greater than the product of the annual Fixed Rent and Recurring Additional Charges then payable by Tenant on account of the portion of the Premises demised under the Eligible Sublease (without giving effect to any free rent or rent abatement) multiplied by 17.5, (B) demises at least one or more full floor(s) of the Premises of contiguous space beginning with (and which must include) the highest or lowest full floors of the Premises (it being agreed that any partial floor(s) of the Premises and any Amenity Floor shall be disregarded for purposes of determining the highest or lowest floors of the Premises), (C) if a Landlord Non-Disturbance Agreement has theretofore been delivered by Landlord with respect to an Eligible Sublease which is then in effect, (x) demises at least one (1) or more full floors of the Premises which are contiguous to each other and contiguous to the floors demised pursuant to such existing Eligible Sublease (it being agreed that any Amenity Floor shall be disregarded for purposes of determining whether such Eligible Subleases are contiguous to each other and contiguous to the floors demised pursuant to such existing Eligible Sublease) and (y) has a term which ends on the same day as the Eligible Sublease in question (and without any renewal or extension option which might result in such term ending on a different day) and (D) has an initial sublease term (i.e., not including any renewals) of at least 5 years (or, if less than 5 years remain in the Term, the remaining balance of the Term less one day).

(ii)“Amenity Floors” means the Dining Facility and the event space floor located in the Premises which are currently located on the 23rd and 9th floors of the Building, respectively.

Notwithstanding anything to the contrary herein contained, it is understood and agreed that Landlord shall have no obligation to deliver a Landlord’s Non-Disturbance Agreement during the continuance of any default which continues beyond applicable notice and cure periods and Landlord has delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05.
5.07 Tenant as Subtenant or Assignee. For so long as Tenant is a Coach Tenant, if any other tenant of the Building requests Landlord’s approval to sublease all or a portion of its premises to Tenant, or to assign its lease to Tenant, Landlord shall not (i) withhold consent to such sublease or assignment, or exercise its right of recapture, in either case, solely by reason of Tenant being the proposed subtenant or assignee or (ii) enforce any restriction in such other tenant’s lease prohibiting or restricting such tenant from subleasing its premises (or a portion thereof) or assigning its lease to another tenant or occupant of the Building.

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Any dispute between Landlord and Tenant arising under this Article 5 shall be resolved by arbitration conducted in accordance with the provisions of Section 8.09.
ARTICLE 6

Subordination; Default; Indemnity

6.01 Subordination. ARTICLE 2  Subject to the provisions of Section 6.01(c), this Lease is subject and subordinate to each mortgage (a “Superior Mortgage”) and each underlying lease (a “Superior Lease”) which may now or hereafter affect all or any portion of the Building or any interest therein and to each document or instrument to which any such Superior Mortgage or Superior Lease is subordinate. The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee”. Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence such subordination, but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor, provided such amendment shall not (i) reduce or extend the Term, (ii) increase the Rent, (iii) reduce or increase or in any way affect the size of the Premises, or (iv) increase Tenant’s obligations or liabilities or decrease Tenant’s rights or benefits or privileges under this Lease. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a “Successor Landlord”), shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease); provided, that (subject to the provisions of any SNDA and/or RNDA) any Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord), except to the extent that any such non-monetary default of an obligation of Landlord under the Lease continues after the date that Successor Landlord succeeds to Landlord’s interest in the Building and Successor Landlord has been given written notice and a reasonable opportunity to cure same (which cure period shall not exceed 30 days from the later of (x) the expiration of Landlord’s cure period for such default and (y) the date on which such notice is delivered to Successor Landlord, unless such non-monetary default cannot be cured by Successor Landlord within said 30-day period, in which event, if Successor Landlord shall within such period diligently prosecute steps necessary to cure the same, then the time within which such default may be cured by Successor Landlord shall be extended for such period as may be necessary to complete the curing of the same but in all events not to exceed 60 days following such expiration or notice (whichever is later)); (ii) liable for the return of any security deposit, if any, paid to any prior landlord (including, without limitation, Landlord), except to the extent any such security deposit is delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord), except for any offset right expressly set forth in this Lease; (iv) bound by any Rent which Tenant might have paid to any prior landlord (including, without limitation, Landlord) more than 30 days prior to the due date therefor set forth in this Lease; (v) bound by any covenant to perform or complete any construction in connection with the Project or the Premises or to pay any sums to Tenant in connection therewith; (vi) bound by any obligation to make any payment to Tenant (provided that the provisions of this clause (vi)

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shall not affect or limit any right of offset expressly set forth in this Lease); or (vii) bound by any waiver or forbearance under, or any amendment, modification, abridgment, cancellation or surrender of, this Lease made without the consent of such Successor Landlord. Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.

(b)Tenant shall give each Superior Mortgagee and each Superior Lessor a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such mortgagee or lessor. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such mortgagee or lessor shall have an additional 30 days after receipt of such notice within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary (but in all events no more than 60 days after the expiration of such 30-day period) if, within such 30 days, any such mortgagee or lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise while such remedies are being so diligently pursued (except after the expiration of the aforementioned additional 60 days). Notwithstanding the foregoing, to the extent that any of the provisions of this Section 6.01(b) are inconsistent with or contradictory to any term or provision of an SNDA or RNDA Tenant shall have entered into with any Superior Mortgagee or Superior Lessor, the terms and provisions of such SNDA or RNDA shall govern with respect to such Superior Mortgagee or Superior Lessor.

(c)Notwithstanding the provisions of Section 6.01(a), (i) Tenant’s obligation to subordinate its interest in this Lease to any future Superior Mortgage is expressly conditioned upon Tenant’s receipt from the Superior Mortgagee of a subordination, non-disturbance and attornment agreement substantially in the form annexed hereto as Exhibit M-1 or, with respect to a Superior Mortgage in favor of the IDA or otherwise in connection with financing relating to the PILOT Agreement, substantially in the form annexed hereto as Exhibit M-3 (any such agreement with a Superior Mortgagee substantially in the form annexed hereto as Exhibit M-1 or Exhibit M-3, as applicable, an “SNDA”) and (ii) Tenant’s obligation to subordinate its interest in this Lease to any future Superior Lease is expressly conditioned upon Tenant’s receipt from the Superior Lessor of a recognition, non-disturbance and attornment agreement substantially in the form annexed hereto as Exhibit M-2 or, with respect to a Superior Lease with the IDA or otherwise in connection with financing relating to the PILOT Agreement, substantially in the form annexed hereto as Exhibit M-3 (any such agreement with a Superior Lessor substantially in the form annexed hereto as Exhibit M-2 or Exhibit M-3, as applicable, an “RNDA”). If such Superior Mortgagee or Superior Lessor executes and delivers an SNDA or RNDA, as applicable, and Tenant either fails or refuses to execute and deliver such SNDA or RNDA within 7 Business Days following Landlord’s delivery of such SNDA or RNDA, Landlord may give to Tenant a notice of such failure or refusal, which notice shall contain a legend in not less than 14 point font bold upper case letters as follows: “FAILURE TO EXECUTE AND DELIVER THE [SNDA/RNDA] REFERENCED HEREIN WITHIN 5 BUSINESS DAYS SHALL RESULT IN AUTOMATIC SUBORDINATION OF TENANT’S LEASE”, and if Tenant shall fail to execute and deliver such SNDA or RNDA within such 5 Business Day period, this Lease shall be

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subject and subordinate to such Superior Mortgage or Superior Lease and Landlord shall have no further obligation to obtain an SNDA or RNDA, as applicable, from such Superior Mortgagee or Superior Lessor unless Tenant’s failure or refusal to execute and deliver such SNDA or RNDA is due to such SNDA or RNDA not containing substantially the same provisions as are set forth in the form attached hereto as Exhibit M-1, Exhibit M-2 or Exhibit M-3, as applicable, in which event the foregoing provision of this sentence subordinating this Lease without Tenant’s execution of the applicable SNDA or RNDA shall be without force or effect.

(d)Tenant acknowledges that Landlord has entered into one or more Superior Mortgages and one or more Superior Leases, including, without limitation, Superior Mortgages and Superior Leases in connection with financing for the Building (including, without limitation, a financing arrangement with the IDA and additional construction financing). Landlord represents and warrants to Tenant on the date hereof that Landlord has not entered into any Superior Mortgages or Superior Leases in respect of the Property other than those Superior Mortgages and Superior Leases described in the SNDAs entered into by Tenant with (1) Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company and (2) the Hudson Yards Infrastructure Corporation, in each case, on or about the date hereof.

(e)Landlord shall not enter into any Superior Lease or enter into any modification, amendment or change to the terms of any Superior Lease which would increase Tenant’s obligations or liabilities (except to a de minimis extent) or decrease Tenant’s rights or benefits or privileges (except to a de minimis extent) under this Lease without Tenant’s consent, which shall not be arbitrarily withheld. During the Effective Period, Landlord shall deliver to Tenant a copy of any proposed Superior Lease and any modification, amendment or change to the terms of any Superior Lease.

6.02 Estoppel Certificate. Each party shall, at any time and from time to time, within 10 Business Days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Rent Commencement Date and the Expiration Date, the rentable square footage of each floor and each partial floor of the Premises as determined in accordance with Section 1.01 of this Lease, and the dates to which the Fixed Rent and Additional Charges have been paid (or that no Fixed Rent and/or Additional Charges have yet become payable or been paid) and stating whether or not, to the actual knowledge of the party signing such statement, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Each party also shall include or confirm in any such statement such other information concerning this Lease as the other party may reasonably request.

6.03 Default. This Lease and the term and estate hereby granted are subject to the limitation that:

(a)if Tenant defaults in the payment of any Rent, and such default continues for (i) with respect to Fixed Rent and Recurring Additional Charges, 5 Business Days

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after Landlord gives to Tenant a notice specifying such default or (ii) with respect to Additional Charges other than Recurring Additional Charges, 10 Business Days after Landlord gives to Tenant a notice specifying such default, or

(b)if Tenant defaults in the keeping, observance or performance of any covenant or agreement contained in this Lease (other than a default of the character referred to in Sections 6.03(a) or (c)), and if such default continues and is not cured within 30 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant’s reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not during such period, (i) advise Landlord of Tenant’s intention duly to institute all reasonable steps necessary to cure such default and (ii) institute and thereafter diligently prosecute all steps necessary to cure the same until such default is cured, or

(c)if this Lease or the estate hereby granted would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by Article 5,

then, in any of such cases, in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to terminate this Lease at the expiration of 5 Business Days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 Business Days with the same effect as if the last of such 5 Business Days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law. Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of Section 2.04(j)(v), any breach of the provisions of Section 2.04(j)(iv) shall not in and of itself constitute a default under this Lease.
6.04 Re-entry by Landlord. If this Lease shall terminate as in Section 6.03 provided, Landlord or Landlord’s agents may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words “re-enter” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 6.05).

6.05 Damages. If this Lease is terminated under Section 6.03, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)a sum which, at the time of such termination, represents the then present value (discounted at a rate per annum equal to the Base Rate in effect as of the date of such termination) of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Recurring Additional Charges shall, for each calendar year ending after such termination, be deemed to be an amount equal to the amount of Recurring Additional Charges payable by Tenant

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for the calendar year immediately preceding the calendar year in which such termination shall occur), or

(b)sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 6.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord on account of any period that is the subject of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting, and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination.
6.06 Other Remedies. (a) Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

(b)Anything contained in this Lease to the contrary notwithstanding, each party hereby expressly waives and forever releases the other, and in no event shall Tenant or Landlord be entitled to claim or recover against the other any consequential, exemplary or punitive damages or damages or claims for inconvenience or loss of business, rents or profits from the other in any matter or action arising under, or relating to, this Lease, except as expressly set forth in Section 6.10 with respect to damages recoverable by Landlord in connection with any holding over by Tenant after the Term.

6.07 Right to Injunction. In the event of a breach or threatened breach by Tenant or Landlord of any of its obligations under this Lease, Landlord or Tenant, as applicable, shall have the right of injunction. Except as expressly provided in this Lease to the contrary, the specified remedies to which either party may resort hereunder are cumulative and are not intended

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to be exclusive of any other remedies or means of redress to which such party may lawfully be entitled, and either party may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

6.08 Certain Waivers. Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

6.09 No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. During the continuance of a default, any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord’s discretion, to any items then owing by Tenant to Landlord under this Lease (provided that the application of any such amounts by Landlord to any items under dispute by Tenant shall not be deemed to resolve such dispute). Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant’s obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.

6.10 Holding Over. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall pay as holdover rental for each month of the holdover tenancy an amount equal to the Applicable Percentage multiplied by the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term. No holding over by Tenant after the Term shall operate to extend the Term, and the acceptance of any rent paid by Tenant pursuant to this Section 6.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding. The provisions of this Section 6.10 shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York. Tenant expressly waives, for itself and for any person or entity claiming through or under Tenant, any rights which Tenant or any such person or entity may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Lease. “Applicable Percentage” means (x) for the first 30 days of such holdover, 125%, (y) for the next 60 days of such holdover, 150%, and (z) thereafter, 200%.

6.11 Attorneys’ Fees. If any action or proceeding is brought by Landlord or Tenant to enforce its rights under this Lease, the prevailing party in such action shall be entitled to collect its reasonable attorneys’ fees and costs of suit from the other party.

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6.12 Nonliability and Indemnification. (a)  Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, board member, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord; provided, that, except to the extent of the release of liability and waiver of subrogation provided in Section 7.03 hereof, the foregoing shall not be deemed to relieve Landlord of any liability to the extent resulting from the negligence or willful misconduct of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building, (ii) any loss, injury or damage described in clause (i) above caused by other tenants, occupants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work, or (iii) even if due to negligence or willful misconduct, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein or otherwise.

(b)Subject to the provisions of Section 7.03, Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and all Additional Insureds (as defined in Exhibit V) and each of their respective partners, members, directors, officers, shareholders, principals, board members, agents and employees (each, a “Landlord Indemnified Party”), from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created, in or about the Premises, (ii) any act, omission or negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors, (iii) any accident, injury or damage occurring in, at or upon the Premises (or outside the Premises if arising from or in connection with Tenant’s installations in, or use of, areas outside the Premises), (iv) any default by Tenant in the performance of any of Tenant’s obligations under this Lease, (v) the performance of Tenant’s Work and (vi) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant (irrespective of the exercise by Landlord of any of the options in Section 5.02(b)); in each case, together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 applies) or willful misconduct of any Landlord Indemnified Party. If any action or proceeding is brought against any Landlord Indemnified Party by reason of any such claim, Tenant, upon notice from such Landlord Indemnified Party shall resist and defend such action or proceeding by counsel reasonably satisfactory to such Landlord Indemnified Party, and counsel selected by Tenant’s insurance company to resist and defend such action or proceeding is, absent a conflict, hereby deemed to be satisfactory to such Landlord Indemnified Party.

(c)Subject to the provisions of Section 7.03, Landlord shall indemnify and hold harmless Tenant and Tenant’s partners, members, directors, officers, shareholders, principals, agents and employees (each, a “Tenant Indemnified Party”), from and against any and all claims arising from or in connection with (i) any negligence or willful misconduct of Landlord or its agents, servants or employees in connection with the operation or management of the

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Building and (ii) any default by Landlord in the performance of any of Landlord’s obligations under this Lease, in each case together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 applies) or willful misconduct of any Tenant Indemnified Party. If any action or proceeding is brought against any Tenant Indemnified Party by reason of any such claim, Landlord, upon notice from such Tenant Indemnified Party, shall resist and defend such action or proceeding by counsel reasonably satisfactory to such Tenant Indemnified Party, and counsel selected by Landlord’s insurance company to resist and defend such action or proceeding is, absent a conflict, hereby deemed to be satisfactory to such Tenant Indemnified Party.

ARTICLE 7

Insurance; Casualty; Condemnation

7.01 Compliance with Insurance Standards. (a)  Tenant shall not knowingly keep or permit anything to be kept in the Premises (other than such items as are customarily kept in executive, administrative and general office space), which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Building over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Building. Landlord covenants that the mere use of the Premises for executive, administrative and general office uses will not result in any of the consequences set forth in this Section 7.01(a).

(b)If, to the extent caused by reason of any failure of Tenant to comply with this Lease, the premium(s) on Landlord’s insurance on the Building shall be higher than they otherwise would be, Landlord shall notify Tenant of same, by written notice accompanied by a letter from the relevant insurance company evidencing the cause of such higher premium(s), and if Tenant fails to cure such non-compliance with the Lease within 30 days after receipt of Landlord’s notice, Tenant shall reimburse Landlord, within 30 days after demand following the expiration of Tenant’s cure period, for that incremental part of such premium(s) attributable to such failure on the part of Tenant. A schedule or “make up” of rates for the Building or the Premises, as the case may be, issued by any body making rates for insurance for the Building or the Premises, as the case may be, shall be evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building or the Premises, as the case may be; provided, however, that Tenant shall have the right to challenge such rates as being inappropriately calculated.

7.02 Tenant’s Insurance. Tenant shall maintain at all times during the Term insurance coverage meeting the requirements set forth in Sections (A) and (C) of Exhibit V attached hereto. The limits of such insurance shall not limit the liability of Tenant. Tenant’s insurance shall be primary insurance and shall not be considered contributory insurance with any

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insurance policies of Landlord. Landlord’s insurance shall apply in excess of all insurance coverage required of Tenant in accordance with this Section 7.02 and Exhibit V, whether such insurance is primary, contingent or on any other basis, and regardless of whether such Tenant’s insurance coverage is valid or collectible. Tenant shall deliver to Landlord and all Additional Insureds (as defined in Exhibit V), prior to Tenant having access to the Building, certificates of insurance for all such required insurance, in form reasonably satisfactory to Landlord, issued by the insurance company or its authorized agent. An Accord Form Certificate of Insurance (Accord 25 for Liability and Accord 27 for Property) or its equivalent shall be deemed reasonably satisfactory to Landlord. Tenant shall procure and pay for renewals of such insurance, and Tenant shall deliver to Landlord and any Additional Insureds a certificate of such renewal prior to the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing as A/VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled, allowed to lapse or modified unless Landlord and any Additional Insureds are given at least 30 days prior written notice of such cancellation, lapse or modification if and to the extent such a provision becomes commercially available in insurance policies satisfying the requirements set forth for Tenant’s insurance in this Lease. Tenant shall cooperate with Landlord in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance moneys. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under this Section 7.02 be increased and/or that Tenant provide additional insurance coverage, so that the insurance maintained by Tenant adequately protects Landlord’s interest; provided, that any such increased amounts or additional coverage shall not be materially in excess of the amounts and coverage landlords of similar First Class Office Buildings require their tenants to maintain. In the event Tenant fails to maintain the limits or coverages as required herein, and does not remedy such failure within 30 days after delivery of written notice of same from Landlord, Landlord may obtain such insurance as an agent of the Tenant. Any premiums paid by Landlord in connection with such insurance obtained by Landlord together with interest thereon at the Interest Rate from the date paid by Landlord until the date reimbursed by Tenant shall be payable by Tenant to Landlord. Any dispute with respect to Landlord obtaining such insurance or requiring Tenant to obtain increased amounts of insurance or additional coverage shall be resolved by arbitration in accordance with the provisions of Section 8.09.

7.03 Subrogation Waiver. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant’s Property and Fixtures in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. A waiver of subrogation shall be effective as to any individual or entity even if such individual or entity (a) would otherwise have a duty of indemnification, contractual or otherwise, (b) did not pay the insurance premium directly or indirectly, and (c) whether or not such individual or entity has an insurable interest in the property damaged. Each party hereby (x) releases the other party with respect to any claim (including a claim for negligence) which it might

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otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability and (y) waives all rights of recovery against the other party, whether under subrogation or otherwise, for any deductibles. Nothing contained in this Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. All waivers and releases for the benefit of Landlord pursuant to this Section 7.03 shall be deemed to apply to and for the benefit of, and, if applicable, shall be obtained with respect to, The Related Companies, L.P., Oxford Hudson Yards LLC and any of such entities’ and Landlord’s officers, agents, and employees, in addition to, and with the same effect as, the application of such provisions to Landlord.

7.04 Condemnation. (a)  If there shall be a total taking of the Building or the Premises in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord’s reasonable judgment) portion of the Building and Landlord has terminated all other office leases in (x) the Building or (y) any condominium unit in the Building owned by Landlord or an Affiliate of Landlord if Landlord converts the Building to a condominium form of ownership in accordance with Section 8.18, then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 20% thereof) that Tenant would, in Tenant’s reasonable judgment, be unable to operate the untaken part of the Premises in a functionally equivalent manner to the manner in which Tenant operated such untaken part of the Premises prior to the taking, then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant’s Property) as nearly as practicable to its condition prior to such taking.

(b)In the event of any taking of all or a part of the Building, Landlord, shall be entitled to make a claim for the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Effective Period; provided, that nothing contained herein to the contrary shall preclude Tenant from making a separate claim in any such condemnation proceeding for the value of all improvements, alterations and additions made to the Premises by Tenant, and for the value of Tenant’s furniture, fixtures, machinery and equipment contained in the Premises and for expenses (including, but not limited to, moving expenses, and attorney’s fees) incurred by Tenant as a result of such proceeding, provided the same does not

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include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Effective Period.

(c)If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations under this Lease and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

(d)In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Fixtures and Tenant’s Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Fixtures and Tenant’s Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

7.05 Casualty. (a)  If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then (i) if any portion of the Premises is thereby rendered Untenantable, Fixed Rent and Recurring Additional Charges shall be abated in accordance with, and to the extent provided in, Section 7.05(b), (ii) Landlord shall repair and restore the Building and the Premises (excluding all Fixtures and Tenant’s Property) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and (iii) Tenant shall repair and restore in accordance with Section 4.02 all Fixtures and Tenant’s Property with reasonable dispatch after Landlord shall have substantially completed repair and restoration of the Building and the Premises (excluding all Fixtures and Tenant’s Property); provided, that Tenant shall repair and restore in accordance with Section 4.02 hereof all Tenant’s Property, Fixtures and improvements and betterments with reasonable dispatch prior to the substantial completion of repair and restoration of the Building and the Premises by Landlord to the extent that, in accordance with good construction practice, such work should be performed prior to, or concurrently with, repair and restoration of the Building and the Premises, in which case Tenant shall perform such work at such time as is consistent with good construction practice.

(b)If all or part of the Premises shall be rendered Untenantable by reason of a Casualty, the Fixed Rent and Recurring Additional Charges shall be abated in the

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proportion that the Untenantable area of the Premises bears to the total area of the Premises (and, if applicable, taking into account the different rental rates attributable to the Office Premises and the Storage Space), for the period from the date of the Casualty to the earlier of (i) the date the Untenantable area of the Premises (or any portion thereof) is made tenantable (it being understood and agreed that the term “tenantable” for purposes of this Section 7.05 shall mean that the Premises (or any portion thereof) is in a condition which permits Tenant to use the same for the business purpose for which such space was used prior to such Casualty) (provided, that if the Premises (or a portion thereof) would have been tenantable at an earlier date but for Tenant having failed diligently to prosecute repairs or restoration (other than due to Unavoidable Delay), then the Premises (or such portion thereof) shall be deemed to have been made tenantable on such earlier date and the abatement (with respect to such portion, if applicable) shall cease) or (ii) the date Tenant or any subtenant reoccupies the Untenantable area of the Premises (or a portion thereof) for the ordinary conduct of business (in which case the Fixed Rent and the Additional Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord’s determination of the date the Premises (or a portion thereof) is tenantable shall be controlling unless Tenant disputes same by notice to Landlord within 10 Business Days after receipt of written notice of such determination from Landlord (which notice shall only be valid if it contains a legend in not less than 14 point font bold upper case letters as follows: “THIS IS A TIME SENSITIVE NOTICE AND IF TENANT FAILS TO DISPUTE THE DETERMINATION SET FORTH IN THIS NOTICE WITHIN 10 BUSINESS DAYS FOLLOWING TENANT’S RECEIPT OF THIS NOTICE THEN TENANT SHALL HAVE NO FURTHER RIGHT TO DO SO.”), and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord’s determination. Nothing contained in this Section 7.05 shall relieve Tenant from any liability that may exist as a result of any Casualty. For purposes of this Section 7.05 only, if 50% or more of any floor of the Premises is Untenantable and, as a result thereof, Tenant is not using (other than the presence of emergency or security personnel that may remain in the Premises in order to secure any sensitive information or equipment during such period when the Premises is not being used by Tenant), the balance of such floor (or a portion thereof), such balance of the floor (or portion thereof) shall be deemed Untenantable.

(c)If by reason of a Casualty the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration thereof shall require more than 18 months and the expenditure of more than 40% percent of the full insurable value of the Building (which, for purposes of this Section 7.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty (as estimated by a reputable contractor, architect or engineer designated by Landlord) and Landlord has terminated all other office leases in (x) the Building or (y) any condominium unit in the Building owned by Landlord or an Affiliate of Landlord if Landlord converts the Building to a condominium form of ownership in accordance with Section 8.18, then in any such case Landlord may terminate this Lease by notice given to Tenant within 180 days after the Casualty.

(d)(i) Supplementing the foregoing provisions of this Section 7.05, within 90 days after Landlord has actual knowledge of any Casualty rendering any portion of the Premises (other than a de minimis portion) Untenantable, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor’s estimate as to the time and cost reasonably required to repair such damage in order to make the

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Premises (or the Untenantable portion thereof) no longer Untenantable. If the period set forth in any such estimate exceeds 16 months from the date of such Casualty and more than 40% of the rentable square footage of the Premises shall be damaged or destroyed and rendered Untenantable (or a lesser portion is so damaged or destroyed but 40% or more of the Premises is rendered Untenantable as a result of any of Tenant’s server rooms being Untenantable and Tenant shall not be using all such Untenantable portions of the Premises for any use), Tenant may terminate this Lease by notice to Landlord given not later than 60 days following Tenant’s receipt of such estimate (time being of the essence). If Tenant shall timely exercise such election, this Lease and the term and estate granted hereby shall terminate on the 60th day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the terms of this Lease. If the time period set forth in said estimate exceeds 18 months from the date of such Casualty and Tenant has not elected to terminate this Lease as set forth above, and for any reason whatsoever (other than Unavoidable Delay or delay caused by Tenant or Tenant’s employees, agents or contractors) Landlord shall not complete the repair and restoration that Landlord is obligated to perform hereunder within 90 days after the date set forth in the estimate as the date by which the repair and restoration should reasonably be completed (as such date shall be extended by reason of Unavoidable Delay (not to exceed 3 months in the aggregate for all such Unavoidable Delay) or Tenant Delay), then Tenant shall have the further right to terminate this Lease by notice to Landlord given not later than 60 days following the last day of such 90-day period (as same may be extended) after the date set forth in the estimate (time being of the essence) and this Lease shall terminate on the 60th day after such notice is given by Tenant.

(ii)Notwithstanding the foregoing, if a Casualty rendering 50% or more of the Premises Untenantable occurs during the last 12 months of the Term and Landlord’s restoration work would take more than 90 days to substantially complete (excluding restoration of any of Tenant’s Property, Fixtures or Tenant’s improvements and betterments), either party may terminate this Lease by notice given to the other within 60 days after the date of the Casualty (time of the essence), in which event this Lease shall terminate on the date specified in such notice. If either party timely gives such notice, the Term shall expire upon 60 days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of this Lease. If a party fails timely to deliver such notice as aforesaid, such party shall be deemed to have waived its right to give such termination notice and such party shall have no further right to terminate this Lease under this Section 7.05(d).

(e)Landlord shall not carry any insurance on any Tenant’s Property or Fixtures and shall not be obligated to repair or replace Tenant’s Property or Fixtures. Tenant shall look solely to Tenant’s insurance for recovery of any damage to or loss of Tenant’s Property or Fixtures. Tenant shall not carry any property insurance on the Building (or any common areas thereof). Tenant shall notify Landlord promptly of any Casualty in the Premises.

(f)This Section 7.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

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7.06 Landlord’s Insurance. Landlord shall obtain and keep in full force and effect throughout the Term, insurance against loss or damage by fire and other casualty to the Building as may be insurable under then available standard forms of “all-risk” insurance policies, with such limits as are required pursuant to any Superior Lease and/or Superior Mortgage then in effect, and if no such Superior Lease or Superior Mortgage is in effect at any time, with limits consistent with property insurance maintained by prudent owners of First Class Office Buildings. Landlord shall obtain and keep in full force and effect, a commercial general liability insurance policy in respect of the Building and the conduct or operation of business therein, with such limits as are required pursuant to any Superior Lease and/or Superior Mortgage then in effect, and if no such Superior Lease or Superior Mortgage is in effect at any time, with limits consistent with liability insurance maintained by prudent owners of First Class Office Buildings.

ARTICLE 8

Miscellaneous Provisions

8.01 Notice. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the other under this Lease (each, “Notice”) shall be in writing and shall be delivered by (a) personal delivery, (b) the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) a nationally recognized overnight courier, in each case addressed as follows:

If to Landlord:
Legacy Yards Tenant LP
c/o The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention:  Jeff T. Blau, L. Jay Cross and Andrew Rosen
Facsimile:  (212) 801-3540

with a copy to each of the following:

Oxford Hudson Yards LLC
450 Park Avenue, Suite 900
New York, New York 10022
Attention:  Dean J. Shapiro
Facsimile:  (212) 986-7510

Oxford Properties Group*
Royal Bank Plaza North Tower
200 Bay Street, Suite 900
Toronto, Ontario, M5J 2J2
Attention: Chief Legal Counsel
Facsimile:  (416) 868-3799

The Related Companies, L.P.

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60 Columbus Circle, 19th Floor
New York, New York 10023
Attention:  Amy Arentowicz, Esq.
Facsimile:  (212) 801-1003

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10022
Attention:  Robert J. Sorin, Esq.
Facsimile:  (212) 859-4000

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:  Jeff Lenobel, Esq.
Facsimile: (212) 593-5955

If to Tenant:

Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Todd Kahn

with a copy to:

Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Mitchell L. Feinberg

and a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10022
Attention: Jonathan L. Mechanic, Esq.

Either party may designate a different or an additional address or addresses for notices intended for such party from time to time by at least 5 days notice to the other party. Notices from Landlord may be given by Landlord’s managing agent, if any, or by Landlord’s attorney. Notices from Tenant may be given by Tenant’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

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8.02 Rules and Regulations. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in Exhibit C, as the same may be reasonably modified or supplemented (subject to the following provisions of this Section 8.02) by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein (the “Rules and Regulations”). Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be bound by any such modification or supplement to the Rules and Regulations that (i) imposes, except to a de minimis extent, any new or increased costs or financial obligations on Tenant (unless any such cost or financial obligation is the result of compliance with any Laws), or decreases, except to a de minimis extent, the rights or privileges granted to Tenant under this Lease or (ii) adversely, except to a de minimis extent, affects the conduct of Tenant’s or any Permitted User’s business in the Premises or access thereto. Landlord shall not be obligated to enforce the Rules and Regulations against Tenant or any other tenant or occupant of the Building or any other party, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the Rules and Regulations; provided, that Landlord shall not enforce the Rules and Regulations in a manner which discriminates against Tenant. Notwithstanding the foregoing, in the event that any other tenant or occupant of the Building shall be in violation of the Rules and Regulations, Tenant shall have the right to request in writing to Landlord that Landlord use reasonable efforts to cause such other tenant or occupant to comply with such Rules and Regulations, and Landlord shall use reasonable efforts to do so; provided, that (a) the existence of such violation shall have an adverse effect (to a degree more than a de minimis extent) on Tenant’s or any Permitted User’s use and enjoyment of the Premises or access thereto, (b) in no event shall Landlord have any obligation to terminate or pursue the termination of such other tenant’s or occupant’s lease or other agreement governing occupancy (provided that if such violation shall have a material and adverse effect on Tenant’s business, Landlord shall seek injunctive relief against such tenant or occupant to have such tenant or occupant comply with the Rules and Regulations) and (c) if Landlord shall have used such reasonable efforts, Landlord shall have no liability whatsoever to Tenant if Landlord shall have failed to cause such other tenant or occupant to comply with such Rules and Regulations. If any provision of the Rules and Regulations shall conflict with any provision of this Lease, such provision of this Lease shall govern. Any dispute under this Lease relating to the reasonableness of a modification of or addition to the Rules and Regulations of the Building may be submitted to arbitration in accordance with Section 8.09.

8.03 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

8.04 Certain Definitions. (a)  “Landlord” means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer; provided, that the transferee shall in writing assume all obligations of Landlord during the period it is the holder of Landlord’s interest under this Lease.

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(b)“Landlord shall have no liability to Tenant” or words of similar import mean, except as otherwise expressly provided in this Lease, that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner of any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises unless the provision in question expressly provides to the contrary.

(c)Whenever any provision of this Lease refers to a specified amount “Subject to CPI Increases”, such amount shall be adjusted as of each anniversary of January 1, 2016. Each such adjustment shall be made by multiplying the applicable amount by the greater of (a) 1.0, or (b) a fraction, the numerator of which shall be the CPI as most recently published prior to the date of such adjustment and the denominator of which shall be the CPI for January, 2016. The term “CPI” shall mean Consumer Price Index for All Urban Consumers, New York-Northern New Jersey-Long Island, NY-NJ-CT-PA, 1982-84=100, or any successor to such index, appropriately adjusted, or if no such index or successor index shall be published, such similar index, appropriately adjusted, as shall reasonably be designated by Landlord and consented to by Tenant, such consent not to be unreasonably withheld, conditioned or delayed.

(d)Any reference in this Lease to “out of pocket costs” or “actual costs” shall be deemed to include the meaning that such costs shall not include any profit or mark-up by Landlord. Any reference in this Lease to “without profit or mark-up” shall be deemed to mean without profit or mark-up by Landlord. Notwithstanding any reference in this Lease to charges for supervisory personnel, in any case where work is being performed by Landlord’s or its Affiliates employees, there shall be no charge to Tenant for costs of Landlord’s or its Affiliates’ personnel supervising the performance of such work (as opposed to the costs of Landlord’s or it Affiliates’ personnel performing such work).

(e)“Unavoidable Delay” means Landlord’s inability to fulfill or delay in fulfilling any of its obligations under this Lease to be performed by Landlord or Landlord’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord’s inability to supply or delay in supplying any equipment or fixtures, if Landlord’s inability or delay is due to or arises by any failure of or delay in the availability of any public utility; any City-wide strikes or labor disputes; any unusual delays or shortages encountered in transportation, fuel, material or labor supplies; casualties; earthquake, hurricane, flood, tidal wave or other severe weather events and other acts of God; acts of the public enemy or of war or terrorism; governmental embargo restrictions; injunctions; other acts or occurrences beyond the reasonable control of Landlord; provided, that (a) any of the foregoing events or occurrences shall not be Unavoidable Delay if caused by Landlord, (b) in each case, Landlord shall have given Tenant written notice of any such claim on or prior to the date which is the earlier to occur of (x) 5 Business Days after the cessation of such Unavoidable Delay and (y) 10 Business Days after Landlord or any Affiliate of Landlord has knowledge of the existence of the Unavoidable Delay, and (c) in each case, Landlord shall use its Best Efforts to minimize the delay occasioned thereby. In no event shall Unavoidable Delay result from (or be deemed to have occurred as a result of) any failure or inability to fund, or any delay in funding, any construction or other work (including, without limitation, any failure to fund, or delay in funding of, any proceeds of a third party loan

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obtained by Landlord). The events described in the preceding sentence which may cause Unavoidable Delay shall be referred to in this Lease as “Force Majeure Events”. Any dispute as to whether any matter constitutes an Unavoidable Delay shall be resolved by arbitration pursuant to Section 8.09.

(f)“Building Lobby” means the East lobby of the Building shown on Exhibit R attached hereto.

8.05 Quiet Enjoyment. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages (taking into account the provisions of any applicable SNDAs and RNDAs), provided that this Lease is in effect.

8.06 Limitation of Liability. Tenant shall look solely to Landlord’s interest in the Building (including, without limitation, the rents and profits, as well as any net sale, financing (of whatever type), insurance and condemnation proceeds, arising therefrom) for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord’s members, partners, shareholders, principals, officers or directors, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.

8.07 Counterclaims. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant’s failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant’s right to bring such claim in a separate proceeding under applicable law.

8.08 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease for a period of 3 years. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Recurring Additional Charges and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease for a period of 3 years (or for such shorter period of time as may be expressly provided pursuant to the terms of Section 2.08(b)).

8.09 Certain Remedies; Arbitration. (a) If Tenant requests Landlord’s consent and Landlord fails or refuses to give such consent, except where Landlord acted in bad faith and in an arbitrary and capricious manner in failing or refusing to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction or arbitration in accordance with the provisions of Section 8.09(b), and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent.

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(b)(i) No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration. Either party shall have the right to submit a dispute relating to (x) the reasonableness of the grant or denial of a consent or other determination by the other party when, pursuant to the provisions of this Lease, such other party’s consent was not to be unreasonably withheld (or, as applicable, unreasonably conditioned (where no conditions to approval are specified) or delayed (where no time periods for approval are specified)) or (y) any other matter for which arbitration is expressly provided as a means of dispute resolution pursuant to the terms of this Lease, to final and binding arbitration in accordance with this Section 8.09(b). If a dispute described in clauses (i) or (ii) of the preceding sentence arises, then Landlord or Tenant shall present the dispute to the arbiters identified in Exhibit DD attached hereto (each, an “Arbiter”), who are listed in the order of priority (i.e., the second individual serves only if the first is not available and the third individual serves only if the first and second are not available) and who will resolve the dispute as provided in this Section 8.09(b). If one person from among the panel of Arbiters resigns or becomes unable to serve hereunder, a successor individual shall be selected by the parties hereto. Except during the pendency of an arbitration proceeding pursuant to the procedures contained herein, either party may, by written notice to the other, disqualify any of the Arbiters for reasonable cause and propose additional arbitrators to be Arbiters to be agreed upon by the parties hereto. If the parties cannot agree upon a successor Arbiter within twenty (20) days following the resignation, inability to serve hereunder or disqualification of the Arbiter whom such successor Arbiter would be replacing, then either party may request that JAMS (or, if JAMS is then no longer in effect, the Real Estate Board of New York) appoint such successor Arbiter and such appointment by JAMS (or, if applicable, the Real Estate Board of New York) shall be binding upon the parties, subject to any subsequent resignation, inability to serve hereunder or disqualification of such successor Arbiter.

(ii)A party (“Disputing Party”) may submit a request for resolution of a dispute (a “Dispute”) pursuant to the provisions of this Lease by giving notice (a “Dispute Notice”) of the Dispute to the other party to the Dispute (the “Other Disputing Party”) and to the Arbiter, which Dispute Notice shall identify the provision of this Lease at issue and shall specify in reasonable detail: (i) the nature of the dispute and the interpretation or decision requested; (ii) the party’s proposal to resolve the dispute; and (iii) a written explanation of its position, together with any materials that it deems relevant for such purpose.

(iii)Within 5 Business Days after receiving the Dispute Notice, the Other Disputing Party to the Dispute shall have the right to deliver to the Arbiter, with a copy to the Disputing Party, its written statement setting forth (i) its position in reasonable detail with respect to the matters in Dispute, (ii) its proposal to resolve the dispute, and (iii) a written explanation of its position, together with any materials that it deems relevant for such purpose. The Arbiter shall coordinate among the Disputing Party and the Other Disputing Party in order to arrange for a time or time(s) to meet and present positions within the time deadlines as provided below. The Disputing Party and the Other Disputing Party shall each make themselves available during such time deadlines and if no mutually convenient time is agreed upon, each party shall be available during Business Hours on the last Business Day of such time deadline.

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(iv)The Disputing Party and Other Disputing Party shall each be entitled to present additional evidence and arguments to the Arbiter (in addition to the initial written statements described above) in accordance with procedures, if any, determined by the Arbiter, which procedures shall be implemented by the Arbiter so as to cause the time deadlines set forth below to be met. All evidence and arguments must be presented to the Arbiter within 5 Business Days after the expiration of the 5 Business Day period described in Section 8.09(b)(iii). The Arbiter shall in all events render its decision by the later of (i) 10 Business Days after receipt of the initial statement of the Other Disputing Party pursuant to Section 8.09(b)(iii) or (y) 7 Business Days after all evidence and arguments have been presented under this Section 8.09(b)(iv). The Arbiter shall issue a single written decision stating, in reasonable detail, the basis for its decision. The Arbiter shall allocate the costs of the Dispute (including the costs of the arbitration, any expert witnesses and reasonable attorney’s fees) between the Disputing Parties as it deems appropriate and shall set forth such cost allocation in its decision. Although the Arbiter cannot vary the terms of this Lease, the decision of the Arbiter need not accept, in its entirety, the position(s), or the specific cost allocations, advanced by any one Disputing Party. The Arbiter’s decision shall be conclusive and binding on all parties to the Dispute and shall be confirmable in a court of competent jurisdiction.

(v)Landlord shall not stop the design or construction of the Building during the pendency of any dispute being arbitrated under this Section 8.09(b), but shall not proceed with any aspects of the work at issue in such dispute if any work performed might have to be changed depending on the resolution of the arbitration.

(vi)Proceedings before or involving dispute resolution under this Section 8.09(b) in and of themselves shall not constitute Force Majeure Events.

(vii)The decision of the Arbiters, including with respect to the allocation of fees incurred in any arbitration, shall be final and binding on all parties to the arbitration.

(viii)The provisions of this Section 8.09(b) shall survive the termination of this Agreement.

8.10 No Offer; Counterparts. The submission by Landlord of this Lease in draft form shall be solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, even where such executed counterpart is delivered via facsimile or Portable Document Format, but all of which together shall constitute one and the same instrument.

8.11 Captions; Construction. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring

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construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

8.12 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

8.13 Broker. Each party represents to the other that such party has dealt with no broker in connection with this Lease or, with respect to Tenant only, the Project, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker who alleges that it has dealt with the indemnifying party in connection with this Lease or the Project.

8.14 Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

8.15 Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment may be approved by Landlord or is otherwise expressly permitted under the terms of this Lease, Tenant’s assigns.

8.16 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.

8.17 No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project or any portion thereof, and consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 8.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Project.

8.18 Condominium. Subject to the immediately following sentence, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration, by laws and any other documents (all such documents being, collectively, the “Condominium Declaration”) which may hereafter be recorded or in effect in order to convert the Land and the improvements erected thereon to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law, or any successor thereto, provided the Condominium Declaration does not include any terms or

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conditions which increase Tenant’s obligations (except to a de minimis extent) or decrease Tenant’s rights (except to a de minimis extent) or result in any increase in the Rent that is payable hereunder in excess of the amount that could reasonably have been anticipated to be payable in the absence of such condominiumization. Concurrently with the recordation of the Condominium Declaration, and as a condition to the subordination of this Lease thereto, Landlord shall obtain for Tenant in recordable form a subordination, non-disturbance and attornment agreement substantially in the form annexed hereto as Exhibit M-2. If any such Condominium Declaration is to be recorded, Tenant, upon request of Landlord shall enter into an amendment of this Lease modifying the Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Tenant’s Tax Share and Tenant’s Operating Share and appropriate reductions in the Base PILOT Amount, Base Impositions Amount and Base Operating Amount, as applicable; provided, that, such amendment shall not reduce Tenant’s rights or increase Tenant’s obligations under this Lease (in either case except to a de minimis extent), increase Tenant’s monetary obligations under the Lease or result in any increase in the Rent that is payable hereunder in excess of the amount that could reasonably have been anticipated to be payable in the absence of such condominiumization. From and after the date that the Building shall be owned in a condominium form of ownership and for as long as it is so held, if at all, Landlord shall diligently perform and observe in all material respects all of the terms, covenants and conditions of the Condominium Documents on the part of Landlord, as a unit owner thereunder, to be performed and observed which affect the Premises or Tenant’s rights and obligations under this Lease, unless (i) such performance or observance shall be waived or not required by the condominium board in writing or (ii) Tenant has agreed to perform or observe such terms, covenants or conditions under this Lease (but nothing in this Section 8.18 shall be deemed to relieve Landlord of any of its obligations to Tenant under this Lease).

8.19 Embargoed Person. 1.02  Tenant represents that as of the date of this Lease, and Tenant covenants that throughout the Effective Period: (i) Tenant is not, and shall not be, an Embargoed Person, (ii) none of the funds or other assets of Tenant are or shall constitute property of, or are or shall be beneficially owned, directly or indirectly, by any Embargoed Person; (iii) no Embargoed Person shall have any interest of any nature whatsoever in Tenant, with the result that the investment in Tenant (whether directly or indirectly) is or would be blocked or prohibited by law or that this Lease and performance of the obligations hereunder are or would be blocked or in violation of law and (iv) none of the funds of Tenant are, or shall be derived from, any activity with the result that the investment in Tenant (whether directly or indirectly) is or would be blocked or in violation of law or that this Lease and performance of the obligations hereunder are or would be in violation of law. “Embargoed Person” means a person, entity or government (x) identified on the Specially Designated Nationals and Blocked Persons List maintained by the United States Treasury Department Office of Foreign Assets Control and/or any similar list maintained pursuant to any authorizing statute, executive order or regulation and/or (y) subject to trade restrictions under United States law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such laws, with the result that the investment in Tenant (whether directly or indirectly), is or would be prohibited by law or this Lease is or would be in violation of law and/or (z) subject to blocking, sanction or reporting under the USA Patriot Act, as amended; Executive Order 13224, as amended; Title 31, Parts 595, 596 and 597 of the U.S. Code of Federal Regulations, as they exist from time to time; and any other law or Executive Order or regulation through which the U.S. Department of the Treasury has or

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may come to have sanction authority. If any representation made by Tenant pursuant to this Section 8.19(a) shall become untrue, Tenant shall within 10 days give written notice thereof to Landlord, which notice shall set forth in reasonable detail the reason(s) why such representation has become untrue and shall be accompanied by any relevant notices from, or correspondence with, the applicable governmental agency or agencies.

(b)Landlord represents that as of the date of this Lease, and Landlord covenants that throughout the Effective Period: (i) Landlord is not, and shall not be, an Embargoed Person, (ii) none of the funds or other assets of Landlord are or shall constitute property of, or are or shall be beneficially owned, directly or indirectly, by any Embargoed Person; (iii) no Embargoed Person shall have any interest of any nature whatsoever in Landlord, with the result that the investment in Landlord (whether directly or indirectly) is or would be blocked or prohibited by law or that this Lease and performance of the obligations hereunder are or would be blocked or in violation of law and (iv) none of the funds of Landlord are, or shall be derived from, any activity with the result that the investment in Landlord (whether directly or indirectly) is or would be blocked or in violation of law or that this Lease and performance of the obligations hereunder are or would be in violation of law. If any representation made by Landlord pursuant to this Section 8.19(b) shall become untrue, Landlord shall within 10 days give written notice thereof to Tenant, which notice shall set forth in reasonable detail the reason(s) why such representation has become untrue and shall be accompanied by any relevant notices from, or correspondence with, the applicable governmental agency or agencies.

8.20 Dining Facility; Wet Installations. (a) The provisions of this Section 8.20 shall not apply with respect to any approval by Landlord required in connection with work relating to the Dining Facility to be performed in connection with the Tenant’s Work to the extent Landlord’s approval (or deemed approval) has already been obtained in connection with such Tenant’s Work, but rather shall only apply with respect to the subsequent use and maintenance thereof. Tenant shall be permitted to use a portion of the Office Premises for the operation of a Dining Facility, provided (i) Tenant obtains (at its cost and expense) any and all required permits, licenses and certificates therefor, (ii) Tenant shall perform and pay for any necessary extermination, ventilation and cleaning (in excess of normal office ventilation and cleaning) necessitated by the use of such space as a Dining Facility (it being understood that Landlord’s provision of cleaning services shall not be extended beyond that provided for herein by reason of Landlord’s approval of the use of such space as a Dining Facility), (iii) Tenant shall cause the Dining Facility to be properly ventilated so that no odor will emanate from the Premises to other portions of the Building (including, without limitation, by replacing and/or upgrading filters), (iv) the entire floor on which any such Dining Facility is located and the entire floor immediately below the floor on which such Dining Facility is located shall be leased to Tenant or shall be a mechanical floor and (v) Tenant shall otherwise maintain and operate each Dining Facility consistent with the standards of a First Class Office Building.

(b)In connection with Tenant’s use of portion(s) of the Office Premises for the operation of a Dining Facility, the parties agree as follows:

(i)Tenant, at its expense, upon and subject to all of the terms of this Lease shall install, maintain and replace as reasonably necessary, all of its equipment and appliances used for cooking, food processing or otherwise, and shall take reasonable

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efforts with respect to same to (A) prevent the spread of smoke or odors outside of the Premises and/or into the Building, including, without limitation, by replacing and/or upgrading filters, (B) prevent creating a nuisance or in any way interfering with the use and enjoyment of any of the other tenants or occupants of the Building and (C) comply with all applicable Laws. Tenant acknowledges that if any such smoke or odors are released by Tenant from the Premises, Tenant, at its expense, upon and subject to all of the terms of this Lease, upon Landlord’s request, shall perform any work or Alteration reasonably requested by Landlord to remedy such problem.

(ii)Tenant, at its expense, upon and subject to all of the terms of this Lease shall (A) keep its equipment and appliances reasonably clean at all times, (B) clean the hoods over any stove or range as reasonably required, (C) clean all air conditioning ducts serving the Premises as reasonably required and in no event less frequently than required by Laws, (D) install, maintain and replace as reasonably necessary a hood and duct protection system, including an automatic dry chemical fire extinguishing system, or subject to Landlord’s reasonable approval, another state-of-the-art (at the time installed) fire suppression system and (E) maintain and keep clean the exterior vent exhaust and the immediately surrounding façade area of the Building. Notwithstanding the foregoing, the work set forth in subclause (E) of the preceding sentence shall be performed by Landlord at Tenant’s expense, which expense shall consist solely of the reasonable out-of-pocket actual costs incurred by Landlord (without duplication and without profit or mark-up) and shall be payable by Tenant to Landlord as Additional Charges within 30 days after demand.

(iii)Tenant at its expense upon and subject to all of the terms of this Lease shall install an exhaust system, a precipitator and all flues, vents, grease traps and chemical extinguishing devices (such as Ansul system or equal) and other similar items (together with all related equipment, collectively, “Exhaust Systems”) in the Premises consistent with the standards of a First Class Office Building and otherwise in compliance with all applicable Laws. Tenant shall, at its expense, repair and maintain all Exhaust Systems; provided, that Landlord may elect to perform any such repairs and maintenance required outside of the Premises, in which event Tenant shall reimburse Landlord for the customary market actual out-of-pocket costs incurred by Landlord in connection therewith within 30 days after demand.

(iv)If gas is used, Tenant, at its expense, upon and subject to all of the terms of this Lease shall install, maintain and replace as necessary gas cut off devices, both manual and automatic.

(v)All of Tenant’s plans for exhaust, venting and odor control shall be submitted to Landlord for approval, which approval shall be granted or withheld in accordance with the provisions of Section 4.02. Tenant agrees to comply with Landlord’s engineer’s specifications as to the reasonable modification of such plans or installations pertaining to safety, smoke or odor control, Building maintenance, and/or prevention of any blemishment to the exterior of the Building, subject to Tenant’s right to propose alternatives acceptable to Landlord that are more cost effective and achieve substantially the same result.

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(vi)Tenant at its expense upon and subject to all of the terms of this Lease shall install, maintain and replace as reasonably necessary any grease traps (including, without limitation, properly partitioning and waterproofing such grease traps) or other equipment in the sewage lines connected to its equipment and appliances as may be required by Laws, or as may be necessary to prevent any interference with waste outlets and drains, and so as to prevent any interference with the proper operation of plumbing lines and the sewage and waste disposal system(s) of the Building. Tenant, at its expense, upon and subject to all of the terms of this Lease, shall maintain any sanitary lines running from within or outside of the Premises (to the extent they were installed by or on behalf of Tenant or serve the Premises or such maintenance is necessitated by Tenant’s acts or omissions) and shall use plumbing facilities for their intended purposes only. Tenant shall not dispose of cooking oils or fats in the sanitary sewer system and shall not use any garbage disposals. Tenant, at its expense upon and subject to all of the terms of this Lease, shall obtain service contracts with companies approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, for the maintenance of the hood and duct protection system and the grease traps installed in the Premises. All maintenance required hereunder shall be performed from the Premises where reasonably practicable to do so.

(vii)Tenant, at its expense upon and subject to all of the terms of this Lease, shall exercise reasonably diligent efforts to keep the Premises at all times free and clear of rats, mice, other rodents, pests, insects and other vermin. In furtherance thereof, Tenant shall employ an exterminator selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, to regularly exterminate such rats, mice, other rodents, pests, insects and other vermin, which exterminator shall utilize a method commonly used in First Class Office Buildings for the prevention of any infestation by, and extermination of, said animals and insects and Tenant shall take such precautions as are customarily used in First Class Office Buildings to prevent such rats, mice, other rodents, pests, insects and other vermin from existing in the Premises or permeating into other parts of the Building. Any pest management conducted at the Premises shall emphasize non-chemical methods for pest control and comply with Landlord’s reasonable integrated pest management program, which program shall be applicable to all office tenants of the Building and shall be comparable to such programs of other First Class Office Buildings.

(viii)Tenant, at its expense, upon and subject to all of the terms of this Lease, shall arrange for the removal of Tenant’s refuse and rubbish from each Dining Facility at least once each day and shall comply with all Rules and Regulations. Landlord shall not be required to furnish any services or equipment for the removal of such refuse and rubbish except (i) Landlord shall provide adequate space for the staging of recycling containers in freight areas and (ii) as may otherwise be expressly provided in this Lease. Tenant further agrees not to permit any refuse or rubbish to be collected or disposed of from a Dining Facility during Business Hours. Tenant shall store all food-related and beverage-related garbage in closed refrigerated units within the Premises until collection. Tenant covenants that no supplies or deliveries, nor any of Tenant’s refuse or rubbish, shall be kept or permitted to be kept in any area outside of the Premises except as permitted by the applicable Rules and Regulations.

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(ix)Landlord, at Tenant’s reasonable expense, may install submeters to measure Tenant’s consumption of water in connection with the use of any Dining Facilities.

(c)Notwithstanding anything herein to the contrary, the following terms shall be applicable to each Dining Facility and any other “wet” installations in the Premises to be installed by or on behalf of Tenant: (i) the plans and specifications with respect to any such “wet” installation shall be subject to Landlord’s approval (which approval shall be granted or withheld in accordance with the provisions of Section 4.02) and shall be designed in such a manner so as to minimize the occurrence of any water leaks, (ii) Tenant shall install, at its expense, a membrane waterproofing system (or its then equivalent), and a sealed and tiled floor with drains (or its then equivalent), throughout all of the “wet” areas of the Premises and Tenant shall maintain same throughout the term of this Lease in good working order, (iii) Tenant shall be solely responsible at its expense throughout the term for preserving the watertight integrity of the designated “wet” areas of the Premises, and (iv) if any water leaks occur from such “wet” installation, Tenant, upon Landlord’s request, shall promptly cease, or limit in a manner which prevents such leakage, the use of the item(s) causing the leak and shall promptly and diligently perform at its expense any work or alteration reasonably requested by Landlord to remedy such problem, which work or alteration shall be performed by Tenant upon and subject to all of the terms of this Lease. Landlord and Tenant acknowledge that (A) Landlord shall have no liability to Tenant for any loss, damage, or expense which Tenant may sustain on account of such leak(s) (or any water leak(s) into any portion of the Premises) and (B) this Lease and the obligations of Tenant shall not be affected by reason of any such leak(s) unless such water leak(s) directly result from Landlord’s or its employee’s, agent’s or consultant’s acts.

8.21 Building Amenities. (a) On or prior to the date upon which Tenant occupies the Premises for the ordinary conduct of business, the Project shall include the following, which areas shall be substantially completed and functioning for their intended use (except as otherwise expressly provided in this Section 8.21) and the same shall remain throughout the Term: (i) a valet parking garage with direct access from and to the Building (the “Garage”), (ii) subject to Section 8.25, street-level retail space on 10th Avenue and (iii) a plaza entrance on the western portion of the Building. The plaza entrance on the western portion of the Building referred to in connection with the Project as the “Terra Firma Podium” shall be developed and temporarily landscaped substantially in accordance with Exhibit AA, including a connection to the nearby area commonly known as the “High Line” subject to Landlord obtaining all applicable governmental approvals and the requirements of applicable Laws. The Terra Firma Podium shall be temporarily landscaped substantially in accordance with Exhibit AA on or prior to March 31, 2017, it being acknowledged and agreed by Tenant that overhead protection for the retail construction to the north of the Terra Firma Podium and the culture shed to the west of the Terra Firma Podium may be required by Landlord from time to time. Subject to the foregoing provisions of this Section 8.21, but notwithstanding any other provision to the contrary contained in this Lease, Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord; provided, that Tenant shall at all times have reasonable access to the Premises.

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8.22 Parking. (a)  Tenant acknowledges that Landlord will lease the Garage to an independent third party (the “Parking Lessee”). The Garage shall be used only for garage and public parking purposes and related uses, and provided that the Garage contains parking spaces for no fewer than 125 automobiles, for any other lawful non-hazardous use designated by Landlord. Landlord shall cause Parking Lessee to make 14 parking spaces (“Tenant’s Parking Spaces”) in the Garage available to Tenant pursuant to a separate agreement between the Parking Lessee and Tenant, which the Parking Lessee shall reserve for Tenant’s use. Landlord shall cause Tenant’s Parking Spaces to be reserved for Tenant for the remainder of the Term or until such earlier time as Tenant elects upon written notice to Landlord and the Parking Lessee to no longer reserve all or any of Tenant’s Parking Spaces. Tenant acknowledges that it is intended that parking in the Garage shall be exclusively on a valet basis, Tenant shall not have the right to any specific parking space within the Garage and Landlord makes no representation as to the specific location of Tenant’s Parking Spaces within the Garage. Tenant’s Parking Spaces shall be used exclusively for the parking of passenger cars (including station wagons, passenger vans and SUVs) belonging to or leased to or operated by Tenant, any of Tenant’s permitted subtenants and occupants, and their respective employees, contractors, visitors and invitees, and for no other purpose. Tenant shall upon request promptly furnish to the Parking Lessee the license numbers of the cars operated by Tenant and Tenant’s permitted subtenants and their employees and contractors. Tenant’s use of Tenant’s Parking Spaces shall be subject to the Rules and Regulations.

(b)Landlord, as landlord under the Lease, shall not be liable for any injury to person or property, or for loss or damage to any automobile parked in the Garage or its contents, resulting from theft, collision, vandalism or any other cause whatsoever, except to the extent resulting from the negligence of Landlord or an agent of Landlord.

(c)The Parking Lessee shall have the right to license an independent operator to conduct a parking operation open to the public with respect to the Garage or to conduct such operation itself.

(d)Tenant shall pay to the Parking Lessee or parking operator who shall be licensed by the Parking Lessee to conduct a parking operation with respect to the Garage, on the first day of each month, the amount obtained by multiplying the number of Tenant’s Parking Spaces reserved in any given month by the Monthly Rate.  “Monthly Rate” shall mean, for any given month during the Term, the rate then being charged by the Parking Lessee to the general public for an equivalent space for such month.

(e)The Parking Lessee, or the parking lot operator, as the case may be, shall have the right to tow, at Tenant’s expense, any of Tenant’s or Tenant’s permitted subtenants’, or their employees’, contractors’, visitors’ or invitees’, cars that are parked outside of the Garage.

(f)The Parking Lessee may require that all cars to be parked in Tenant’s Parking Spaces exhibit such identification as the Parking Lessee or the garage operator may from time to time deem reasonably necessary.  Any badges, stickers or other methods of identification so required shall be provided to Tenant for the use of Tenant or Tenant’s permitted subtenants, or their employees, contractors, visitors or invitees, at no cost to Tenant. The Parking Lessee shall have the right to tow, at Tenant’s expense, any of Tenant’s or Tenant’s permitted subtenants’, or their employees’, contractors’, visitors’ or invitees’, cars not exhibiting such

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identification, provided that Tenant shall have been notified in writing of such identification requirements at least 30 days prior thereto.

(g)In the event that Landlord elects not to lease the Garage to an independent third party (i.e. the Parking Lessee) and directly or indirectly operates the Garage, then any reference in this Section 8.22 to the Parking Lessee, or both the Parking Lessee and Landlord, shall be deemed to mean only Landlord.

8.23 Governmental Incentives. Landlord, at Tenant’s expense, shall cooperate in all reasonable respects with Tenant’s efforts to obtain any available governmental and quasi-governmental benefits, incentives or entitlements; provided, that (i) such efforts shall not result in any detriment to Landlord or other tenants or occupants of the Project and (ii) Tenant shall, within 30 days after receipt of each of Landlord’s invoices therefor, reimburse Landlord for the out-of-pocket costs incurred by Landlord in connection with such cooperation. In no event shall Landlord have any liability, nor shall Tenant’s obligations under this Lease be affected, in the event that Tenant shall not obtain any particular governmental or quasi-governmental benefits, incentives or entitlements.

8.24 Confidentiality; Publicity. Without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), neither party nor such party’s affiliates or their officers, shareholders, partners, directors, employees or representatives shall make or provide any public statement, press release or other public disclosure concerning the transactions contemplated by, and the terms of, this Lease, except (i) for any such public statements or disclosures which, in the opinion of such party’s counsel, are legally required (in which case the content of such statements or disclosures shall be limited to what is legally required) or (ii) to the extent required by any federal, state, local or foreign laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to the parties or any of their direct or indirect constituent owners or affiliates. In the event that a public announcement or disclosure is permitted pursuant to clauses (i) or (ii) of the preceding sentence, prior to making such disclosure, the disclosing party shall notify the other party of such required public disclosure and use reasonable efforts to coordinate with the other party with respect to the nature and content of such disclosure.

8.25 Retail Standard. (a) Subject to Section 13.05, Landlord shall lease the retail space in the Building to first-class retailers of at least similar quality as that of the retailers operating retail stores (including Whole Foods) in the Time Warner Center located at Columbus Circle, New York City as of the date hereof (provided that a supermarket that is fixtured and maintained in a manner that is consistent in all material respects with the first class standard of Whole Foods at Time Warner Center as of the date hereof shall be deemed to satisfy such standard), but in no event shall there be any produce or merchandise carts located on Tenth Avenue or West 30th Street.

(b)Provided (i) this Lease has not been terminated, (ii) Tenant is not in monetary default in an amount equal to or greater than $100,000.00 or material non-monetary default, in each case, beyond applicable notice and cure periods, (iii) Coach Tenant occupies more than 60% of the Office Premises initially demised to Tenant under this Lease and (iv) Coach

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Tenant is Tenant under this Lease, the identity of the tenants leasing any retail space in the Building shall be subject to the prior written approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed, provided that Tenant has approved (and no further consent shall be required) (1) Whole Foods and/or Fairway (or other supermarket comparable in reputation and quality to Whole Foods or Fairway) as an acceptable tenant for any retail space within the Building to be operated as a supermarket and (2) the design and aesthetics of the food hall for the Building shown on Exhibit S attached hereto.

(c)Any dispute under this Section 8.25 shall be resolved by arbitration in accordance with the provisions of Section 8.09.

8.26 Tenant Creditworthiness. Tenant shall, from time to time (but in no event more than two times during any 12 month period), upon request by Landlord, a Superior Mortgagee or Superior Lessee or a prospective Superior Mortgagee or Superior Lessee (any such party a “Requesting Party”), reasonably cooperate with such Requesting Party in order to establish Tenant’s creditworthiness as required by such Requesting Party (or, in the case of Landlord, as required by Landlord or any current or prospective Superior Mortgagee or Superior Lessee) in connection with a prospective modification of, or new, superior lease, a prospective refinancing or modification of, or new mortgage, or a prospective sale, assignment or financing or refinancing of Landlord’s interest in this Lease, the Building or any interest in Landlord or any of Landlord’s direct or indirect owners, or for any other reasonable purpose. In connection with such cooperation, Tenant shall deliver to the Requesting Party, within 10 Business Days after request by such Requesting Party, copies of Tenant’s most recent balance sheet and income and expense statements and a copy of the most recent yearly and quarterly financial statements of Tenant; provided, that Tenant shall not in any event be obligated to furnish audited financial statements. As a condition to Tenant’s obligation to provide such financial information to any Requesting Party other than Landlord, prior to Tenant’s delivery of such financial information, the Requesting Party (if such party is not Landlord) shall execute and deliver a confidentiality agreement with respect to such financial information substantially in the form attached hereto as Exhibit N, subject to reasonable negotiation at the request of the Requesting Party. Notwithstanding the foregoing, so long as the tenant hereunder is a public company traded on a nationally recognized stock exchange, the provisions of this Section 8.26 shall not apply and the Requesting Party shall look to the financial information available to the general public.

8.27 Events. Tenant shall be permitted to use any portion of the Premises for Events; provided (i) Tenant obtains (at its cost and expense) any and all required permits, licenses and certificates therefor, (ii) Tenant shall perform and pay for any necessary extermination, ventilation and cleaning (in excess of normal office ventilation and cleaning) necessitated by the use of such space for Events (it being understood that Landlord’s provision of cleaning services shall not be extended beyond that provided for herein by reason of Landlord’s approval of the use of such space for Events) and (iii) Tenant shall operate the Events consistent with the standards of a First Class Office Building. “Events” shall mean utilizing a portion of the Premises for the catering and conduct of private events for Permitted Users or third parties, such as, without limitation, weddings, Bar Mitzvahs, award ceremonies and/or charity events in a first-class manner appropriate for a First Class Office Building, which event shall be subject to the terms and conditions of this Lease including, without limitation, the following:

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(i)Such Events shall (1) be operated in a first-class manner appropriate for a First Class Office Building, (2) not interfere with any ingress or egress to the Building Lobby, (3) not interfere with the operation of the Building Lobby or the Building, and (4) not materially interfere with the use or quiet enjoyment of other space in the Building by the other tenants or occupants.

(ii)The conduct of any Event shall be subject to (w) all Laws, (x) all Rules and Regulations; provided that such Rules and Regulations shall not prohibit the conduct of Events, (y) payment by Tenant to Landlord of any increases in the premiums charged to Landlord by any insurance companies insuring the Building or any portion thereof as a result of any such Event and any other actual out-of-pocket costs and expenses incurred by Landlord as a result of such Event, and (z) the requirements of any insurance companies insuring the Building or any portion thereof.

(iii)Subject to Section 8.20, Tenant shall have the right to utilize Tenant’s Dining Facilities to cater food and beverages for any such Events (it being acknowledged and agreed that Tenant is not permitted to offer any catering services for any purposes outside the Building).

Anything contained in this Lease to the contrary notwithstanding, Tenant shall no longer have the right to use the Premises for Events and the provisions of this Section 8.27 shall be null and void and of no further force or effect if (a) Tenant is not a Coach Tenant and/or (b) Tenant no longer has exclusive use of the Coach Lobby pursuant to Section 14.
8.28 Memorandum of Lease. Landlord and Tenant agree not to place this Lease of record, but Landlord shall, contemporaneously with the execution of this Lease, execute, acknowledge and deliver to Tenant a memorandum of this Lease in the form attached hereto as Exhibit EE, together with all other instruments required to record such memorandum, which Tenant shall thereafter be permitted to record. Recording, filing and like charges imposed by any governmental agency to effect such recording shall be paid by Tenant. Upon the termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord all necessary instrument(s) in recordable form evidencing a termination of this Lease and sufficient to discharge any memorandum hereof of record, and Tenant shall pay for all recording, filing and like charges imposed by any governmental agency to effect such recording. Tenant’s obligations pursuant to this Section 8.28 shall survive the expiration or earlier termination of this Lease.

8.29 REIT/UBTI Compliance.   It is the intention of Landlord and Tenant that Rent and all sums, charges, or amount of whatever nature under this Lease (“Lease Payments”) payable to Landlord shall, taking into account that certain services provided pursuant to this Lease are provided by a Service Provider (as defined below), qualify as "rents from real property" under both the Internal Revenue Code § 512(b)(3) and § 856(d) and all related statutes, regulations, revenue rulings, interpretations, and other official pronouncements, all as in effect from time to time. If Landlord has been advised in writing (and a copy of such writing is sent to Tenant) by its tax advisors that a change or potential in law, interpretation or position regarding the Lease Payments under Internal Revenue Code § 512(b)(3) and/or § 856(d) creates a significant risk that such Lease Payments no longer qualify as “rents from real property”, then Landlord shall  provide Tenant with notice of such change or potential change (together with a reasonable written

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explanation of such tax risk) and shall request reasonable adjustments to the calculation of the Lease Payments or to other related provisions of the Lease in order to mitigate such tax risk.  Any such adjustment shall be subject to the Tenant’s consent, provided that any such consent shall not be unreasonably withheld, conditioned or delayed, and provided further, except as provided below, it shall be unreasonable for Tenant to withhold its consent if such adjustments, in the aggregate, produce Lease Payments that are economically equivalent to the Tenant both before and after the adjustments and do not otherwise adversely affect  the rights of Tenant under the Lease or the services provided to Tenant under the Lease.  Tenant shall not be required to consent to such adjustments if such adjustments adversely affect the manner in which Tenant treats or accounts for the Lease Payments for accounting or financial reporting purposes or that compliance with such adjustments would subject Tenant to regulatory or governmentally imposed restrictions.  Tenant shall execute such documents as Landlord reasonably requires to make such adjustments to the Lease Payments in conformity with this Section 8.29 provided such documents are reasonably satisfactory to Tenant.  Landlord shall reimburse Tenant for any and all costs incurred by Tenant as a result of such adjustments including without limitation all reasonable legal and accounting fees, costs and expenses incurred by Tenant as a result of Landlord’s request for such adjustment.  If any service required or permitted to be performed by Landlord pursuant to this Lease results in "impermissible tenant service" income under Section 856 or unrelated business taxable income, then, in lieu of the Landlord, such service may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord's property manager, an independent contractor of Landlord or Landlord's property manager (the “Service Provider”), provided that such services are of a quality that is substantially the same quality or a higher quality as those provided by Landlord prior to the Service Provider providing such services and, in all events, such services are provided in a manner that complies with Landlord obligations under this Lease.  If Tenant is subject to a charge under this Lease for any such service (or otherwise incurs costs in respect of such change in service), then, at Landlord's direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (a) Landlord will credit such payment against Additional Charges due from Tenant under this Lease for such service, and (b) such payment to the Service Provider will not relieve Landlord from any obligation under this Lease concerning the provisions of such service.

ARTICLE 9

Renewal Right

9.01 Renewal Right.

(a)Provided that on the date Tenant exercises the Renewal Option (i) this Lease has not been terminated, (ii) Tenant occupies at least 5 full floors of the Building and (iii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect, Tenant shall have the option (the “First Renewal Option”) to extend the initial Term of this Lease, at Tenant’s election, for either an additional (A) 10 year period (the “First Ten Year Renewal Term”) or (B) 5 year period (the “First Five Year Renewal Term”), to commence at the expiration of the initial Term.

(b)The First Renewal Option shall be exercised with respect to a Renewal Premises only and shall be exercisable by Tenant giving notice to Landlord (the “First

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Renewal Notice”) at least 24 months before the last day of the initial Term. Tenant shall specify in the First Renewal Notice whether Tenant elects the Ten Year Renewal Term or the First Five Year Renewal Term (failing which Tenant shall have been deemed to have elected the Ten Year Renewal Term). Time is of the essence with respect to the giving of the First Renewal Notice.

(c)Provided that (x) Tenant exercised the First Renewal Option for the First Five Year Renewal Term and (y) on the date Tenant exercises the Second Five Year Renewal Option (i) this Lease has not been terminated, (ii) Tenant occupies at least 5 full floors of the Building and (iii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect, Tenant shall have the option (the “Second Five Year Renewal Option”) to extend the term of this Lease for an additional 5 year period (the “Second Five Year Renewal Term”), to commence at the expiration of the First Five Year Renewal Term. For the avoidance of doubt, if Tenant elected or is deemed to have elected the First Ten Year Renewal Option for the First Renewal Option, then Tenant shall not have the right to the Second Five Year Renewal Option.

(d)The Second Five Year Renewal Option shall be exercised with respect to the designated Renewal Premises only and shall be exercisable by Tenant giving notice to Landlord (the “Second Five Year Renewal Notice”) at least 24 months before the last day of the First Five Year Renewal Term. Time is of the essence with respect to the giving of the First Renewal Notice.

(e)Provided that (x) Tenant exercised either (A) the First Renewal Option for the First Five Year Renewal Term and the Second Five Year Renewal Option or (B) the First Renewal Option for the First Ten Year Renewal Term and (y) on the date Tenant exercises the Second Ten Year Renewal Option (i) this Lease has not been terminated, (ii) Tenant occupies at least 5 full floors of the Building and (iii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect, Tenant shall have the option (the “Second Ten Year Renewal Option”; the First Renewal Option, the Second Five Year Renewal Option and the Second Ten Year Renewal Option are each a “Renewal Option”) to extend the term of this Lease for an additional 10 year period (the “Second Ten Year Renewal Term”; the First Five Year Renewal Term, the Second Five Year Renewal Term and the Second Ten Year Renewal Term are each a “Renewal Term”), to commence at the expiration of the Second Five Year Renewal Term or the First Ten Year Renewal Term, as applicable.

(f)The Second Ten Year Renewal Option shall be exercised with respect to the designated Renewal Premises only and shall be exercisable by Tenant giving notice to Landlord (the “Second Ten Year Renewal Notice”; the First Renewal Notice, the Second Five Year Renewal Notice and the Second Ten Year Renewal Notice are each a “Renewal Notice”) at least 24 months before the last day of the Second Five Year Renewal Term or the First Ten Year Renewal Term, as applicable. Time is of the essence with respect to the giving of the Second Ten Year Renewal Notice.

(g)Each Renewal Option shall be exercised with respect to space selected by Tenant and designated in the applicable Renewal Notice (the space as to which Tenant exercises (or is deemed to have exercised) the Renewal Option pursuant to this Section 9.01 is

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called the “Renewal Premises”); provided, that Tenant shall only have the right to designate as the Renewal Premises either:

(i)the entire Premises demised by this Lease as of the date on which Tenant gives the applicable Renewal Notice; or

(ii)a portion of the Premises demised by this Lease as of the date on which Tenant gives the applicable Renewal Notice consisting of 5 or more contiguous full floors of the then Premises starting, at Tenant’s option, with either the highest or lowest office floor of the largest contiguous block of floors in the Building then leased by Tenant (the “Required Space”); provided, that if Tenant satisfies the foregoing requirements set forth in this clause (ii), (A) Tenant may elect to include in the Renewal Premises, in addition to the Required Space, all of the rentable area leased by Tenant on any partial floor(s) of the Building that is located on a floor which is contiguous to the Required Space and (B) in addition to the Required Space, Tenant may elect to renew a full or partial floor of the Building which is not part of or contiguous to the largest block of contiguous floors comprising the Premises (any such full or partial floor(s) of the Building as described in this clause (B) being referred to herein as a “Satellite Floor”); provided, that if any such Satellite Floor is part of a contiguous block of 3 or more full or partial floors then leased by Tenant, then the Satellite Floor(s) which Tenant may elect to include in the Renewal Premises shall be contiguous and start, at Tenant’s option, at either the highest or lowest office floor of such contiguous block of floors. Notwithstanding the foregoing, any Amenity Floor shall not be required to be contiguous to the Required Space if Tenant otherwise satisfies the requirements of this clause (ii).

If Tenant fails in any Renewal Notice to designate the Renewal Premises, then the Renewal Premises shall be deemed to be the entire Premises demised by this Lease as of the date on which Tenant gives such Renewal Notice.
9.02 Renewal Rent and Other Terms. (iii) Each Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that (i) the Fixed Rent shall be as determined pursuant to the further provisions of this Section 9.02; (ii) Tenant shall accept the Renewal Premises in its “as is” condition at the commencement of the applicable Renewal Term, and Landlord shall not be required to perform any work, to pay any work allowance or any other amount or to render any services to make the Premises ready for Tenant’s use and occupancy or to provide any abatement of Fixed Rent or Additional Charges, in each case with respect to the applicable Renewal Term; (iii) Tenant shall have no option to renew this Lease beyond the expiration of the applicable Renewal Term; (iv) the Base PILOT Amount shall be the Taxes for the Tax Year ending immediately before the commencement of the applicable Renewal Term; (v) the Base Impositions Amount shall be the Impositions for the Tax Year ending immediately before the commencement of the applicable Renewal Term; (vi) the Base Operating Amount shall be the Operating Expenses for the Operating Year ending immediately before the commencement of the applicable Renewal Term; (vii) all references in this Lease to the “Premises” shall be deemed to refer to the Renewal Premises; (viii) if the Renewal Premises consists of less than all of the then Premises, Tenant’s Tax Share and Tenant’s Operating Share shall be proportionately reduced; (ix) if the Renewal Premises consists of less than all of the then Premises, then any space as to which this Lease is not being renewed shall be delivered to Landlord one day before the first day

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of the applicable Renewal Term vacant and free of any lien or encumbrance and otherwise in the condition required pursuant to this Lease (including, without limitation, Sections 4.03(c) and (d)) as if such date were the expiration date of this Lease and (x) all references in this Lease to the Expiration Date shall be deemed to mean the last day of the Renewal Term.

(b)The annual Fixed Rent for the Renewal Premises for each Renewal Term shall be the Fair Market Rent for such Renewal Term. “Fair Market Rent” means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the applicable Renewal Premises during the Renewal Term, taking into account all relevant factors (including, without limitation, the location of the Renewal Premises, the Class A classification of the Building and the date on which construction thereof was completed, any additional rent that would be payable by Tenant in respect of PILOT Payments, Impositions, Taxes (taking into account any burn-off or loss of any tax abatements and any reset of real estate taxes occurring during the applicable Renewal Term) and Operating Expenses, the applicable delivery condition of the Renewal Premises and the cost (if any) to Tenant of demolishing any existing leasehold improvements therein, and all other relevant terms and conditions of this Lease).

(c)If Tenant timely exercises a Renewal Option, Landlord and Tenant shall promptly commence and diligently and in good faith seek to establish the Fair Market Rent. If Landlord and Tenant are unable to agree (for any reason) upon the Fair Market Rent on or prior to the date that is 180 days before the last day of the initial Term, then the Fair Market Rent shall be determined by arbitration in the City of New York as set forth in Section 9.02(d). The Fair Market Rent shall be determined as of the date which is 180 days before the last day of the then existing Term.

(d)(i) Either Landlord or Tenant shall request JAMS (or, if JAMS is then no longer in effect, the Real Estate Board of New York) to appoint an arbitrator who shall be impartial and both parties shall be bound by any appointment so made. If JAMS (or the Real Estate Board of New York, as applicable) shall fail to appoint an arbitrator within 30 days after such request is made, either Landlord or Tenant may apply to the Supreme Court, New York County to make such appointment. The arbitrator shall be a licensed real estate broker having at least 15 years of experience in leasing of First Class Office Buildings. As soon as reasonably practicable after the appointment of the arbitrator, the arbitrator shall meet with Landlord and Tenant (the “Initial Meeting”). At the Initial Meeting, Landlord shall submit to the arbitrator its determination of the Fair Market Rent (“Landlord’s Determination”) in a sealed envelope contemporaneously with Tenant’s submission to the arbitrator of its determination of the Fair Market Rent (“Tenant’s Determination”) in a sealed envelope, whereupon the arbitrator shall open both envelopes. If one party shall be ready, willing and able to submit its determination of the Fair Market Rent at such Initial Meeting, but the other party shall fail to submit its determination of the Fair Market Rent at such Initial Meeting, then the party who is so ready, willing and able to submit its determination shall not be required to do so, and the Initial Meeting shall be rescheduled to a date which is not more than 6 Business Days following the Initial Meeting, at which rescheduled Initial Meeting the arbitrator shall open both envelopes. If the party that was not ready, willing and able to submit its determination of the Fair Market Rent at the Initial Meeting shall not submit its determination of the Fair Market Rent at such rescheduled meeting, the determination of the party that was ready, willing and able to submit its determination at the Initial Meeting shall constitute the Fair Market Rent.

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(ii)There shall be no discovery in the arbitration. On reasonable notice to the other party, however, Tenant may inspect any portion of the Building relevant to its claims, and Landlord may inspect any portion of the space occupied by Tenant on the floors in issue. On or before the date that is 30 days prior to the scheduled hearing, the parties may exchange opening written expert reports and opening written pre-hearing statements. Opening written pre-hearing statements shall not exceed 20 pages in length. On or before the date that is two weeks prior to the hearing, the parties shall exchange rebuttal written expert reports and rebuttal written pre-hearing statements. Rebuttal written pre-hearing statements shall not exceed 10 pages in length. On or before the date that is 10 days prior to the hearing, the parties shall exchange written witness lists, including a brief statement as to the subject matter to be covered in the witnesses’ testimony, and submit the same contemporaneously to the arbitrator. On or before the date that is one week prior to the hearing, the parties shall exchange all documents which they intend to offer at the hearing. Other than rebuttal witnesses, only the witnesses listed on the witness lists shall be allowed to testify at the hearings. Closing arguments shall be heard immediately following conclusion of all testimony. The proceedings shall be recorded by stenographic means. Each party may present live witnesses and offer exhibits, and all witnesses shall be subject to cross-examination. The arbitrator shall conduct the four day hearing so as to provide each party with sufficient time to present its case, both on direct and on rebuttal, and permit each party appropriate time for cross examination; provided, that the arbitrator shall not extend the hearing beyond two (2) days. Each party may, during its direct case, present evidence in support of its position and in opposition to the position of the opposing party.

(iii)The arbitrator shall make a determination of the Fair Market Rent by selecting either the amount set forth in Landlord’s Determination or the amount set forth in Tenant’s Determination, whichever the arbitrator determines is closest to Fair Market Rent. The arbitrator may not select any other amount as the Fair Market Rent. The fees and expenses of any arbitration pursuant to this Section 9.02(d) shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. The arbitrator shall be a licensed real estate broker having at least fifteen (15) years of experience in leasing of First Class Office Buildings. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not effect the determination of Fair Market Rent.

(e)If the final determination of Fair Market Rent shall not be made on or before the first day of the Renewal Term, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to the average of Landlord’s Determination and Tenant’s Determination. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Tenant for such portion of the Renewal Term were greater than the Fair Market Rent payable for such Renewal Term, Landlord shall credit (i) the amount of such excess and (ii) interest on such excess at the Base Rate from the date paid until credited, against future installments of Fixed Rent and/or Additional Charges payable by Tenant.

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ARTICLE 10

Expansion Options

10.01 First Expansion Option. (a) Provided that on the date Tenant exercises the First Expansion Option (i) this Lease has not been terminated, (ii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect, (iii) Tenant is a Coach Tenant or a successor of a Coach Tenant by assignment of this Lease in accordance with Article 5 and (iv) the Marketing Center Tenant did not timely exercise the Marketing Center Renewal Option, Tenant shall have the option (the “First Expansion Option”) to lease a single portion of the 24th floor of the Building which shall consist of the Marketing Center Space (as defined below) (the “First Expansion Space”). The First Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the “First Expansion Notice”) within 30 days after Landlord delivers the Marketing Center Space Vacancy Date Notice to Tenant (time being of the essence). Landlord has informed Tenant that a portion of the 24th floor (the “Marketing Center Space”) of the Building is leased to the Hudson Yards Marketing Tenant LLC (the “Marketing Center Tenant”) pursuant to that certain Lease dated as of April 19, 2016 (as same may be amended, modified or supplemented from time to time, the “Marketing Center Lease”). The initial expiration date under the Marketing Center Lease is March 31, 2021 and the Marketing Center Tenant has a 5-year renewal option to commence on the day immediately following the expiration of the initial term (the “Marketing Center Renewal Option”). “Marketing Center Space Vacancy Date” means (x) if the Marketing Center Tenant exercises the Marketing Center Renewal Option, April 1, 2026 and (y) if the Marketing Center Tenant does not exercise its renewal option, April 1, 2021. Tenant acknowledges that it has received a copy of the Marketing Center Lease. Within 30 Business Days after the date Landlord is able to determine the Marketing Center Space Vacancy Date, Landlord shall provide written notice thereof (the “Marketing Center Vacancy Date Notice”) to Tenant, which notice shall advise Tenant of the Marketing Center Space Vacancy Date; provided, that the failure of Landlord to deliver the Marketing Center Vacancy Date Notice shall not affect the First Expansion Option or the Marketing Center Space Vacancy Date. For the avoidance of doubt, (1) if the Marketing Center Tenant exercises the Marketing Center Renewal Option, then the provisions of this Section 10.01 granting to Tenant the First Expansion Option shall be null and void and of no further force or effect and (2) if the Marketing Center Tenant does not exercise the Marketing Center Renewal Option and Tenant fails to timely exercise the First Expansion Option in accordance with the terms of this Section 10.01, then Landlord may enter into one or more leases of the First Expansion Space with third parties on such terms and conditions as Landlord shall determine, the First Expansion Space shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer the First Expansion Space to Tenant.

(b)If Tenant timely gives the First Expansion Notice, then (i) on or before the later of (x) the date that is 90 days after the giving of the First Expansion Notice and (y) the date that is 270 days before the first day of the First ES Delivery Period, Landlord shall give to Tenant a notice (the “First ES Response Notice”) designating (A) the date during the First ES Delivery Period on which Landlord expects that the First Expansion Space will become Available, subject to holdover by the existing occupant and Unavoidable Delay (each such date, as applicable, the “Anticipated First ES Inclusion Date”) and (B) the rentable square footage of each such portion of the Expansion Space and (ii) subject to Section 10.01(d) below, on the First ES Inclusion Date,

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the First Expansion Space shall become part of the Office Premises and the Premises, without any further act on the part of Landlord or Tenant and upon all of the terms and conditions of this Lease applicable to the Office Premises, except that, from and after the First ES Inclusion Date:

(i)Fixed Rent shall be increased by the First ES Fair Market Rent for the First Expansion Space and the rentable square footage of the Premises shall be adjusted by adding the rentable square footage of the First Expansion Space (which shall be determined in accordance with the Measurement Standard);

(ii)Each of Tenant’s Tax Share and Tenant’s Operating Share shall be appropriately increased (provided that the method of calculating the numerator shall be the same as the method of calculating the denominator at such time of calculation);

(iii)Tenant shall be entitled to any rent abatement and/or work allowance determined in accordance with Section 10.01(f) below; and

(iv)Other than as expressly set forth in this Section 10.01(b), Landlord shall not be required to perform any work, to pay any other work allowance or any other amount, or to render any services to make the Building or the First Expansion Space ready for Tenant’s use or occupancy or to provide any abatement of Fixed Rent or Additional Charges, and Tenant shall accept the First Expansion Space in its “as is” condition on each First ES Inclusion Date; provided, that the First Expansion Space shall be delivered in the condition to be negotiated in good faith by Landlord and Tenant, which shall include, at a minimum, the core bathroom finishes and all foundations, columns, girders, beams, supports, all support and other features necessary for the installation of raised flooring, as constructed and existing therein on the date hereof.

(c)The “First ES Delivery Period” means the 12-month period commencing on the Marketing Center Space Vacancy Date, as applicable.

(d)The “First ES Inclusion Date” means the date upon which Landlord delivers to Tenant vacant possession of the First Expansion Space (vacant and free and clear of any and all tenancies and other rights of occupancy or possession), which date shall not be prior to the first day of the First ES Delivery Period, and upon such date the First Expansion Space shall become part of the Office Premises and the Premises, upon all of the terms and conditions set forth in Section 10.01. Landlord shall use reasonable efforts to deliver possession of the First Expansion Space to Tenant on or before the applicable Anticipated First ES Inclusion Date, including the institution and prosecution of holdover or other appropriate proceedings against any occupant of the applicable portion of the First Expansion Space. If Landlord is unable to deliver possession of the First Expansion Space to Tenant for any reason on or before the applicable Anticipated First ES Inclusion Date, Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired (unless such inability is due to a voluntary agreement by Landlord to let the existing occupant remain in the applicable portion of the First Expansion Space for any period on or after the applicable Anticipated First ES Inclusion Date); provided, that if Landlord is unable to deliver possession of the First Expansion Space to Tenant on or prior to the date which is 270 days after the Anticipated First ES Inclusion Date, then, as Tenant’s sole and exclusive remedy therefor, Tenant may thereafter cancel the First Expansion Notice with respect to the First Expansion Space

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by giving notice to Landlord of Tenant’s intention to cancel the First Expansion Notice with respect to the First Expansion Space on the date set forth in Tenant’s notice, which date for cancellation set shall be no later than 30 days after Tenant’s delivery of such notice and which Tenant’s notice shall be given not less than 270 days nor more than 300 days after the Anticipated First ES Inclusion Date and, if the First ES Inclusion Date shall not occur on or before the date set forth in Tenant’s notice for such cancellation, then upon the date so set forth for such cancellation, the First Expansion Notice with respect to the First Expansion Space shall be deemed canceled and terminated and neither party shall have any further liabilities or obligations to the other with respect to the First Expansion Option or First Expansion Notice. This Section 10.01(d) constitutes “an express provision to the contrary” within the meaning of said Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

(e)Promptly after the occurrence of each First ES Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof, the inclusion of the First Expansion Space in the Premises and the rentable square footage of the First Expansion Space by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the applicable portion of the Expansion Space in the Premises in accordance with this Section 10.01.

(f)“First ES Fair Market Rent” means 95% of the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the First Expansion Space on the date that is one (1) year prior to the Marketing Center Space Vacancy Date, taking into account all relevant factors (including, without limitation, the location of the First Expansion Space, the Class A classification of the Building and the date on which construction thereof was completed, any additional rent that would be payable by Tenant in respect of PILOT Payments, Impositions, Taxes (taking into account any burn-off or loss of any tax abatements and any reset of real estate taxes occurring during the Renewal Term) and Operating Expenses in respect of the First Expansion Space, the applicable delivery condition of the First Expansion Space and the cost (if any) to Tenant of demolishing any existing leasehold improvements therein, and all other relevant terms and conditions of this Lease). If Tenant timely exercises the First Expansion Option, the First ES Fair Market Rent shall be determined in accordance with the provisions of Sections 9.02(c) and 9.02(d) hereof; provided, that (i) all references in said Sections 9.02(c) and 9.02(d) to “Fair Market Rent” shall be deemed to refer to “First ES Fair Market Rent” and (ii) in conjunction with, and as a component of, the determination of First ES Fair Market Rent, Landlord and Tenant shall establish the amount of any rent abatement or work allowance to which Tenant shall be entitled for the First Expansion Space, if any, based on the amount of any rent abatement or work allowance that a willing lessee and a willing lessor would accept for the First Expansion Space, taking into account all relevant factors (including, without limitation, the amount of the First ES Fair Market Rent, the terms set forth in Section 10.01(b) and the assumption set forth in the second sentence of this Section 10.01(f)). Each party shall indicate its determination of the amount of any rent abatement and/or work allowance to which Tenant should be entitled in connection with the leasing of the First Expansion Space in Landlord’s Determination or Tenant’s Determination, as applicable.

(g)If the final determination of the First ES Fair Market Rent shall not be made on or before the applicable First ES Inclusion Date, then, pending such final determination, Tenant shall pay, as Fixed Rent for the First Expansion Space, an amount equal to

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the average of Landlord’s Determination and Tenant’s Determination. If, based upon the final determination of First ES Fair Market Rent, the Fixed Rent payments made by Tenant for the First Expansion Space were greater than the First ES Fair Market Rent, Landlord shall credit (i) the amount of such excess and (ii) interest on such excess at the Base Rate from the date paid until credited, against future installments of Fixed Rent and/or Additional Charges payable by Tenant under this Lease.

(h)“First Expansion Space Work Allowance” means any work allowance that Tenant is entitled to pursuant to Section 10.01(f).

10.02 Second Expansion Option. (a) Provided that on the date Tenant exercises the Second Expansion Option (i) this Lease has not been terminated, (ii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect and (iii) Tenant is a Coach Tenant or a successor of a Coach Tenant by assignment of this Lease in accordance with Article 5, Tenant shall have the option (the “Second Expansion Option”) to lease (A) if Tenant leased the Marketing Center Space pursuant to the First Expansion Option or if Tenant did not timely exercise the First Expansion Option, a single portion of the 24th floor of the Building which shall consist of the Vayner 24th Floor Space, (B) if Tenant leased the Marketing Center Space pursuant to the First Expansion Option or if Tenant did not timely exercise the First Expansion Option, a single portion of the 24th floor of the Building which shall consist of the Vayner 24th Floor Space and the entire Vayner 25th Floor Space, (C) if the Marketing Center Tenant exercised the Marketing Center Renewal Option, the entire 24th floor of the Building or (D) if the Marketing Center Tenant exercised the Marketing Center Renewal Option, the entire 24th floor of the Building and the entire 25th floor of the Building (the space Tenant elects to lease pursuant to the Second Expansion Option, the “Second Expansion Space”). The Second Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the “Second Expansion Notice”) on or prior to April 1, 2025 (time being of the essence). Landlord has informed Tenant that the entire 25th floor of the Building (the “Vayner 25th Floor Space”) and a portion of the 24th floor (the “Vayner 24th Floor Space”; the Vayner 25th Floor Space and the Vayner 24th Floor Space, collectively, the “Vayner Space”) is leased to VaynerMedia, LLC pursuant to those certain Leases each dated as of October 31, 2015 (as same may be amended, modified or supplemented from time to time, the “Vayner Leases”). “Vayner Vacancy Date” means the initial expiration date under the Vayner Leases, which is the 10th anniversary of the Rent Commencement Date under the Vayner Lease in respect of the 25th floor of the Building. Tenant acknowledges that it has received a copy of the Vayner Leases. Within 30 Business Days after (x) the occurrence of the Rent Commencement Date under the Vayner Lease in respect of the 25th floor of the Building, Landlord shall provide written notice thereof (the “Vayner Vacancy Date Notice”) to Tenant, which notice shall advise Tenant of the Vayner Vacancy Date; provided, that the failure of Landlord to deliver the Vayner Vacancy Date Notice shall not affect the Second Expansion Option or the Vayner Vacancy Date.

(b)If Tenant timely gives the Second Expansion Notice, then (i) on or before the later of (x) the date that is 90 days after the giving of the Second Expansion Notice and (y) the date that is 270 days before the first day of the Second ES Delivery Period, Landlord shall give to Tenant a notice (the “Second ES Response Notice”) designating (A) the date during the Second ES Delivery Period on which Landlord expects that the Second Expansion Space (i.e., the Vayner Space and, if applicable, the Marketing Center Space) will become Available, subject to

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holdover by each existing occupant and Unavoidable Delay (each such date, as applicable, the “Anticipated Second ES Inclusion Date”) and (B) the rentable square footage of each such portion of the Second Expansion Space and (ii) subject to Section 10.02(d) below, on the Second ES Inclusion Date, the Second Expansion Space shall become part of the Office Premises and the Premises, without any further act on the part of Landlord or Tenant and upon all of the terms and conditions of this Lease applicable to the Office Premises, except that, from and after the Second ES Inclusion Date:

(i)Fixed Rent shall be increased by the Second ES Fair Market Rent for the applicable portion of the Second Expansion Space and the rentable square footage of the Premises shall be adjusted by adding the rentable square footage of the applicable portion of Second Expansion Space (which shall be determined in accordance with the Measurement Standard);

(ii)Each of Tenant’s Tax Share and Tenant’s Operating Share shall be appropriately increased (provided that the method of calculating the numerator shall be the same as the method of calculating the denominator at such time of calculation);

(iii)Tenant shall be entitled to any rent abatement and/or work allowance determined in accordance with Section 10.02(f) below; and

(iv)Other than as expressly set forth in this Section 10.02(b), Landlord shall not be required to perform any work, to pay any other work allowance or any other amount, or to render any services to make the Building or the Second Expansion Space ready for Tenant’s use or occupancy or to provide any abatement of Fixed Rent or Additional Charges, and Tenant shall accept each applicable portion of the Second Expansion Space in its “as is” condition on the Second ES Inclusion Date; provided, that each applicable portion of the Second Expansion Space shall be delivered in the condition to be negotiated in good faith by Landlord and Tenant, which shall include, at a minimum, the core bathroom finishes and all foundations, columns, girders, beams, supports, all support and other features necessary for the installation of raised flooring, as constructed and existing therein on the date hereof.

(c)The “Second ES Delivery Period” means with respect to the Marketing Center Space and the Vayner Space, as the case may be, the 12-month period commencing on the Vayner Vacancy Date.

(d)The “Second ES Inclusion Date” means the date upon which Landlord delivers to Tenant vacant possession of the Second Expansion Space (vacant and free and clear of any and all tenancies and other rights of occupancy or possession), which date shall not be prior to the first day of the Second ES Delivery Period, and upon such date the Second Expansion Space shall become part of the Office Premises and the Premises, upon all of the terms and conditions set forth in Section 10.02. Landlord shall use reasonable efforts to deliver possession of the Second Expansion Space to Tenant on or before the Anticipated Second ES Inclusion Date, including the institution and prosecution of holdover or other appropriate proceedings against any occupant of the applicable portion of the Second Expansion Space. If Landlord is unable to deliver possession of the Second Expansion Space to Tenant for any reason

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on or before the Anticipated Second ES Inclusion Date, Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired (unless such inability is due to a voluntary agreement by Landlord to let the existing occupant remain in the applicable portion of the Second Expansion Space for any period on or after the Anticipated Second ES Inclusion Date); provided, that if Landlord is unable to deliver possession of the Second Expansion Space to Tenant on or prior to the date which is 270 days after the Anticipated Second ES Inclusion Date, then, as Tenant’s sole and exclusive remedy therefor, Tenant may thereafter cancel the Second Expansion Notice by giving notice to Landlord of Tenant’s intention to cancel the Second Expansion Notice on the date set forth in Tenant’s notice, which date for cancellation set shall be no later than 30 days after Tenant’s delivery of such notice and which Tenant’s notice shall be given not less than 270 days nor more than 300 days after the Anticipated Second ES Inclusion Date and, if the Second ES Inclusion Date shall not occur on or before the date set forth in Tenant’s notice for such cancellation, then upon the date so set forth for such cancellation, the Second Expansion Notice with respect to the Second Expansion Space shall be deemed canceled and terminated and neither party shall have any further liabilities or obligations to the other with respect to the Second Expansion Option or Second Expansion Notice with respect to the Second Expansion Space. This Section 10.02(d) constitutes “an express provision to the contrary” within the meaning of said Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

(e)Promptly after the occurrence of the Second ES Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof, the inclusion of the Second Expansion Space in the Premises and the rentable square footage of the Second Expansion Space by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the applicable portion of the Second Expansion Space in the Premises in accordance with this Section 10.02.

(f)“Second ES Fair Market Rent” means 95% of the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Second Expansion Space on the date that is one (1) year prior to the Vayner Vacancy Date, taking into account all relevant factors (including, without limitation, the location of the Second Expansion Space, the Class A classification of the Building and the date on which construction thereof was completed, any additional rent that would be payable by Tenant in respect of PILOT Payments, Impositions, Taxes (taking into account any burn-off or loss of any tax abatements and any reset of real estate taxes occurring during the Renewal Term) and Operating Expenses in respect of the Second Expansion Space, the applicable delivery condition of the Second Expansion Space and the cost (if any) to Tenant of demolishing any existing leasehold improvements therein, and all other relevant terms and conditions of this Lease). If Tenant timely exercises the Second Expansion Option, the Second ES Fair Market Rent shall be determined in accordance with the provisions of Sections 9.02(c) and 9.02(d) hereof; provided, that (i) all references in said Sections 9.02(c) and 9.02(d) to “Fair Market Rent” shall be deemed to refer to “Second ES Fair Market Rent” and (ii) in conjunction with, and as a component of, the determination of Second ES Fair Market Rent, Landlord and Tenant shall establish the amount of any rent abatement or work allowance to which Tenant shall be entitled for the Second Expansion Space, if any, based on the amount of any rent abatement or work allowance that a willing lessee and a willing lessor would accept for the Second Expansion Space, taking into account all relevant factors (including, without limitation, the amount of the Second ES Fair Market Rent, the terms set forth in Section 10.02(b) and the assumption set forth

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in the second sentence of this Section 10.02(f)). Each party shall indicate its determination of the amount of any rent abatement and/or work allowance to which Tenant should be entitled in connection with the leasing of the Second Expansion Space in Landlord’s Determination or Tenant’s Determination, as applicable.

(g)If the final determination of the Second ES Fair Market Rent shall not be made on or before the applicable Second ES Inclusion Date, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Second Expansion Space, an amount equal to the average of Landlord’s Determination and Tenant’s Determination. If, based upon the final determination of Second ES Fair Market Rent, the Fixed Rent payments made by Tenant for the Second Expansion Space were greater than the Second ES Fair Market Rent, Landlord shall credit (i) the amount of such excess and (ii) interest on such excess at the Base Rate from the date paid until credited, against future installments of Fixed Rent and/or Additional Charges payable by Tenant under this Lease.

(h)“Second Expansion Space Work Allowance” means any work allowance that Tenant is entitled to pursuant to Section 10.02(f). “Expansion Space Work Allowance” means the First Expansion Space Work Allowance and the Second Expansion Space Work Allowance, as applicable.

ARTICLE 11

Right of First Offer

11.01 Offer Space Option. (a) As used herein:

(i)“Available” means, as to any space, that such space is vacant and free of any present or future possessory right or option now existing in favor of any third party; provided, that any space that is not leased on the date of this Lease shall not be deemed Available unless and until such space is first leased to another tenant and then again becomes Available. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer pursuant to this Section 11.01 is subordinate to (A) any right of offer, right of first refusal, expansion right or similar right or option in favor of any third party existing as of the date of this Lease (the “Existing Superior Rights”) and (B) Landlord’s right to renew or extend the term of any lease to another tenant, whether or not pursuant to an option or right set forth in such other tenant’s lease. The Existing Superior Rights in effect on the date hereof are listed on Exhibit BB attached hereto.

(ii)“Offer Period” means the period commencing on the Commencement Date to and including the date that is 4 years prior to the Expiration Date (as the same may be extended pursuant to Article 9 of this Lease).

(iii)“Offer Space” means the entirety of the 26th floor of the Building which becomes Available and is not part of the Premises.

(b)Provided (i) this Lease has not been terminated, (ii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect and (iii) Tenant is a Coach Tenant or a successor of a Coach Tenant by

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assignment of this Lease in accordance with Article 5, if at any time during the Offer Period the Offer Space either becomes, or Landlord reasonably anticipates that within the next 24 months (but not later than the last day of the Offer Period) such full floor of the Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (A) the rentable square footage of such Offer Space, (B) the date or estimated date that such Offer Space has or shall become Available and (C) such other matters as Landlord may deem appropriate for such Offer Notice.

(c)Provided that on the date that Tenant exercises an Offer Space Option (i) this Lease has not been terminated, (ii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect and (iii) Tenant is a Coach Tenant or a successor of a Coach Tenant by assignment of this Lease in accordance with Article 5, Tenant shall have the option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is 60 days after the date the Offer Notice was given (time being of the essence) to include (all but not less than all of) the applicable Offer Space in the Premises.

(d)If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant possession of the applicable Offer Space to Tenant (the “Offer Space Inclusion Date”), such Offer Space shall become part of the Office Premises and the Premises, upon all of the terms and conditions set forth in this Lease, except (i) Fixed Rent shall be increased by the Fair Offer Rent, (ii) Tenant’s Tax Share and Tenant’s Operating Share with respect to such Offer Space shall be calculated on the basis of the rentable square footage of such Offer Space set forth in the applicable Offer Notice, (iii) the Base PILOT Amount with respect to such Offer Space shall be the CCP PILOT payable by Landlord pursuant to the PILOT Agreement for the Tax Year ending immediately prior to Landlord’s delivery of the applicable Offer Notice (or, if the PILOT Cessation Date shall have occurred, the Base PILOT Amount shall be the Taxes for the Tax Year ending immediately prior to Landlord’s delivery of the applicable Offer Notice), (iv) the Base Impositions Amount with respect to such Offer Space shall be the Impositions for the Tax Year ending immediately prior to Landlord’s delivery of the applicable Offer Notice, (v) the Base Operating Amount with respect to such Offer Space shall be the Operating Expenses for the Operating Year ending immediately prior to Landlord’s delivery of the applicable Offer Notice, (vi) Landlord shall not be required to perform any work, to pay any work allowance or any other amount, or to render any services to make the Building or such Offer Space ready for Tenant’s use or occupancy or to provide any abatement of Fixed Rent or Additional Charges, and Tenant shall accept such Offer Space in its “as is” condition on the applicable Offer Space Inclusion Date and (vii) as may be otherwise set forth in the applicable Offer Notice. “Fair Offer Rent” means 95% of the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Offer Space, taking into account all relevant factors (including, without limitation, the location of the Offer Space, the Class A classification of the Building and the date on which construction thereof was completed, any additional rent that would be payable by Tenant in respect of PILOT Payments, Impositions, Taxes (taking into account any burn-off or loss of any tax abatements and any reset of real estate taxes occurring during the applicable Term) and Operating Expenses in respect of the Offer Space, the applicable delivery condition of the Offer Space and the cost (if any) to Tenant of demolishing any existing leasehold improvements therein, and all other relevant terms and conditions of this Lease).

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(e)If Tenant timely delivers the Acceptance Notice, the Fair Offer Rent shall be determined in accordance with Sections 9.02(c) and 9.02(d) hereof; provided, that all references in said Section 9.02(d) to “Fair Market Rent” shall be deemed to refer to “Fair Offer Rent”. If the Fair Offer Rent has not been finally determined in accordance with this Section 11.01(e) on or before the applicable Offer Space Inclusion Date, then pending such determination, Tenant shall pay as Fixed Rent for the applicable Offer Space the average of the Fair Offer Rent as determined by Landlord and the Fair Offer Rent as determined by Tenant. If, based on the final determination of Fair Offer Rent, the Fixed Rent payments made by Tenant for the applicable Offer Space were greater than the Fair Offer Rent, Landlord shall credit (i) the amount of such excess and (ii) interest on such excess at the Base Rate from the date paid until credited, against future installments of Fixed Rent and/or Additional Charges payable by Tenant under this Lease.

(f)If Landlord is unable to deliver possession of any Offer Space to Tenant for any reason on or before the date on which Landlord anticipates that such Offer Space shall be Available as set forth in the applicable Offer Notice, the applicable Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired; provided, that (i) in such event Landlord shall provide at least 5 Business Days prior notice to Tenant of the date on which Landlord will deliver possession of the applicable Offer Space to Tenant and (ii) if Landlord is unable to deliver possession of such Offer Space to Tenant on or prior to the date which is 270 days after the date set forth in the applicable Offer Notice as the date on which Landlord anticipated that such Offer Space would be Available, then, as Tenant’s sole and exclusive remedy therefor, Tenant may thereafter cancel the applicable Acceptance Notice by giving notice to Landlord of Tenant’s intention to cancel the applicable Acceptance Notice on the date set forth in Tenant’s notice, which Tenant’s notice shall be given not less than 270 days nor more than 300 days after the date set forth in the applicable Offer Notice as the date on which Landlord anticipated that such Offer Space would be Available and, if the applicable Offer Space Inclusion Date shall not occur on or before the date set forth in Tenant’s notice for such cancellation, then upon the date so set forth for such cancellation, the applicable Acceptance Notice shall be deemed canceled and terminated and neither party shall have any further liabilities or obligations to the other with respect to the Offer Space Option with respect to such Offer Space or the applicable Acceptance Notice. This Section 11.01(f) constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

(g)If Tenant fails timely to give an Acceptance Notice, then (i) Landlord may enter into one or more leases of the Offer Space in question with third parties on such terms and conditions as Landlord shall determine, the Offer Space Option with respect to such Offer Space shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer such Offer Space to Tenant unless and until such Offer Space is first leased to a third party and thereafter again becomes Available, and (ii) Tenant shall, upon demand by Landlord, execute an instrument confirming Tenant’s waiver of, and extinguishing, such Offer Space Option unless and until such Offer Space is leased and thereafter again becomes Available, but the failure by Tenant to execute any such instrument shall not affect the provisions of clause (i) of this Section 11.01(g).

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(h)Promptly after the occurrence of any Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the applicable Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of such Offer Space in the Premises in accordance with this Section 11.01.

(i)For the avoidance of doubt, the Offer Space Option is personal to the Coach Tenant and no Tenant other than a Coach Tenant shall be entitled to the rights granted under this Article 11.

ARTICLE 12

Roof Rights

12.01 Roof Rights. (a) The provisions of this Article 12 shall not apply with respect to any approval by Landlord required in connection with work relating to the Roof Equipment installed by Tenant in connection with Tenant’s Work to the extent Landlord’s approval has already been obtained in connection with such Tenant’s Work, but rather shall only apply with respect to the subsequent use and maintenance thereof. Subject to the requirements of this Section 12.01, Tenant may install, maintain and operate, at Tenant’s sole cost and expense, satellite dishes, antennas and other telecommunications equipment and infrastructure (collectively, the “Roof Equipment”) in the area of the roof of the Building shown on the plan attached hereto as Exhibit O, subject to relocation as provided in this Article 12 or as agreed by the parties. Tenant shall have the right, at Tenant’s sole cost and expense, to run a cable from each area in which the Roof Equipment is located into the Premises through conduit space shown on Exhibit L attached hereto. Upon request by Tenant, Landlord shall provide additional shaft space for Tenant’s connection of the Roof Equipment to the Premises or other equipment of Tenant if, at the time of such request, in Landlord’s reasonable judgment, such additional shaft space is available for Tenant’s use, taking into account the then existing and future needs of other then existing and future occupants and other needs of the Building. The size of the Roof Equipment, and the location thereof on the structure provided therefor on the roof of the Building, shall be subject to Landlord’s approval, not to be unreasonably withheld, delayed or conditioned; provided that Tenant shall be entitled to use for the installation, maintenance and operation of the Roof Equipment such portion of the area shown on Exhibit O as is proportionate to Tenant’s leasing of space in the Building relative to the total amount of space in the Building, on a rentable square foot basis. Tenant acknowledges that (i) Tenant’s use of the roof of the Building is a non-exclusive use and Landlord may permit any person or entity to use any other portion of the roof of the Building for any use; (ii) the installation of the Roof Equipment shall be deemed to be an Alteration; (iii) if Landlord’s structural engineer recommends that there be structural reinforcement of the roof of the Building in connection with the installation of the Roof Equipment, Tenant shall, prior to any installation of the Roof Equipment, perform the same at Tenant’s sole cost and expense in accordance with plans and specifications approved by Landlord; (iv) without limiting the other conditions set forth in this Section 12.01, such installation (including, without limitation, any structural reinforcements performed in connection therewith) shall be performed in compliance with all of the provisions of Section 4.02 and the other provisions of this Lease applicable to Alterations; (v) Tenant, at Tenant’s expense, shall comply with all Laws including, without limitation, any requirement to install screening surrounding such installations, and shall procure and maintain all necessary

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permits and approvals required therefor (Tenant hereby acknowledging that Landlord is making no representations as to the permissibility of any Roof Equipment on the roof of the Building by any governmental authority having jurisdiction thereof); (vi) Tenant shall promptly repair any damage (whether structural or non-structural) caused to the roof or any other portion of the Building or its fixtures, equipment and appurtenances by reason of the installation, maintenance or operation of the Roof Equipment (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable costs actually incurred by Landlord in connection with such performance (with no profit or mark-up by Landlord) within 30 days after rendition of a bill therefor accompanied by appropriate evidence of such costs); (vii) the installation, operation and maintenance of the Roof Equipment shall not interfere with the operation and maintenance of any installations existing on the date Tenant installs the Roof Equipment and the installation, operation and maintenance of any installations on the roof made by Landlord or with Landlord’s permission after the date Tenant installs the Roof Equipment (except those the location of which is mandated by Laws or another like circumstance as to which Landlord has no control) shall not interfere with the operation and maintenance of the Roof Equipment; (viii) if Tenant’s installation, operation or maintenance of the Roof Equipment shall interfere with Landlord’s rights (including, without limitation, Landlord’s right to use any other portion of the roof of the Building for any purposes) or the rights of other present or future tenants or occupants in the Building, or if Landlord’s or another user’s installation, operation or maintenance of equipment on the roof shall interfere with Tenant’s rights under this Section 12.01, then, in any of the foregoing cases, the parties shall cooperate with one another in eliminating such interference; provided that the cost of remedying such interference shall be borne by the party which is suffering such interference, unless such party was using the affected equipment prior to the use of the interfering equipment by the interfering party, in which case the cost of remedying such interference shall be borne by the interfering party; and (ix) Tenant shall pay any additional or increased insurance premiums incurred by Landlord (provided that Landlord shall have delivered to Tenant evidence of such additional or increased insurance premiums), and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require in connection with the Roof Equipment. Upon request by Tenant containing all pertinent information, which request shall specify the type of Roof Equipment as to which Tenant’s inquiry relates and the manner of its intended use and, if applicable, shall include any plans and/or specifications therefor (including for the installation thereof), Landlord shall notify Tenant whether, as of the date of such notification, such Roof Equipment, installed and used as specified by Tenant, would result in the imposition on Landlord of any additional or increased insurance premiums or any requirement for additional insurance coverage for the benefit of Landlord.

(b)Subject to the succeeding provisions of this Section 12.01(b), if the installation, maintenance or operation of the Roof Equipment shall result in the revocation, negation, impairment or limitation, in any manner, of any roof warranty or guaranty for the Building, then Tenant shall reimburse Landlord for any loss or damage sustained, or costs or expenses incurred, by Landlord as a result thereof. Notwithstanding the foregoing, prior to the installation of any item of Roof Equipment, at the time Tenant submits to Landlord Tenant’s plans and specifications for such installation in accordance with the terms of Sections 4.02 and 12.01(a), Tenant may request in writing that Landlord inform Tenant whether such installation, or the maintenance or operation of such Roof Equipment, in accordance with Laws, any applicable Rules and Regulations and accepted practices and standards for the installation, maintenance and

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operation of such Roof Equipment in First Class Office Buildings, would cause the revocation, negation, impairment or limitation of any roof warranty or guaranty for the Building. If Tenant shall make such request and such request shall contain a legend in not less than 14 point font bold upper case letters as follows: “PURSUANT TO SECTION 12.01(b) OF THE LEASE, LANDLORD’S FAILURE TO NOTIFY TENANT OF ANY ADVERSE EFFECT OF THE INSTALLATION SHOWN ON TENANT’S PLANS AND SPECIFICATIONS ON LANDLORD’S ROOF WARRANTIES OR GUARANTIES SHALL BE DEEMED TO BE A WAIVER OF LANDLORD’S RIGHT TO REIMBURSEMENT BY TENANT FOR COSTS RESULTING FROM ANY SUCH ADVERSE EFFECT”, then, if Landlord fails, in Landlord’s approval of such plans and specifications, to notify Tenant that such installation would cause (or would under specified circumstances cause) the revocation, negation, impairment or limitation of any roof warranty or guaranty for the Building, Tenant shall have no obligation to reimburse Landlord for any loss, damage, cost or expense incurred by Landlord resulting from any such effect on any roof warranty or guaranty for the Building due to the installation, maintenance or operation of the applicable item of Roof Equipment in accordance with Laws, any applicable Rules and Regulations and accepted practices and standards for the installation, maintenance and operation of such Roof Equipment in First Class Office Buildings.

(c)Tenant shall, no later than 30 days after the expiration or earlier termination of the Term, remove the Roof Equipment, repair any damage to the roof of the Building caused by the installation or removal of the Roof Equipment and restore the rooftop or any other portions of the Building to their condition existing immediately prior to Tenant’s installation of the Roof Equipment, reasonable wear and tear excepted, all at Tenant’s expense (or, at Landlord’s election, Landlord shall perform such repairs and restoration and Tenant shall reimburse Landlord for the reasonable costs actually incurred by Landlord in connection with such performance (with no profit or mark-up by Landlord) within 30 days after rendition of a bill therefor). Landlord shall have no liability to repair or maintain the Roof Equipment, nor shall Landlord be liable for any damage to the Roof Equipment, except to the extent such damage is caused by the negligence or willful misconduct of Landlord.

(d)For the purpose of installing, operating or maintaining the Roof Equipment, Tenant shall have access to the roof of the Building at reasonable times upon reasonable notice to Landlord, and Landlord shall have the right to require, as a condition to such access, that Tenant (or Tenant’s employee, contractor or other representative) at all times be supervised by the appropriate operations personnel of Landlord who Landlord shall make available upon reasonable notice, and Tenant agrees to pay, within 30 days after demand therefor, the established charges for the time of such operations personnel, which charges as of the date hereof are set forth on Exhibit H and shall be subject to increase to the extent of Landlord’s actual increase in cost for the time of such operations personnel; provided, that Tenant shall be subject to a 4 hour minimum charge for such operations personnel unless supervision by such operations personnel occurs during, immediately preceding or immediately following Business Hours on a Business Day, in which case Tenant shall only be subject to charge in 1 hour increments for such time.

(e)Landlord shall have the right to relocate the Roof Equipment, at Landlord’s sole cost and expense (or at Tenant’s sole cost and expense if the relocation shall be required due to the application of any Laws or if due to the request of Tenant or the interference of the Roof Equipment with other roof equipment in use prior to the installation of the Roof

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Equipment by Tenant), to any other location on the roof of the Building (provided that such relocation shall not adversely affect, except to a de minimis extent, the service provided by the Roof Equipment), such right to be exercisable by Landlord giving Tenant 30 days prior notice thereof (except in the case of emergency in which case Landlord shall give such notice as is reasonably practicable). Tenant shall pay any amounts due to Landlord in connection with the relocation of the Roof Equipment within 30 days after rendition of a bill therefor. Tenant shall not have the right to object to any new location of the Roof Equipment unless such new location shall adversely affect, except to a de minimis extent, Tenant’s use of the Roof Equipment.

(f)The Roof Equipment shall be connected to Tenant’s submeters measuring Tenant’s use of electricity in the Premises and Tenant shall pay all electricity costs in connection with the use of the Roof Equipment in accordance with Section 2.09.

(g)Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that Tenant’s antenna on the 36th floor terrace adjacent to the Building maintenance unit (“Tenant’s Temporary Antenna”) shown on Exhibit O is a temporary antenna that will be removed by Tenant, at its sole cost and expense, on or before the 4th anniversary of the Commencement Date. If Tenant fails to remove Tenant’s Temporary Antenna on or before the 4th anniversary of the Commencement Date, Tenant shall, no later than 30 days after receipt of a notice from Landlord to Tenant demanding that Tenant remove same, remove Tenant’s Temporary Antenna, repair any damage caused by the installation or removal thereof and restore such portion of the Building to its condition existing immediately prior to Tenant’s installation thereof, reasonable wear and tear excepted, all at Tenant’s expense (or, at Landlord’s election, Landlord shall perform such repairs and restoration and Tenant shall reimburse Landlord for the reasonable costs actually incurred by Landlord in connection with such performance (with no profit or mark-up by Landlord) within 30 days after rendition of a bill therefor).

(h)The rights granted in this Section 12.01 are given in connection with, and as part of the rights created under, this Lease, and are not separately transferable or assignable. Tenant shall not resell in any form the use of the Roof Equipment, including, without limitation, the granting of any licensing or other rights.

ARTICLE 13

Signage; Naming; Leasing to Competitors

13.01 Signage. (a)    If Tenant satisfies the Signage Conditions, subject to Laws, Tenant shall have the right to place Tenant identification signage (I) in the ground floor lobby at the 10th Avenue lower level entrance (the “Building Lobby Signage”) in the locations shown on Exhibit P-1 attached hereto, (II) in the Coach Lobby (as hereinafter defined) in the locations shown on Exhibit P-1 attached hereto (the “Coach Lobby Signage”), (III) on the exterior of the Building (the “Exterior Signage”) in the location shown on Exhibit P-1 attached hereto and (IV) in the elevator banks serving the Premises in the location identified on Exhibit P-1 attached hereto as “Lobby Elevator Signage” (the “Elevator Bank Signage”), which right to place Elevator Bank Signage in the location identified on Exhibit P-1 attached hereto as “Lobby Signage” shall be exclusive to Tenant; provided, with respect to clauses (I) through (IV), that (1) such Tenant identification signage shall be subject to Landlord’s approval (such approval not to be

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unreasonably withheld, conditioned, or delayed) except as otherwise expressly set forth in this Lease and provided that Landlord hereby approves the signage dimensions and design shown on Exhibit P-1, (2) no other tenant, occupant or other entity shall have more prominent signage at the Building than the comparable Tenant identification signage unless such other tenant, occupant or other entity leases or owns more rentable square footage of the Building than does Tenant, (3) the dimensions of the Elevator Bank Signage shall be no larger than the dimensions for such signage as shown on Exhibit P-1 and (4) such Tenant identification signage shall be installed, maintained and repaired by Landlord and Tenant shall reimburse Landlord for the actual costs incurred by Landlord in connection with such installation, maintenance and repairs (with no profit or mark-up by Landlord). Subject to Section 14.01(c), for so long as a Coach Tenant occupies more than 50% of the Office Premises initially demised to Tenant under this Lease, there shall be no signage in the Building Lobby, the Coach Lobby or on the exterior of the Building except, in either case, as shown on Exhibit P-1 (it being agreed that Landlord shall have the right to replace and/or substitute the signage of other tenants or occupants of the Building shown on Exhibit P-1 with signage in the same location and that is no larger than the dimensions for such signage shown on Exhibit P-1); provided, that the foregoing restriction shall not prevent Landlord from offering signage to retail tenants in the Building reasonably adjacent to the location of the space leased by such retail tenants in the Building that is in compliance with all applicable zoning requirements and other applicable Laws.

(b)During any period that Tenant fails to satisfy the Signage Conditions, the provisions of Section 16.01(a) shall not apply.

(c)“Signage Conditions” shall be satisfied if and only if (i) a Coach Tenant is Tenant under this Lease (except that this clause (i) shall not apply with respect to the Building Lobby Signage and the Coach Lobby Signage; provided, that such signage shall only be granted to a Tenant which is not a Coach Tenant, or to a permitted subtenant of Tenant, which occupies at least 5 floors of the Building and such Building Lobby Signage and Coach Lobby Signage shall be subject to Landlord’s reasonable consent), (ii) this Lease has not been terminated and (iii) (x) with respect to the Exterior Signage, the Building Lobby Signage, the Coach Lobby Signage and the provisions of Section 13.02, a Coach Tenant occupies at least 5 full floors of the Building and (y) with respect to the provisions of Section 13.05, a Coach Tenant occupies more than 50% of the Office Premises initially demised to Tenant under this Lease.

13.02 Naming. If Tenant then satisfies the Signage Conditions, Landlord will not name the building for any other tenant or occupant of the Building or for any other entity that is not a tenant or occupant of the Building. If Tenant then satisfies the Signage Conditions, except as required by Law, there shall be no signs at the top of the Building (such as the “MetLife” sign on top of 200 Park Avenue, New York, New York, as of the date hereof). Notwithstanding the foregoing, if a Coach Tenant is Tenant under this Lease, then Landlord will not name the building for any Office Competitor of Tenant or Retail Competitor of Tenant.

13.03 Elevator Lobby and Premises Door Signage. Subject to the provisions of Article 4, Tenant shall have the right to display Tenant identification signage in the elevator lobby on any full floor of the Premises which Tenant leases; provided, that any such signage is in compliance with applicable Laws. Subject to the provisions of Article 4, Tenant shall have the right to display Tenant identification signage on the entrance door to Tenant’s Premises on any

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full or partial floor of the Premises which Tenant leases; provided, that any such signage is in compliance with applicable Laws. Notwithstanding the foregoing if Tenant shall no longer have the exclusive right to use the Coach Lobby or if any full or partial floor in the elevator bank serving the Premises is not leased by Tenant, then the signage of any permitted subtenant of Tenant in the elevator lobby and/or on such permitted subtenants door to the Premises on any full or partial floor of the Premises which Tenant leases shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed so long as such signage is consistent with Landlord’s signage criteria for the Building and is in compliance with applicable Laws.

13.04 Signage Removal. Tenant covenants and agrees that on the expiration or sooner termination of the Term (or, with respect to the Building Lobby Signage, the Coach Lobby Signage, the Exterior Signage and the Elevator Bank Signage, earlier if at any time Tenant fails to satisfy the Signage Conditions), Tenant, at its sole cost and expense, shall reasonably promptly remove any sign or signs installed or displayed by or on behalf of Tenant pursuant to this Article 13 or otherwise, repair in good and workmanlike manner all damage caused by such removal and restore the affected portion of the Building to the condition in which it existed prior to the installation of any such sign or signs; provided, that with respect to the Building Lobby Signage, the Coach Lobby Signage, the Exterior Signage and the Elevator Bank Signage, Landlord shall perform such removal, repair and restoration and Tenant shall reimburse Landlord for the reasonable costs actually incurred by Landlord in connection with such performance (with no profit or mark-up by Landlord).

13.05 Leasing to Competitors of Tenant. (a) If Tenant then satisfies the Signage Conditions, Landlord shall not (i) lease any office space in the Building to an Office Competitor of Tenant, or (ii) lease retail space in the Building to a Retail Competitor of Tenant, in each case, without Tenant’s prior written consent. An “Office Competitor of Tenant” means any of the entities listed on Exhibit CC-1 attached hereto. A “Retail Competitor of Tenant” means any of the entities listed on Exhibit CC-2 attached hereto. The entities listed on each of Exhibit CC-1 and Exhibit CC-2 may be updated by Tenant from time to time but no earlier than the 3rd anniversary of the date hereof and thereafter at no time more frequently than once every three years, on a go-forward basis, provided that (A) neither the list of Office Competitors of Tenant nor the list of Retail Competitors of Tenant shall at any time include more than 15 entities, and both lists shall not contain more than 21 entities in the aggregate at any time, (B) any such update to the lists shall not apply (1) to any prospective tenant with which Landlord is in active negotiations at the time of such update and who was not set forth on the list prior to such update, or (2) to any then-existing tenant, subtenant or other occupant of the Building at the time of such update (provided, that such tenant, subtenant or other occupant was not on such list at the time such entity entered into a lease, sublease or other occupancy agreement at the Building), and (C) any update of the list shall only include retailers comparable in reputation to Coach Tenant or to the competitors then listed on the list of Office Competitors of Tenant or Retail Competitors of Tenant. For the avoidance of doubt, L’Oreal USA, Inc. and its Affiliates shall not be deemed to be an Office Competitor of Tenant or a Retail Competitor of Tenant.

(b)If Tenant then satisfies the Signage Conditions, Landlord shall not permit the installation of any signs or monuments (including, without limitation, flags, banners or

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similar items) identifying any Competitor of Tenant in either of the two plazas directly adjacent to the Building Lobby as identified on Exhibit P-2 attached hereto.

(c)During any period of time that Tenant fails to satisfy the Signage Conditions, the provisions of Sections 13.05(a) and (b) shall be null and void and of no further force or effect.

13.06 Building Exterior Lighting System. It is intended that the exterior lighting system will initially include the specifications set forth in Exhibit U attached hereto (subject to such operating hours and procedures as the Landlord may determine) (the “Building Exterior Lighting System”). Landlord may change or discontinue the Building Exterior Lighting System at any time; provided, that so long as Coach Tenant occupies more than 50% of the Office Premises initially demised to Tenant under this Lease, any material changes or discontinuance of the Building Exterior Lighting System shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

13.07 Coach Name. No other tenant or occupant of the Building may use the name of Tenant or any derivative thereof to identify its Premises (for marketing purposes or otherwise).

ARTICLE 14

Lobby

14.01 Coach Lobby. (a) Subject to the provisions of Section 14.01(c), (i) Tenant shall have the exclusive right to use the “Coach” lobby of the Building shown on Exhibit R attached hereto (the “Coach Lobby”) for Tenant’s employees and visitors, (ii) Tenant shall station one or more receptionist/security guards (the “Tenant Concierge”) at the main reception security desk in the Coach Lobby (the “Main Lobby Desk”) for purposes of admitting visitors to the Premises (and Landlord shall have no obligation to do so), and, subject to the further provisions of this Section 14.01(a), shall provide a level of security in the Coach Lobby not less than that provided by Landlord in other lobbies of the Building and Tenant shall in all events be required to maintain security procedures commensurate with the level of security provided in other First Class Office Buildings, (iii) Tenant shall have the right, subject to the applicable provisions of this Lease governing Alterations, to install telecommunications equipment and other reasonable and customary equipment with Landlord’s reasonable approval thereof to allow the Tenant Concierge to communicate with Tenant at the Premises, which equipment shall constitute Tenant’s Property and shall be maintained, repaired and replaced by Tenant at Tenant’s expense; it being agreed that (1) any Alterations to the Coach Lobby shall be appropriate for a First Class Office Building and (2) Landlord may, notwithstanding any provisions of this Lease to the contrary, require Tenant to remove such Alterations and restore the lobby to its prior condition at the end of the Term and (iv) Tenant shall operate, maintain and repair the Coach Lobby at Tenant’s expense to the same extent that Tenant is responsible for such obligations with respect to the Premises. Landlord shall have no obligation to clean the Coach Lobby in excess of the specifications applicable to office space as set forth in Exhibit D-1 and Exhibit D-2. Any additional cleaning that Tenant desires Landlord’s cleaning contractor to perform in the Coach Lobby shall be performed at Tenant’s expense. Notwithstanding anything to the contrary contained herein, if the level of security provided byLandlord in other lobbies of the Building is in excess of the level of security provided in other First Class Office Buildings, then such incremental costs and expenses incurred by Tenant to maintain in the Coach Lobby the level of security provided by

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Landlord in the other lobbies of the Building that are in excess of the costs and expenses that would otherwise be incurred by Tenant to maintain a level of security provided in other First Class Office Buildings for such Operating Year shall be paid by Landlord and such excess costs shall not be subject to reimbursement by way of Operating Expenses for such Operating Year to the extent includable therein. Notwithstanding the foregoing, Tenant acknowledges and agrees that the level of security provided by Landlord in the other lobbies of the Building on the date hereof is consistent with the level of security provided in other First Class Office Buildings.

(b)Each Tenant Concierge shall be either an employee of Tenant or an employee of a reputable contractor reasonably acceptable to Landlord, in either case, having sufficient training to operate baggage screening and visitor identification pass equipment. The employment (or other retention or engagement) of the Tenant Concierge shall be at Tenant’s sole cost and expense. Tenant shall ensure that the Tenant Concierge (i) shall not violate any of the provisions of this Lease, (ii) shall not cause any union-related labor disharmony at the Building, (iii) shall not interfere with the business or operations of the Building or any tenant or other occupant thereof, (iv) shall comply with all of Landlord’s reasonable security procedures then in effect with respect to the Building and dress in attire appropriate for a First Class Office Building and (v) if the Tenant Concierge is not an employee of Tenant, the contractor employing the Tenant Concierge shall provide such liability and other customary insurance (naming Landlord and any other party requested by Landlord as additional insureds) as Landlord shall reasonably request. Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost, damage or expense (including, but not limited to, reasonable attorneys’ fees) Landlord may incur as a result of any act or omission of the Tenant Concierge or as a result of Tenant’s security system or security procedures used in connection with the Main Lobby Desk.

(c)Anything contained in this Lease to the contrary notwithstanding, the Coach Lobby shall not be for Tenant’s exclusive use and Tenant shall reimburse Landlord for the actual costs incurred by Landlord to convert the Coach Lobby to a multi-tenant lobby if (i) this Lease has been terminated or (ii) Tenant shall no longer be leasing the entire Office Premises initially demised under this Lease. At any time during the Term when Tenant is not entitled to exclusive use of the Coach Lobby, (1) Tenant, at its election, shall have the right to maintain a Tenant Concierge at one of the lobby desks in the Coach Lobby (“Tenant’s Alternative Lobby Desk”) subject to the terms and conditions of Section 14.01(a) and (b), (2) Landlord shall have the right at any time to remove any telecommunications equipment installed by Tenant pursuant to Section 14.01(a) that is not used in connection with Tenant’s Alternative Lobby Desk and any other Tenant’s Property located in the Coach Lobby, (3) Landlord shall be entitled to grant signage in the Coach Lobby to other tenants of the Building that are or will be using the Coach Lobby and that lease at least two (2) full floors of the Building (any such other tenant, a “Qualifying Tenant”); provided, that Landlord shall only be entitled to grant each such Qualifying Tenant up to two (2) signs in the Coach Lobby (it being agreed that the foregoing limit shall apply with respect to each such Qualifying Tenant and is not a limit on the aggregate number of signs that Landlord may grant in the Coach Lobby to all Qualifying Tenants), (4) the provisions of Section 14.01(a)(iv) shall be null and void; provided, that Tenant shall be required to operate, maintain and repair Tenant’s Alternative Lobby Desk at Tenant’s expense to the same extent that Tenant is responsible

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for such obligations with respect to the Premises and (5) notwithstanding anything to the contrary contained in Section 14.01(a)(ii), Landlord shall provide security for the Coach Lobby consistent with the security Landlord provides to the other lobbies in the Building.

ARTICLE 15

Terrace Space

15.01 Terrace Space. (a) Subject to the requirements of this Section 15.01, and for so long as the entire 23rd floor is included in the Premises, Tenant shall be entitled to the exclusive use of the Terrace Space during all hours. Notwithstanding the foregoing, Landlord shall at all times have access to the Terrace Space (including access to the Atrium from the Terrace) for general Building maintenance and window cleaning. The “Terrace Space” means the outdoor terrace adjacent to the 23rd floor of the Building.

(b)Tenant’s use of the Terrace Space shall be at Tenant’s expense and shall be subject to the following requirements: (i) the Terrace Space shall be deemed to be included in the Premises for all purposes under this Lease, including, without limitation, Tenant’s indemnity of Landlord pursuant to Section 6.12(b) and the insurance requirements set forth in Section 7.02; provided, however, that (x) Landlord shall not provide any of the Landlord Services set forth in Section 3.01 to the Terrace Space and (y) any Alterations in or to the Terrace Space shall be deemed to be Alterations affecting the exterior of the Building and shall require Landlord’s approval in accordance with Section 4.02, (ii) Tenant, at Tenant’s expense, shall comply with all Laws and maintain all necessary permits and approvals required in connection with Tenant’s use of the Terrace Space, (iii) Tenant shall pay any additional or increased insurance premiums incurred by Landlord, and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require in connection with Tenant’s use of the Terrace Space so long as such insurance is available for purchase at commercially reasonable rates and is consistent with the insurance required by other landlords of First Class Office Buildings to be carried by tenants using or leasing space similar to the Terrace Space; provided that Tenant shall not be obligated to pay any such additional or increased insurance premiums or to obtain and pay for any such additional insurance coverage in connection with Tenant’s mere use of the Terrace Space for public assembly (which may include the serving of food and/or alcohol) in accordance with Laws and in keeping with the standards of First Class Office Buildings, (iv) if at any time Landlord’s third party structural engineer or the engineer of record at the Building reasonably determines that Tenant’s use of the Terrace Space necessitates structural reinforcement of the Terrace Space in connection with the Tenant’s use thereof, Tenant shall perform the same at Tenant’s expense in accordance with plans and specifications approved by Landlord and (v) any equipment to be installed by Tenant in or on the Terrace Space may not have a height higher than the height of the top of the floor slab of the 24th floor of the Building, (x) shall not generate an ambient noise level greater than NC-42 within the interior of the Premises and (y) shall not emit any fumes into the interior of the Building other than the Premises.

(c)Tenant shall not cause any of Landlord’s warranties or guaranties with respect to the Terrace Space to be revoked, negated, impaired or limited; provided, that if Tenant’s use of the Terrace Space shall cause the revocation, negation, impairment or limitation, in any manner, of any such warranty or guaranty, then Tenant shall reimburse Landlord for any

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loss or damage sustained or costs or expenses incurred by Landlord as a result thereof. Notwithstanding the foregoing, prior to initiating any new use by Tenant of the Terrace Space, Tenant may request in writing that Landlord inform Tenant whether such use would cause the revocation, negation, impairment or limitation of any warranty or guaranty for the Terrace Space. If Tenant shall make such request and such request shall contain a legend in not less than 14 point font bold upper case letters as follows: “PURSUANT TO SECTION 15.01(c) OF THE LEASE, LANDLORD’S FAILURE TO NOTIFY TENANT OF ANY ADVERSE EFFECT OF THE TERRACE SPACE USE DESCRIBED HEREIN ON LANDLORD’S TERRACE SPACE WARRANTIES OR GUARANTIES SHALL BE DEEMED TO BE A WAIVER OF LANDLORD’S RIGHT TO REIMBURSEMENT BY TENANT FOR COSTS RESULTING FROM ANY SUCH ADVERSE EFFECT”, then, if Landlord fails, within 30 days after receipt of such request, to notify Tenant that such use would cause (or would under specified circumstances cause) the revocation, negation, impairment or limitation of any warranty or guaranty for the Terrace Space, Tenant shall have no obligation to reimburse Landlord for any loss, damage, cost or expense incurred by Landlord resulting from any such effect on any warranty or guaranty for the Terrace Space due to such new use of the Terrace Space; provided that such use is conducted by Tenant in accordance with Laws and any applicable Rules and Regulations and in keeping with the standards of First Class Office Buildings. Landlord hereby acknowledges that Tenant shall not be obligated to reimburse Landlord for any loss, damage, cost or expense incurred by Landlord resulting from an adverse impact on any warranty or guaranty for the Terrace Space in connection with Tenant’s mere use of the Terrace Space for public assembly (which may include the serving of food and/or alcohol) in accordance with Laws and any applicable Rules and Regulations and in keeping with the standards of First Class Office Buildings.

(d)For so long as Tenant is entitled to exclusive use of the Terrace Space pursuant to Section 15.01(a), Tenant shall be permitted, at Tenant’s expense, to landscape the Terrace Space or any portion thereof; provided, that (i) such landscaping shall not result in any leakage of water beyond the Terrace Space and (ii) Tenant shall take all reasonable precautions, at Tenant’s expense, to prevent any such leakage.

(e)Tenant shall, no later than 10 Business Days after the expiration or earlier termination of the Term, remove all Tenant’s Property from the Terrace Space and repair any damage to the Terrace Space caused by the installation or removal of such Tenant’s Property, all at Tenant’s expense (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable costs actually incurred by Landlord in connection with such performance (with no profit or mark-up by Landlord) within 30 days after rendition of a bill therefor). Landlord shall have no liability for any damage to any of Tenant’s Property located in or on the Terrace Space, except to the extent such damage is caused by the negligence or willful misconduct of Landlord.

(f)The rights granted in this Section 15.01 are given in connection with, and as part of the rights created under, this Lease, and are not separately transferable or assignable. Tenant shall not resell in any form the use of the Terrace Space, including, without limitation, the granting of any licensing or other rights.

(g)Landlord shall ensure that all venting from the 23rd floor of the Building shall be done from the north side of the Building.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.
Landlord:                LEGACY YARDS TENANT LP
By: Legacy Yards Tenant GP LLC, its general partner
By:    /s/ L. Jay Cross ________
Name: L. Jay Cross
Title: President

Tenant:                    COACH, INC.
By:    /s/ Todd Kahn____________
Name: Todd Kahn
Title: President & Chief Administrative Officer

Tenant’s Federal Tax I.D. No.:    52-2242751_______________________

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EXHIBIT A
LEGAL DESCRIPTION

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EXHIBIT B-1
FLOOR PLANS
These floor plans are annexed to and made a part of this Lease solely to indicate the Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.

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EXHIBIT B-2
RENTABLE SQUARE FOOTAGE OF PREMISES AND BUILDING

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EXHIBIT C
RULES AND REGULATIONS

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EXHIBIT D-1
STANDARD CLEANING SPECIFICATIONS

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EXHIBIT D-2
GREEN CLEANING POLICY

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EXHIBIT E
TENANT’S INITIAL WORK PLANS

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EXHIBIT F
HVAC SPECIFICATIONS

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EXHIBIT G
ELEVATOR SPECIFICATIONS

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EXHIBIT H
CHARGES FOR LANDLORD SERVICES AND PERSONNEL

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EXHIBIT I-1
TENANT DESIGN STANDARDS

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EXHIBIT I-2
CONSTRUCTION RULES

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EXHIBIT J
INTENTIONALLY OMITTED

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EXHIBIT K
APPROVED CONTRACTORS

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EXHIBIT L
TELECOMMUNICATIONS PLAN

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EXHIBIT M-1
FORM OF SUPERIOR MORTGAGEE SNDA

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EXHIBIT M-2
FORM OF SUPERIOR LESSOR RNDA

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EXHIBIT M-3
FORM OF PILOT SNDA/RNDA

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EXHIBIT M-4
FORM OF CONDO SNDA

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EXHIBIT N
FORM OF CONFIDENTIALITY AGREEMENT

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EXHIBIT O
LOCATION FOR ROOF EQUIPMENT

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EXHIBIT P-1
SIGNAGE

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EXHIBIT P-2
PLAZA SIGNAGE PROHIBITION AREA

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EXHIBIT Q
HOIST IMPACT AREA

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EXHIBIT R
BUILDING LOBBY AND COACH LOBBY

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EXHIBIT S
DESIGN AND AESTHETICS OF FOOD HALL

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EXHIBIT T
SECURITY SPECIFICATIONS

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EXHIBIT U
Specifications for Building Exterior Lighting System

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EXHIBIT V
INSURANCE MINIMUM COVERAGE AND LIMITS

A. Insurance to be Maintained by Tenant Pursuant to Section 7.02 of the Lease
(i) Workers Compensation Insurance: providing Statutory Benefits, as required by applicable Law, and Employer’s Liability Insurance.
Coverage A            Statutory                                Coverage B            Employers Liability                            Bodily Injury by Accident    $1,000,000 Each Accident                        Bodily Injury by Disease    $1,000,000 Policy Limit                        Bodily Injury by Disease    $1,000,000 each Employee
(ii) Commercial General Liability: including Contractual Liability, Products and Completed Operations Liability, Broad Form Property Damage, Personal and Advertising Injury Liability, Host Liquor Legal Liability, written on an occurrence form, with a combined single limit of no less than $1,000,000 each occurrence, and $2,000,000 general aggregate and $2,000,000 Products Completed Operations aggregate, Fire Damage Liability limit of not less than $100,000 any one fire, or such higher limits as the Landlord may from time to time request. The policy will be on the then most current Insurance Services Office Commercial General Liability Coverage Form No. CG 0001, or its equivalent.
(iii) Commercial Automobile Liability: including owned, hired, and non-owned coverage with a limit of liability of no less than $1,000,000 per occurrence.
(iv) Umbrella Liability: shall be written on a form no more restrictive than the underlying Employer’s Liability, Commercial General Liability and Commercial Automobile Liability with a Limit of Liability of $10,000,000 per occurrence and in the aggregate, or such higher limits as Landlord may from time to time request.
(v) Property Insurance: Property insurance shall be purchased, on an “All Risk” form of policy, for all merchandise, equipment and other Tenant’s Property from time to time located in, on or about the Building and all Fixtures installed by or on behalf of Tenant. Tenant will provide evidence that Landlord and any Superior Mortgagees and Superior Lessors are named as loss payees on Tenant’s certificates of insurance.
(vi) Business Income Insurance: Business income insurance shall be purchased covering all risks required to be covered by the insurance provided for Section (v) above.
(vii) Boiler and Machinery: (for Boiler and Machinery used exclusively by Tenant) At all times Tenant shall maintain comprehensive boiler and machinery insurance on a blanket basis covering all equipment, machinery and apparatus consisting of, but not limited to boilers, heating apparatus fired and unfired pressure vessels, air conditioning equipment, miscellaneous electrical apparatus and their appurtenant equipment in an amount not less than the full replacement or functional cost thereof. Such coverage shall include business income insurance covering all risks required to be covered by the insurance provided for in Section (v) above.

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B. Insurance to be Maintained by Tenant and/or Tenant’s Contractors Pursuant to Section 4.02(f) of the Lease
Any contractor, subcontractor (of any tier), design consultant, sub-consultant (of any tier), and any other party performing work in the Building on behalf of Tenant is a “Tenant’s Contractor” for purposes of this Lease.
(i) Insurance to be Maintained by Tenant and Tenant’s Contractors
(a) Workers Compensation Insurance: providing Statutory Benefits, as required by applicable state law and Employer’s Liability Insurance.
Coverage A            Statutory                                Coverage B            Employers Liability                            Bodily Injury by Accident    $1,000,000 Each Accident                        Bodily Injury by Disease    $1,000,000 Policy Limit                        Bodily Injury by Disease    $1,000,000 each Employee
(b) Commercial General Liability: including Contractual Liability, Products and Completed Operations Liability, Broad Form Property Damage, Personal and Advertising Injury Liability, Host Liquor Legal Liability, written on an occurrence form, with a Combined Single Limit of no less than $ 1,000,000 each occurrence, and $2,000,000 general aggregate per project, per location and $2,000,000 Products Completed Operations aggregate, Fire Damage Liability limit of not less than $100,000 any one fire, or such higher limits as the Landlord may from time to time request. The policy will be on the then most current Insurance Services Office Commercial General Liability Coverage Form No. CG 0001, or its equivalent.
(c) Commercial Automobile Liability: including owned, hired, and non-owned coverage with a Limit of Liability of no less than $1,000,000 per occurrence. Such policy shall include coverage for contractual liability. This coverage must include all automotive and truck equipment used in the performance of the work under this Lease, and must include loading and unloading of same.
(d) Umbrella Liability: shall be written on a form no more restrictive than the underlying Employer’s Liability, Commercial General Liability and Commercial Automobile Liability with a Limit of Liability of $5,000,000 per occurrence and in the aggregate (or 25,000,000 with respect to any Tenant’s Contractor performing structural work in the Building), or such higher limits as Landlord may from time to time request. At Tenant’s discretion, the umbrella limits for Tenant’s Contractors may be reduced.
(e) Builders Risk: Builders Risk shall be purchased (if not covered under Tenant’s property policies) on an All Risk Policy including “Soft Costs” form for all work performed, in amounts not less than 100% of the full completed value of the work including materials and equipment stored on or about the job site, while in transit to the job site and while stored away from the job site. Policy shall include coverage for increased cost to repair or replace due to a change in law or ordinance, earthquake, and flood.

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(ii) Insurance to be Maintained by any Tenant’s Contractor which is an Architect or Design Professional
(a) Professional Liability: Shall be purchased by all Architects and Engineers for Professional Liability Errors and Omissions in an amount not less that $2,000,000 each claim and annual aggregate for the lead architect or consultant and $1,000,000 each claim and annual aggregate for all sub-consultants, per project with a maximum deductible of $10,000, including punitive damage coverage and contractual liability coverage, without limitations. The policy shall have a retroactive date that precedes the start of the design services. Such Errors & Omission policy shall be maintained in full force and effect for the greater of 10 years or the statute of limitations from the date the relevant work is completed. Any sub-consultant shall maintain Architects’ Errors and Omissions Professional Liability which is no more restrictive than the prime consultant’s policy.
C. Requirements Applicable to All Insurance Required Pursuant to this Lease
(i) Additional Insureds: The General Liability and Umbrella Liability policies required hereunder must name Landlord, The Related Companies L.P., Oxford Hudson Yards LLC, any Superior Lessors, any Superior Mortgagees and any of such entities’ subsidiaries, affiliates, directors, officers, members, managers, partners, agents, employees, and assignees, and such other entities hereafter as may be reasonably requested by Landlord (collectively, the “Additional Insureds”), as additional insureds. Coverage afforded to the Additional Insureds shall apply on a primary basis. Tenant’s Contractors shall provide Endorsement form CG 20 10 (04/13) or its equivalent and must provide coverage within the Products and Completed Operations coverage section.
(ii) Deductibles: Any and all deductibles for the insurance policies described in this Exhibit V shall be assumed by and for the account of Tenant or any Tenant’s Contractor, as applicable, at the sole risk and expense of such entity.

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EXHIBIT W
CURB SPACE LOCATION

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EXHIBIT X
25TH FLOOR FAN SPACE

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EXHIBIT Y
FORM OF LANDLORD’S NON-DISTURBANCE AGREEMENT

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EXHIBIT Z
LEED CERTIFICATION REQUIREMENTS

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EXHIBIT AA
TERRA FIRMA PODIUM

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EXHIBIT BB
EXISTING SUPERIOR RIGHTS

NONE

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EXHIBIT CC-1
OFFICE COMPETITOR OF TENANT

Burberry Group PLC
Gucci Group/PPR
J. Crew Group, Inc.
LVMH Moet Hennessy Louis Vuitton SA
Michael Kors (USA), Inc.
Polo Ralph Lauren Corp.
Prada, S.p.A.
Tory Burch LLC

This list includes affiliates of the foregoing to the extent that the same engage in a similar luxury retail goods lines of business.

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EXHIBIT CC-2
RETAIL COMPETITOR OF TENANT

American Eagle Outfitters, Inc.
Burberry Group PLC
Diane Von Furstenberg
GAP, Inc.
Gucci Group/PPR
J. Crew Group, Inc.
Jones Apparel Group, Inc.
Kenneth Cole Productions, Inc.
Li & Fung
Limited Brands, Inc.
Liz Claiborne, Inc.
LVMH Moet Hennessy Louis Vuitton SA
Michael Kors (USA), Inc.
Nike, Inc.
Phillips-Van Heusen Corp.
Polo Ralph Lauren Corp.
Prada, S.p.A.
Tory Burch LLC
Tumi, Inc.
VF Corp.

This list includes affiliates of the foregoing to the extent that the same engage in a similar luxury retail goods lines of business.
E

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EXHIBIT DD
ARBITERS
1. Leonard Boxer
2. Martin Edelman
3. Lawrence Lipson
4. Peter Wang

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EXHIBIT EE
FORM OF MEMORANDUM OF LEASE

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EXHIBIT FF
LIST OF BCG COMPETITORS

1.	McKinsey & Company

2.	Bain & Co

3.	Booz Allen Hamilton

4.	Deloitte

5.	Oliver Wyman

6.	Roland Berger

7.	PWC& (aka Strategy&, formerly Booz & Company)

8.	Ernst & Young

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EXHIBIT GG
PUBLIC PLAZA

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EXHIBIT HH
REPLACEMENT LANDLORD’S RIGHT OF FIRST OFFER PROVISIONS

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